Prospectus Supplement (Sales Report) No. 3 dated June 8, 2010 to Prospectus dated May 24, 2010	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated May 24, 2010 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated May 24, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 480042

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480042	$4,800	$4,800	16.82%	1.00%	June 4, 2010	June 12, 2015	June 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 480042. Member loan 480042 was requested on May 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Sheraton	Debt-to-income ratio:	21.65%
Length of employment:	10+ years	Location:	clermont, FL

Home town:
Current & past employers:	Sheraton
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/30/10 > For those that have funded me....thank you. As you can tell my beacon score has steadily increased. Also, my previous lending club loan was paid in full. The money will be used to further reduce debt on already closed credit cards. Borrower added on 05/31/10 > Also, I did have a previous lending club loan. My beacon score has risen 55 points since my last credit check and my credit card utilization was at 99.9% and is now at 72%.

A credit bureau reported the following information about this borrower member on May 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	66	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,391.00	Public Records On File:	0
Revolving Line Utilization:	72.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at the Sheraton?	I'm am the Manager On Duty. I basically run a 1682 room resort in the evening after all the day exec's go home.
Why didn't you opt for a lower interest 36-month loan?	For the time being my financial position requires a lower monthly payment. With no early payoff penalty, this loan will most likely be paid in full sooner then the mature date.
Inquiries in Last 6 Months: 4 -- If you are trying to eliminate debt, why 4 inquiries in the last 6 months????	With the beacon score rising 55 points since my last successful paid loan of $10,000 with lending club I wanted to try commercial lending. This still seems the best way to go. One inquiry was an approved new car loan through NMAC.
what is the interest rate of the credit card you are consolidating?	This will be consolidating $4600.00 at 21%

Member Payment Dependent Notes Series 493803

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493803	$6,500	$6,500	18.67%	1.00%	June 7, 2010	June 16, 2015	June 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 493803. Member loan 493803 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,113 / month
Current employer:	Wachter Electric	Debt-to-income ratio:	10.59%
Length of employment:	2 years	Location:	Richmond, VA

Home town:
Current & past employers:	Wachter Electric
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/02/10 > I plan to use all of the loan to pay off my credit cards. I have 2 steady jobs that makes me well and able to pay back the loan.

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,471.00	Public Records On File:	0
Revolving Line Utilization:	93.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $6,500 Debt Consol category loan. My questions are: Number [1] Brief description your employer Wachter Electric? Number [2] Current position (Job/What you do) for this employer? Number [3] Transunion Credit Report shows a $7,471 Revolving Credit Balance total debts (93.40 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of time question requires answer based on borrowers current intentions. All borrowers securing a loan have an initial idea how long they will continue to pay on their loan before final payoff occurs. Provide approximate in-years direct answer to my direct question; your answer will help many lenders who read lender-borrower Q-A's and myself to decide to help fund your requested loan.] Advance thanks for expected FOUR answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 06.03.10 @ 8:47 AM ET.	Hello, My employer Wachter electric is an well acredited electric company where I am the receptionist there. I help with payroll, all customer inquiries, answer phones, billing, ect. I also work at Borders books and music pulling 30 hours a week. I pay 10.00 over the minimum balance due on all of my cards. The intrest is killing my payment and is making it hard to get my cards paid off. My bank of America card alone has a 23% intrest rate. I will more than likely pay the 3 or 4 years... 3 years being my ideal time frame. With most of my cards being paid off having the one lump sum to pay will make it easier to pay the loan back in a very timely manner. Please let me know if you have anymore questions, I would be more than happy to answer them. Thank you for your time. Also let me know if I answered all of your questions correctly. Thankk you!
Thanks for reply; NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 06.03.2010.2010 @ 10:09 AM ET.	Thank you very much for the info!

Member Payment Dependent Notes Series 498907

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498907	$10,000	$10,000	13.98%	1.00%	June 8, 2010	June 8, 2015	June 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 498907. Member loan 498907 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	WMC Global	Debt-to-income ratio:	22.13%
Length of employment:	2 years	Location:	CENTREVILLE, VA

Home town:
Current & past employers:	WMC Global
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/26/10 > I plan to use the funds to buy equipment for my side business Debutante Boutique. I'm a Great Borrower I pay everything on time, and I have never been late on paying any of my loans. My jobs is very stable, I been working for WMC Global now for 2 years 7 months, and I'm not going anywhere, it's my career.

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,845.00	Public Records On File:	1
Revolving Line Utilization:	17.90%	Months Since Last Record:	58
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category loan is 1 of 491 total borrower loans that Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide DETAILS about their business? (i.e., Start-up? Established? Products? Services? Targeted clientele? Etc.) A-N-D provide PURPOSES how the loans net proceeds are intended to be spent to benefit either borrower or business? (Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? Floor financing? Or exatcly what? Etc.) Your listing provided nothing helpful to attract lenders interest and possibly to help to fund your loan. I strongly suggest that you provide your loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus the necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist an opportuntiy to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan attract lenders. Lender 505570 U S Marine Corps-RETIRED 05.26.10 at 08:11 AM ET	Its a start-up/side business called Debutante Boutiques, Its going to have many different products, but main product would a personalized item (Ribbons, Shirts, anything that can be printed on), my clienteles would be anyone that is celebrating and needs a personalized item, for the the celebration. The main purposes for this loan would be to buy the equipment for my business such as printing presses, displays, and shelves. If you need more information please let me know. Thank you
What is WMC Global and what do you do there?	WMC Global is a consulting firm for the wireless carriers, I am the SIS, the head of my department in the company.
The SIS?	SIS - Senior Intercept Specialist
Are you currently generating any income from your business or is it just starting? Thanks.	Debutante Boutique is a start up business, and no it has not made any income yet, I would need to buy the equipment first.
Please explain the details on your public record five years ago. Thank you.	The public record five years ago is about a car accident that I had and the insurance put it on my record but the moment that happen I payed it off in full.

Member Payment Dependent Notes Series 503291

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
503291	$15,375	$15,375	11.86%	1.00%	June 8, 2010	June 8, 2013	June 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 503291. Member loan 503291 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	bdo seidman llp	Debt-to-income ratio:	17.29%
Length of employment:	3 years	Location:	long island city, NY

Home town:
Current & past employers:	bdo seidman llp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > Hello, The purpose of this loan is to consolidate my debt, lower the interest rate charged by the other lenders and ultimately become debt free in 3 years. I am currently a CPA for the 5th largest accounting firm in the US and my wife is a marketing manager for one of the largest beauty companies in the US. We both have stable careers and have a perfect history of making our payments on time. Please feel free to contact me for any additional information.

A credit bureau reported the following information about this borrower member on May 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,264.00	Public Records On File:	0
Revolving Line Utilization:	42.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	The other monthly costs would be: Rent: $925 Other CC debt/loans payments: $200 Mobile phone: $50 Food: $350 Also, starting on 6/7/10, I will start a new job at a major financial institution. My base salary will be increased by 14% from the salary reported to Lending Club and at the calendar year-end, I will receive a bonus equal to at least 20% of my base salary.

Member Payment Dependent Notes Series 506206

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506206	$8,100	$8,100	7.14%	1.00%	June 7, 2010	June 8, 2013	June 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506206. Member loan 506206 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Blue Water Benefits	Debt-to-income ratio:	6.96%
Length of employment:	2 years	Location:	Mt. Pleasant, SC

Home town:
Current & past employers:	Blue Water Benefits
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > I am using this loan to pay off two different credit cards and a personal loan from my fiance's grandparents. I currently pay about $100-$125 a month between the two cards. The interest on the loan is half of my interest rate on my credit cards. I pay my bills on time. I have been at my job for 2 years and have been promoted and my salary has increased $8000 in that 2 years during this economy. I also have the potential to earn additional money on top of my salary. Also, I listed my mortgage at $1370 but I am splitting that monthly. Borrower added on 05/25/10 > Also, I am not going to need the $9800. I am looking to borrow about $8000.

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,517.00	Public Records On File:	0
Revolving Line Utilization:	17.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Blue Water Benefits and what do you do there?	Blue Water Benefits is a health insurance agency. We are the broker for group insurance. I am an account manager. For existing clients (businesses), I work with their health, dental, vision, disability, group life insurance.
I see that you are interested in changing the amount of your loan. You will need to contact Lending Club directly for information on that. There is a "Contact" link at the bottom of the page.	I already contacted them and they told me to apply for the loan with the amount that right above what I want to borrow and then when the loan is listed I could change the amount. I made that call before I submitted this last night.
Are you planning to re-list at $8000 or not bother?	see previous answer.

Member Payment Dependent Notes Series 506698

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
506698	$4,000	$4,000	11.12%	1.00%	June 4, 2010	June 15, 2013	June 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 506698. Member loan 506698 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	New York Health & Racquet Club	Debt-to-income ratio:	0.82%
Length of employment:	10+ years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	New York Health & Racquet Club
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/01/10 > I have a couple of credit cards that I am paying and wish to pay off completely. This loan will allow me to pay up everything I owe and pay it off in one lump sum and actualy begin saving for future emergencies. I have been employed at the same company for over 10 years and am a father of 2 young children and been married for 7 years.

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	55
Revolving Credit Balance:	$1,014.00	Public Records On File:	0
Revolving Line Utilization:	7.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Will be paid off: MC - $1247.00 @15% MC - $453.00 @ 12% Visa - $1350.00 @15% The only one that will not be paid off is my dell account because I am in a promotional period and I can pay it off at 0%. Thank you so much for your question.

Member Payment Dependent Notes Series 514605

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
514605	$5,000	$5,000	11.86%	1.00%	June 7, 2010	June 15, 2013	June 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 514605. Member loan 514605 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	cook Medical Inc	Debt-to-income ratio:	14.76%
Length of employment:	2 years	Location:	Keene, TX

Home town:
Current & past employers:	cook Medical Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I have a wedding loan from citi financial bank which me and my wife took out and the intrest rate is very high. This loan is intended to pay the wedding loan off. I dont like debt thats the reason I have no open credit cards loans.
Your credit report shows no revolving debt. What debt do you plan to pay off. Please be specific.	wedding loan taken out by me and my wife from citi financial.
Can you explain you debt & income situation?	i work for cook medical inc. and make good money. the only debts on my credit is my car, my bike and my house that on both me and my wifes names. The loan I am requesting is for a wedding loan we took out from citi financial when we got married and i just hate the super high interest rates. thanks.

Member Payment Dependent Notes Series 516093

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
516093	$6,925	$6,925	7.51%	1.00%	June 3, 2010	June 3, 2015	June 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 516093. Member loan 516093 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	LifeStream	Debt-to-income ratio:	13.34%
Length of employment:	1 year	Location:	Redlands, CA

Home town:
Current & past employers:	LifeStream
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/20/10 > I am going to use this loan to earn a music certificate at BerkleeMusic.com. The knowledge and skills I'll learn will help me create music (CDs, MP3s, etc.) that I can sell online and offline. I can afford the 60 monthly payments of $217 for the following reasons: 1. I am a registered nurse working in a blood bank which is definitely a stable job. I earn $5,000 monthly. 2. My wife is also a registered nurse who works in a reputable hospital. She earns $5,000 monthly as well and shares payments to our home mortgage of $3,800 monthly. So, I'm not solely burdened financially to pay this home mortgage. 3. My credit history has been verified as A4 by LendingClub which indicates that I am a good borrower. I have paid my loans with no defaults and will continue to do so to keep it clean.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,872.00	Public Records On File:	0
Revolving Line Utilization:	24.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why don't you borrow 18000 and pay of your credit card at 24% and have the extra money left over to pay for your education loan Al k	Hi Al K, $10,800 is enough for me to cover the tuition and other related expenses for the music certificate at BerkleeMusic.com. My wife and I pay off our credit cards in full every month. We also have credit line balances which we pay monthly with no interest until the end of 2011. Our car loan balance will be paid off in Sept. 2010. If you were referring to my revolving credit balance of $7,872 with revolving line utilization of 24.10%, this is not yet an updated balance reported by the credit reporting agencies. The numbers are significantly lower than the above. I hope I have answered your question. If not, please let me know. Thank you for your interest in funding my loan request.
sorry i should have said 13000 not 18000 loan Al K	Hi Al K, $10,800 is enough for me to cover the tuition and other related expenses for the music certificate at BerkleeMusic.com. My wife and I pay off our credit cards in full every month. We also have credit line balances which we pay monthly with no interest until the end of 2011. Our car loan balance will be paid off in Sept. 2010. If you were referring to my revolving credit balance of $7,872 with revolving line utilization of 24.10%, this is not yet an updated balance reported by the credit reporting agencies. The numbers are significantly lower than the above. I hope I have answered your question. If not, please let me know. Thank you for your interest in funding my loan request.

Member Payment Dependent Notes Series 518677

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518677	$20,000	$20,000	15.70%	1.00%	June 3, 2010	June 3, 2015	June 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 518677. Member loan 518677 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,083 / month
Current employer:	dept of the navy	Debt-to-income ratio:	15.94%
Length of employment:	10+ years	Location:	pittsfield, MA

Home town:
Current & past employers:	dept of the navy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1977	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,240.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
U S DON either Military Rank a-n-d Pay Grade? Or equivilant Civilian GS Pay Grade?	GS 14.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1 yes 2) 240000-223000=17,000
What is your position, civilian or military, in Department of the Navy?	gs14
Thansk for reply. Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, the Revolving Credit Balance total debts but not each balance that may be owed to credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided narrative. I am interested to help fund your $20,000 Debt Consolidation category loan. Questions are: Number [1] Transunion Credit Report shows $28,240 Revolving Credit Balance total debts (67.00 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments that are DUE per month.) Number [2] If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. The length of time that you initially intend to keep loan active before lenders receive final payment is: Less than 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs maximum? Advance thanks for expected BOTH answers that will help me to make an informed decision. Lender 505570 U S Marine Corps Retired, Virginia Beach, VA 05.22.10 @ 6:25 AM ET.	1)As of today, my real RCB is approx $14000. On this I pay approx $400 per month. 2) thepurpose of this loan is to pay off this remaining RCB now.,
Thanks for answer; but you only answered Question Number 1. This is Question Number 2 that I- and many other lenders wanting to participate in your loan- would appreciate receiving an answer to: Number [2] If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. The length of time that you initially intend to keep loan active before lenders receive final payment is: Less than 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? Or the 4 to 5-yrs maximum? Thanks in advance for expected answer to this remaining question. Lender 505570 USMC-RETIRED 05.22.2010 at 4:27 PM ET	4-5 years
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	$4,100.00
How secure is your position? If you were to lose your job what would you do to pay the loan? In particular do you have savings you would commit to using if you needed to pay this loan? Thank you	Mu position as Deputy Chief Engineer is very secure. I have been in this position for 26 years and 10 months. I am the #2 civilian out of thirty people. Worst case senario my severance pay in total would be $160,000. I would also collect my retirement pay (currently 54% of salary+ SSA+ TSP (401k)) .
real RCB is approx $14000 Loan Request is for $20,000 Difference of $6k. How will this be used if loan fully funded.	The remaing more likely amount of 5K will be added to one of my savings account which has 9K as a contigengy for major expenses. The other savings account I have from work has 73K currently which I do not want to draw from unless necessary.
SHOULD LOAN NOT FULLY FUND WILL YOU ACCEPT PROCEEDS	The closer to the 14-15k amount, the more likely I would accept if not fully funded.

Member Payment Dependent Notes Series 518892

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518892	$18,000	$18,000	16.07%	1.00%	June 4, 2010	June 7, 2015	June 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 518892. Member loan 518892 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	John Hancock	Debt-to-income ratio:	12.00%
Length of employment:	10+ years	Location:	DUMFRIES, VA

Home town:
Current & past employers:	John Hancock
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,480.00	Public Records On File:	0
Revolving Line Utilization:	63.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the usually lacking borrower provided narrative. I am interested to help fund your $18,000 Debt Consol category loan. My questions are: Number [1] Current position (Job/What you do) for your employer John Hancock Financial Services ? Number [2] Transunion Credit Report shows a $40,480 Revolving Credit Balance total debts (63.90 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments that are DUE per month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early, i.e. , < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? Or utilize the 4 to 5-yrs maximum? Advance thanks for expected THREE answers that will help me to make an informed decision. (FY: 30 plus years 4 LI policy owner JH products. JH is great company! Late 1990's chane from mutual ownership to stock ownership demutualization made me shareowner 566 shares JH 100 pct owner Manulife Financial, Canda.) Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.25.10 @ 6:50 AM ET.	Type your answer here. 1. I am a Property Director for John Hancock. I oversee the management of 2 million sq. ft. of Commercial Office Space in Washington, DC. 2. The total amount paid per month on all RCB debts is $1,025 per month. 3. My intention is to try and pay the loan off early. Hopefully between 3 and 4 years, but I wanted the lower payment initially with a 5 year period just to be safe. I have worked for Manulife Financial for almost 12 years. Has been a great company. Glad you like the product and decided to become a shareholder.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. 1. I do hold the title in my own name. 2. Right now I don't have any equity because of the housing market drop. There were a few foreclosures in my area which has driven down the appraisal value of my house. I believe my house is valued at $260,000 and I owe approx. $280,000 on my mortgage.
I am interested in funding your loan. Since this is a debt consolidation loan, can you please list your current debts, their APRs and which of those debts are you planning to pay off with this loan. Thanks!	Type your answer here. The debts that I am paying off have APR's of 26.9% and the balance on them is $14,500. The other 2 small accounts have interest rates of 22% and a balance of $3,500.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the usually lacking borrower provided narrative. I am interested to help fund your $18,000 Debt Consol category loan. My questions are: Number [1] Current position (Job/What you do) for your employer John Hancock? Number [2] Transunion Credit Report shows a $40,480 Revolving Credit Balance total debts (63.90 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments that are DUE per month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early, i.e. , < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? Or utilize 4 to 5-yrs maximum? Advance thanks for expected THREE answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.25.10 @ 11:47 PM ET.	Type your answer here. I believe I answered these already when asked on 5/24. 1. Property Director - Responsible for the management of over 2 million sq. ft of Commercial Office Space for 12 years. 2. - $1,025 3. I anticipate paying this off early, probably between year 3 and 4.
Thanks for reply; NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 05.26.2010 @ 9:43 AM ET.	Type your answer here. Thanks so much for the information. Someone contact me yesterday for Employment/Income Verification and I answered all questions and they stated that I was Approved. So hopefully they will update that on my account shortly.
What are your other $ monthly costs (e.g. mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Type your answer here. My Household bills are $2600 per month for mortgage and utilities. Food and other CC debt is approx. $1000
Revolving Credit Balance $40,480.00 What makes up this amount? When did you purchase your home? "$280,000 on my mortgage" Is this original mortgage from purchase date? Do you intend to stay in your home.	Type your answer here. I refinanced my house once to get in a 30 fixed after I bought it originally. I intend to stay in this home for the next several years and then hope to purchase a larger home. The Revolving balance is some CC debt and some older high interest rate loans for my husband.

Member Payment Dependent Notes Series 519136

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519136	$17,600	$17,600	17.19%	1.00%	June 4, 2010	June 9, 2013	June 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 519136. Member loan 519136 was requested on May 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,083 / month
Current employer:	Harte Hanks	Debt-to-income ratio:	20.66%
Length of employment:	5 years	Location:	San Clemente, CA

Home town:
Current & past employers:	Harte Hanks
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	25	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,264.00	Public Records On File:	0
Revolving Line Utilization:	85.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $17,600 CC REFI category loan. My questions are: Number [1] Brief description your employer HarteHanks? Number [2] Current position (Job/What you do) for your employer? Number [3] Transunion Credit Report shows a $34,264 Revolving Credit Balance total debts (85.50 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments that are DUE per month.) Number [4] If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 36-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early, i.e. , < 1-yr? 1 to 2-yrs? Or utilize 2 to 3-yrs maximum? Advance thanks for expected FOUR answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.29.10 @ 6:45 AM ET.	Harte Hanks (HHS on NYSE) is a direct mail and on-line advertising publisher, in business for over 40 years. You can review their most recent financials/press releases at any business or stock trading site. I am a regional sales manager--I manage two regions of 20 sales reps. Each month I generally pay more than the minimums due on the accounts, but that varies based on income so I can't supply a set $ figure to you. My base salary is $90K, but am on track to earn over $100K this year with bonuses so my income varies. As far as intent to pay off early, I would lean more towards the 2-3 year time frame. Hope this helps.
Please list each of your revolving debts, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Also indicate which debts you plan to pay off and which you do not plan to pay off at this time.	Type your answer here. I will gather this info and answer as quickly as possible
Thanks for reply; NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. I-M-P-O-R-T-A-N-T NOTE: L C Home Office is closed Sat Sun and all nationals Holidays. That means H O wil be C-L-O-S-E-D this weekend and Monday Memorial Day. If you need to contact H O refer to bottom Home Page "CONTACT US" for Member Services Dept email address and Toll Free telephone number. If you contact H O do it b-e-f-o-r-e their Close of Business Friday May 28th otherwise you must wait until Tuesday June 1st at 9:00 AM PT. This tInformation benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 05.27.2010 @ 1:53 PM ET.	Type your answer here. thank you for the information. Have a good Memorial Day and thak you for your service to our country

Member Payment Dependent Notes Series 519334

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519334	$5,000	$5,000	13.98%	1.00%	June 8, 2010	June 17, 2015	June 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519334. Member loan 519334 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	CitiGroup	Debt-to-income ratio:	13.85%
Length of employment:	1 year	Location:	Florence, KY

Home town:
Current & past employers:	CitiGroup
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > My fiance and I are getting married later this summer. Most of the wedding is paid in full, just need help financing a couple last minute costs. We both have full time employment and expect to pay this loan back before the deadline.

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,629.00	Public Records On File:	0
Revolving Line Utilization:	37.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
how much is your rent? how much is your car payment?	My rent is $550/month, and I do not have a car payment.

Member Payment Dependent Notes Series 519379

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519379	$9,175	$9,175	7.88%	1.00%	June 3, 2010	June 2, 2015	June 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519379. Member loan 519379 was requested on May 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	McKenzie Books	Debt-to-income ratio:	24.88%
Length of employment:	< 1 year	Location:	Beaverton, OR

Home town:
Current & past employers:	McKenzie Books
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/19/10 > I built up some debts raising my son alone. He's now in college on scholarships as a double major: violin performance and Asian history. I'd like to set a good example to him on how to pay off what I owe and become debt-free. Borrower added on 05/30/10 > I have a good credit rating: FICO =715 I pay my debts want to pay my debts back, but the card I'm trying to pay off has raised my rate to 19.99%APR and will not lower it. (I've called and asked them.)

A credit bureau reported the following information about this borrower member on May 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,706.00	Public Records On File:	0
Revolving Line Utilization:	59.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is McKenzie Books and what do you do there?	McKenzie Books is an online used bookstore. I'm part of the Inventory Management team that helps us determine, acquire and sell the right mix of books to serve our customers' needs.

Member Payment Dependent Notes Series 519757

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
519757	$7,450	$7,450	7.88%	1.00%	June 7, 2010	June 4, 2015	June 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 519757. Member loan 519757 was requested on May 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	City of Springfield	Debt-to-income ratio:	12.45%
Length of employment:	3 years	Location:	Springfield, MO

Home town:
Current & past employers:	City of Springfield
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/22/10 > My request for $12,000 in funding was due to the fact that I am attempting to take care of myself and my wife's credit card debt all at once. The monthly payments through Lending Club are a lot better than the payments for the cards. Borrower added on 05/24/10 > I have a very good credit rating based on my good credit history which involves no delinquent payments. I have a stable job where I am employed by the City of Springfield, MO. My wife also has a stable job working for an insurance company. Borrower added on 05/28/10 > In summary, I work in law enforcement and I am employed by the Springfield, MO Police Dept, where I have worked for the past three years. I worked in loss prevention at a major merchandising company prior to my employment with the city. As anyone knows, credit card companies usually charge outrageous interest rates, and Lending Club gives us the opportunity to pay off our credit cards at such a better rate.

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,543.00	Public Records On File:	0
Revolving Line Utilization:	27.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your credit card debt is listed as $6,543 but you are asking for $12,000. Could you please explain this discrepancy?	Yes, my wife has a similar amount of credit card debt that I would like to take care of at the same time.
What do you do for the City of Springfield?	I work for the police department.
Your revolving credit balance is reported as $6543. Why do you need $12k to refinance credit cards?	My wife also has similar credit card debt, so I'm trying to take care of both at once.
What are your other $ monthly costs (rent, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Rent-$450, Car-$200, phone-$180, insurance-$60, credit cards-$250, utilities-$80, gas-$200, food-$300, entertainment/extras-$200

Member Payment Dependent Notes Series 520102

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520102	$17,175	$17,175	12.73%	1.00%	June 3, 2010	June 3, 2015	June 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520102. Member loan 520102 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Star Tickets, Inc.	Debt-to-income ratio:	22.21%
Length of employment:	< 1 year	Location:	Holland, MI

Home town:
Current & past employers:	Star Tickets, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/21/10 > Using the funds to consolidate two high interest credit card balances. We have excellent credit. Never miss a payment. Our current monthly budget does allow us to make the credit card payments as they stand today, but we are paying way too much in interest. Hence the request for the loan. Both of us are IT professionals/executives with companies that have posted profits for at least the last 12 quarters. Borrower added on 05/21/10 > Using the loan to consolidate two high interest credit cards. We have excellent credit. We never miss a payment. Our current monthly budget does allow us to make the credit card payments as they stand today. However, we are paying way too much in interest. Hence the request for the loan. Both of us are IT professionals/executives. Both of our employers are reputable and have posted profits for at least the last 12 quarters.

A credit bureau reported the following information about this borrower member on May 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,529.00	Public Records On File:	0
Revolving Line Utilization:	48.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello. Yes, the title to the home is in our name. The home is currently valued at $220,000 and we have a balance of $185,000 on the mortgage. Regards, Tom

Member Payment Dependent Notes Series 520136

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520136	$16,150	$16,150	17.19%	1.00%	June 3, 2010	June 2, 2015	June 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520136. Member loan 520136 was requested on May 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Learfield	Debt-to-income ratio:	24.89%
Length of employment:	4 years	Location:	KING OF PRUSSIA, PA

Home town:
Current & past employers:	Learfield
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/21/10 > First, thank you for taking time to consider investing and helping me consolidate my debt. On a personal note, I work for a sports marketing firm and we sell corporate partnerships for athletic departments across the US. I have been in the top 5 for new business revenue performers each of the last 3 years. I have been with my company for nearly 4 years now. I have taken on 3 different career advancement opportunities and plan on being here for the long haul. I have great credit, I have never missed any sort of payment, never been deliquent, never been 30/60/90/120 on anything in my life, I qualified for Tier 1 level credit when I purchased a new vehicle a couple years back and have a flawless payment history. I do have a little over 15,000 in unsecured credit card debt....I am requesting 25,000 because I am looking to consolidate credit cards with a loan I took out for an engagement ring for my fiance for 10,000. Streamlining my debt would help me tremendously as far as monthly budgeting but also being able to pay off my revolving debt. I am in a good position financially to be able to not only make minimum payments, but put extra towards paying this loan off. My job is extremely stable and my credit/payment history is great. Thanks you again for your help.

A credit bureau reported the following information about this borrower member on May 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,553.00	Public Records On File:	0
Revolving Line Utilization:	82.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
loan purpose? What is learfield and what do you do there? Revolving Credit Balance $15,553.00 why do you need $25,000?	learfield is a multi media sports firm that represents several collegiate division one programs in managing their corporate partnerships. my job is to sell corporate sponsorships for Penn State Athletics. My revolving balance is 15,553.00 but I also have a loan for 10,000 for my fiance's engagement ring. I am looking to consolidate all my debt.
NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower's bank account your loans next step the required Employment-Income Verification a/k/a The "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, the application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Your loan has been listed for 6-days yet only attracted 7 percent funding becasue application shows that required Credit Review N-O-T completed, consequently lenders bypass your loan in favor of loans where Credit Review was completed and Review Status shows the loan was "Approved" for issue when loan 100 pct funded and $$ can be deposited quickly into bank account. If N-O-T conacted by Credit Review Team, then Y-O-U should contact Home Office ASAP. Refer to bottom Home Page "Contact US" for the Member Services Department email address and Toll Free telephone number. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 05.25.2010 @ 8:15 AM ET.	Appreciate the heads up. My account has been updated and I have been approved. Thanks again
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $25,000 D Ccategory loan. My questions are: If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early, i.e. , < 1-yr? 1 to 3-yrs? Or utilize 3 to 5-yrs maximum time allowed? Advance thanks for expected answer that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.28.10 @ 9:56 AM ET.	I would hope to pay this loan off early. I will be able to put extra money a month toward the minimum payment. As I said in my profile, I am in a good financial situation with my place of employment and will be able to put extra money a month toward paying this loan and would like to pay this off as early as I can. Also, I am in sales and I am commisioned twice a year. Given my performance with my company, I will be due a bonus this time next year. I would see allocating some of my bonus towards this loan as well. thanks again for your consideration

Member Payment Dependent Notes Series 520137

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520137	$12,650	$12,650	11.36%	1.00%	June 3, 2010	June 2, 2015	June 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520137. Member loan 520137 was requested on May 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,025 / month
Current employer:	Barnes & Noble	Debt-to-income ratio:	17.12%
Length of employment:	9 years	Location:	Brandon, FL

Home town:
Current & past employers:	Barnes & Noble
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/19/10 > I plan to use this loan to pay off my Credit Card balances. As my credit history shows, I am a responsible borrower and make my payments on time. However, the balances aren???t going down quickly enough due to high interest rates, and I have become stuck on the proverbial ???debt treadmill???. I selected a 5-year loan term because the monthly payment fits easily into my budget. It will allow me to cover all my living expenses, contribute to my savings and retirement plan, and have enough cash left over each month for all other expenses and discretionary purchases. I have worked for my current employer for almost 10 years. Since joining the company in July 2000 as a part-time employee, I have been promoted four times. I have held my current position for 3.5 years, and I remain focused on growing and advancing within the company.

A credit bureau reported the following information about this borrower member on May 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,165.00	Public Records On File:	0
Revolving Line Utilization:	51.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 520164

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520164	$13,300	$13,300	10.62%	1.00%	June 3, 2010	June 2, 2015	June 2, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520164. Member loan 520164 was requested on May 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,542 / month
Current employer:	New Mexico Department of Health	Debt-to-income ratio:	20.67%
Length of employment:	2 years	Location:	Albuquerque, NM

Home town:
Current & past employers:	New Mexico Department of Health
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/19/10 > With this loan I want to consolidate 3 different accounts: Bank of American VISA $13,155.77 Part of it is at 19.24% $1,183.42 The rest is at 6.24% $11,972.35 The problem with this account is that it's divided into two different interest rates, and with each payment I can only pay a percentage of both, not the higher one first. Capitol One VISA 17.9% $5,533.64 Dell $1,230.60 Part is interest deferred if I pay it off in the next few months, and part is upwards of 24% My only other debt not involved with this is my car loan, which is a 7% loan and will be paid off in another 10 months. I want this loan because I feel very strongly that I want to pay what I owe, but paying minimum payments on these accounts (which is about what I can afford) would take me about 20 years to pay off. By taking advantage of this loan, I would only be paying $40 more each month, and I could be out of debt in 5 years or less. I have a steady job working for state government in a union position. I will have my 3 years anniversary there in September of this year. Borrower added on 05/19/10 > In addition, I have 2 other lines of credit with American Express, one that I pay off monthly, and another with a $0 balance which I kept open to help my credit score.

A credit bureau reported the following information about this borrower member on May 19, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,466.00	Public Records On File:	0
Revolving Line Utilization:	46.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your monthly expenses. Are you the sole wage earner? Thanks.	Thank you for your question. My monthly expenses are as follows: Rent 660 Phone 56 Internet 64 Eletric 55-100 Insurance 120 (Car + Renter's) Car Payment 168 Gas 75-100 Food 250-300 (approximately) Entertainment 35-50 Credit Accounts 391 I am the sole wage earner Please let me know if you have any additional questions.

Member Payment Dependent Notes Series 520417

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520417	$8,500	$8,500	20.53%	1.00%	June 4, 2010	June 3, 2015	June 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520417. Member loan 520417 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,917 / month
Current employer:	conicelli toyota	Debt-to-income ratio:	12.73%
Length of employment:	7 years	Location:	glenolden, PA

Home town:
Current & past employers:	conicelli toyota
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,905.00	Public Records On File:	0
Revolving Line Utilization:	96.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for?	Type your answer here. to consolidate other debts. one loan is at 59% and that is really hurting.. thank you
What debt would you be paying off with this loan (amount, interest rate)?	Type your answer here. cash call loan at 59%... thank you
What is the purpose of this?	Type your answer here. debt consolidation. one loan is cash call at an interest rate of 59%. that is outrqageous.. thank you for your question
Where are you employed? How long have you worked there? How stable is your job?	Type your answer here. i work at conicelli toyota in springfield pa. have been here for 7 years. job seems stable.. thank you for your question
How will you lower your expenses and increase your income?	Type your answer here. i can pay off one loan at 59% and am seeking a part time job as well.. thank you for your question
Description or detail will be helpful and will get more attention to funding your loan	Type your answer here.i have a cash call loan. if you are not familiar with that it is at 59%. totally rediculous. i need to at least get this monkey off of my back... thank you for your question
Hello, Can you please explain the purpose of this loan? Thank you.	Type your answer here.one loan that i have is cash call for 59%. i need to get rid of that asap
NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower's bank account your loans next step the required Employment-Income Verification a/k/a The "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, the application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Your loan listed for 6-days yet only attracted 22 percent funding becasue application shows that required Credit Review N-O-T completed, consequently lenders bypass your loan in favor of loans where Credit Review was completed and Review Status shows a loan "Approved" for issue when loan 100 pct funded and $$ can be deposited quickly into bank account. If N-O-T conacted by Credit Review Team, then Y-O-U should contact Home Office ASAP. Refer to bottom Home Page "Contact US" for the Member Services Department email address and Toll Free telephone number. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 05.25.2010 @ 8:15 AM ET.	Type your answer here.i appreciate your help vry deeply and thank you very much
Current Employer: conicelli toyota 1 - Position there? Revolving Line Utilization: 96.40% 2 - Why such excessive usage? Inquiries in Last 6 Months: 3 3 - Did these inquiries result in more debt? Thank You	Type your answer here.no many of the inquiries were from conicelli toyota where i work. i run credit reports there and i was running my own reports... thank you for your question
I see your revolving credit balance is nearly $8,000, w/ 3 open credit lines @ 96% utilization. Are you using this LC loan to consolidate those credit lines? If so, A) Who owns the loans... B)The amounts of each... C) The interest rates of each credit line... Thanks, Jonathan.	Type your answer here.cash call owns one for 5000 at an interest rate of 59%.. that has to go. the rest are the franklin mint credit union. will pay off off the smaller loan and then will start to knock down the credit line
What is your job at Concelli Toytoa?	Type your answer here.i am the greeter who lines up customers with the salepeople and then inputs results into the computer... thank you for your question and consideration
What did you take out the cash call loan for? How much money do you have left over after monthly expenses? What changes have you made that will allow you to balance your budget going forward?	Type your answer here.i helped a friend who has an infection which can only be helped by experimental meds which are not covered under insurance. this is the basis for all of my debt
Received your reply. You are one of two borrower listed loans today with existing personal loans at Cash Call of 59 percent APR. The other borrower located in Mass and interestingly also work for an auto dealership. Lender 505570 USMC-RETIRED 05.27.2010 at 2:06 PM	Type your answer here.They are really guilty of usury. i was trying to dave my best friend's life and they know how to take advantage. thank you so much for your reply and for what you are doing..Semper Fi
Your Cash Call at 59% for $5,000... how much do you still owe on that and what is your monthly payment on that. This Loan, if it happens for you, will cost just under $230.00 a Month. Basically what I am seeking is how much you will save A MONTH by getting this $8,000 loan, so if you could Detail your Monthly Debt that would be great.	Type your answer here. i owe something like 4800 after paying 254.03per month for 3 years now. the total payback is something like 21000

Member Payment Dependent Notes Series 520425

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520425	$12,000	$12,000	13.11%	1.00%	June 3, 2010	June 3, 2013	June 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 520425. Member loan 520425 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Dressbarn	Debt-to-income ratio:	4.38%
Length of employment:	5 years	Location:	San Bernardino, CA

Home town:
Current & past employers:	Dressbarn
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/20/10 > Stable income/stable job/ stable home life/ mature/ home owner/ want to simpify life and just pay one or two debts per month. No car payment . own all three cars free and clear of debt. Borrower added on 05/23/10 > The house in England has just received two offers and its only just gone on the market so I'll be on my way to living the debt free life I want within the next two years at the most...thankyou all for considering me. I hope to being able to do this for others in the future and merely want to see how it all works.....from the borrowers perspective first:)

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,527.00	Public Records On File:	0
Revolving Line Utilization:	46.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	A. In answer to your question, my husband and I both hold title, however he pays the loan and has the loan in his name only. He pays mortgage and food. I pay all household utilites. We split our financing and this works very well for us as we never argue about money. Had I thought there adequate equity in the home I might have considered a different type of loan but thought this an interesting approach to loans following some televison media that I watched. I also co own a house in England and twelve acres of land that is clearing probate later this year. B. Equity...hhmmm....probably very little at this time in the housing market although a few years ago it was several 100,000. I believe the homes value to be less than $330,000 at this time but haven't had a recent appraisal so that may well have changed.
What is your position at Dressbarn? Your CR shows 7500 revolving debt. To what purpose will the $12,000 be used?	Hello, In answer to your question I'm the store co-manager and have been there a little shy of five years. I know my exact amount of debt as I list my debt each month according to interest rates and balance owed. It's currently slightly under the $12,00 but as the loan may not fund fully I asked for more than I expected to get. I've merely decided I'd rather pay it (my debt) all off and owe on one bill only. I've already closed two accounts and cut up the others. I'd close them too but am reluctant to take the hit on my fico score. My future intentions are to use cash only and or pay my debts in full each month and just have the one longer term loan.I hope this answers your question and perhaps also adds a little info as well...thankyou for considering me. P.S: Some of my debt was incured more recently due to the sudden illness and subsequent death of my father. I have money pending the sale of a house I inherited in England and a few acres of land so am anticipating a more positive cash flow in the future. I can continue to make all payments on my cards with no difficulty whatsoever I merely though this interesting following something I watched on tv and decided to try it to see how it works.
What is the $ amount of your regular monthly costs?	I am responsable for the electric, water and gas bill for the house and those generally add up to between four and five hundred dollars a month. Other than that I suppose there is the cost of gas to work and food and the rest is generally allocated to my credit cards or things I want for the house or our twin girls. So the bottom line is the $ amount of MY monthly costs is approxiamately $600.00. My husband pays the mortgage and food and this system of money works well for both our personalities so I've NOT included his expenses into the above figure.

Member Payment Dependent Notes Series 520427

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520427	$12,225	$12,225	7.88%	1.00%	June 4, 2010	June 3, 2015	June 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520427. Member loan 520427 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Stop&Shop Distribution LLC	Debt-to-income ratio:	23.44%
Length of employment:	5 years	Location:	Fairhaven, MA

Home town:
Current & past employers:	Stop&Shop Distribution LLC
Education:

This borrower member posted the following loan description, which has not been verified:

I've recently paid off a previous loan from Lending Club to get mortgage pre-approval (they wouldn't do it because this loan was not a secured loan), and now that I'm approved I would like to increase my down payment to avoid PMI. This will help in keeping my monthly payment down to approximately what my rent is now. If you have any questions, please feel free to email me.

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,111.00	Public Records On File:	0
Revolving Line Utilization:	37.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 520435

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520435	$10,225	$10,225	15.21%	1.00%	June 8, 2010	June 8, 2015	June 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520435. Member loan 520435 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,467 / month
Current employer:	Bank of New York Mellon	Debt-to-income ratio:	21.32%
Length of employment:	3 years	Location:	north andover, MA

Home town:
Current & past employers:	Bank of New York Mellon
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,959.00	Public Records On File:	0
Revolving Line Utilization:	53.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the usually lacking borrower provided narrative. I am interested to help fund your $16,750 HIP category loan. My questions are: Number [1] Current position (Job/What you do) for your employer BKNYMellon? Number [2] Transunion Credit Report shows a $11,959 Revolving Credit Balance total debts (53.40 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments that are DUE per month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early, i.e. , < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? Or utilize the 4 to 5-yrs maximum? Advance thanks for expected THREE answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.26.10 @ 8:00 AM ET.	1) my current position at BNYMEllon is a Senior Fund Accountant/analyst. 2) the total currently being paid on my credit balances is 300 per month 3) My intention is to pay off the loan roughly between the 4 to 5 yr period as i calculated my available cash flow could support the payment option for this loan length also i wanted to give myself fair flexibility to pay more when i could.
What is your job at Bank of New York Mellon?	my current job at BNYMELLON is Senior Fund Accountant/analyst
Thanks for reply; NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 05.26.2010 @ 10:45 AM ET.	I thought i didnt have to provide personal information i.e my pay stub or IRS tax documents. Since it contains private information such as SS number. im not entirely confortable sharing this information without some kind of sercuity/privacy guranatee.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1)I do own my home in my name. 2) I bought my home 3 yrs ago at 164000 I owe currently 135000 .I haven't had it officially appraised recently but homes in my area have sold upwards of 170000 for 2 bedroom condos

Member Payment Dependent Notes Series 520482

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520482	$8,825	$8,825	10.99%	1.00%	June 4, 2010	June 3, 2015	June 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520482. Member loan 520482 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Chase Bank	Debt-to-income ratio:	21.33%
Length of employment:	4 years	Location:	Mckinney, TX

Home town:
Current & past employers:	Chase Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/21/10 > Plan for th eloan is to pay off high credit cards balances and make some home improvements. monthly budget is 4500.00 , been in my job for 7 years in banking management. credit is above 715. Borrower added on 05/24/10 > update on my monthly budget that is 4500.00 bring home after taxes. just wanted to clarify. Borrower added on 05/25/10 > I am getting the loan to pay off 2 high interest credit that total 9500.00 with the other 1000.00 going to make some improvemnts to my home. My total expenses are 3400.00. (this includes all bills,food,etc.) Thank you

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,696.00	Public Records On File:	0
Revolving Line Utilization:	33.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I am primary on my home with my spouse. No equity on the home.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	I am a Branch Manager at Chase Bank, My monthly expenses are around 3300.00 witth all expenses including paymenst to ccs.The purpose of the loan is to pay off my existing credit card debt to one payment with existing funds go to do some improvemnts to my house on landscaping. No past delinquencies, balances on investments in 401K 20k, total bank balance 10k , yes having payment taken from my acct monthly.

Member Payment Dependent Notes Series 520539

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520539	$7,575	$7,575	7.14%	1.00%	June 4, 2010	June 3, 2015	June 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520539. Member loan 520539 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	Twist Solutions	Debt-to-income ratio:	22.29%
Length of employment:	1 year	Location:	Allen, TX

Home town:
Current & past employers:	Twist Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/20/10 > This loans is for a Marriott Vacation Club 2bdr timesahre at Newport Coast Villas located in Newport Coast, CA Borrower added on 05/21/10 > I have been with my current employer for 1 yr and plan on staying there forever. I love this job. Previous job was the worst I ever had in my life. I was there for a bout a 1.5 yrs and before that I was at that job over 5yrs. I am in the IT field. I current work for a firm that goes to companies and has them outsource their IT dept to us. We are US based and no jobs are sent out of the country. I travel around our city and goto my clients once a week and perform any IT duties they may need while I am there. As for my finances. I have managed my finances since I was 16. I keep track of everything incoming and outgoing. I have lived in my current home for the past 11yrs mortgage = 850 at 5.22% utilities = 200 cell = 70 with 40 allowance given by employer gas = 80 with mileage allowance give by employer car loan = 515 at 0% Ford Escape Hybrid food = 200 credit cards = paid in full every month savings = 5000 Stocks = 15000 401k = 90000 Please feel free to ask any more questions. Borrower added on 05/26/10 > Marriott wanted to charge me 13.5% APR, which is what they charge on all of their loans. I found this site an was hoping to fund the amount at a lower interest rate. I am a honest guy, that has never defaulted on a loan and will never do that.

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,796.00	Public Records On File:	0
Revolving Line Utilization:	14.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
We have a Marriott Newport Coast timeshare & LOVE it! Hope you will too.	Thanks for funding my loan

Member Payment Dependent Notes Series 520544

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520544	$11,725	$11,725	12.73%	1.00%	June 4, 2010	June 3, 2015	June 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520544. Member loan 520544 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Manolo Blahnik	Debt-to-income ratio:	7.18%
Length of employment:	7 years	Location:	RIDGEFIELD, NJ

Home town:
Current & past employers:	Manolo Blahnik
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/23/10 > Need the money for debt consolidation to pay off Credit Cards and Auto Loan as interest rates are to high and lending tree is offering a lower interest rate, this way I can pay off my debt quicker and just have to worry about one lender.

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,030.00	Public Records On File:	0
Revolving Line Utilization:	58.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 520631

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520631	$9,225	$9,225	16.82%	1.00%	June 4, 2010	June 3, 2015	June 3, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520631. Member loan 520631 was requested on May 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	NARS	Debt-to-income ratio:	1.74%
Length of employment:	3 years	Location:	New York, NY

Home town:
Current & past employers:	NARS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,520.00	Public Records On File:	0
Revolving Line Utilization:	60.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is NARS? and Your position (job/what you do) is? Lender 505570 USMC-RETIRED 05.21.2010 at 3:13 PM ET	NARS is a cosmetic company and I work for the International Business Development Department as an Analyst
what is NARS and what do you do there?	NARS is a cosmetics company and I work for the International Business Development Department as an Analyst.
Revolving Credit Balance $1,520.00 why do you need $14,600?	to cover my debt accumulated on my american express card due to unexpected event.

Member Payment Dependent Notes Series 520669

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520669	$15,975	$15,975	17.19%	1.00%	June 4, 2010	June 4, 2015	June 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520669. Member loan 520669 was requested on May 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,730 / month
Current employer:	International Paper	Debt-to-income ratio:	15.75%
Length of employment:	10+ years	Location:	north augusta, SC

Home town:
Current & past employers:	International Paper
Education:

This borrower member posted the following loan description, which has not been verified:

I am going to consolidate my high interest credit cards and pay down on my home equity loan. I made almost 120k last year at my job as an electrician. Even with the bad economy the mill I work at is the top money maker in the entire corporation. They are spending millions on upgrades at our mill which ensures a bright future for all of us their. Also I would be more than happy to provide a W2 if it will help affirm my income. I have never missed or been late a payment at anytime and have never declared bankruptcy. Approval of this loan will drastically reduce the pressure I am under to get out of a 25% credit card and give me some breathing room to reduce other debt.

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$71,338.00	Public Records On File:	0
Revolving Line Utilization:	81.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
how did you get $71,338.00 worth of debt?	A nasty divorce several years ago that resulted in outrageous credit card bills that I was totally unaware of at the time but was left holding the bag for. And also some bad investment decisions.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	to #1 - yes. to #2 - approximately 20k dollars equity. Mortgage / heloc balance is $140500.
NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower's bank account your loans next step the required Employment-Income Verification a/k/a The "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, the application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Your loan application shows that Income Verification portion completed and is now check-marked, Your loan has been listed for 5-days yet only attracted 4 percent funding becasue application shows that required Credit Review N-O-T completed, consequently lenders bypass your loan in favor of loans where Credit Review was completed and Review Status shows the loan was "Approved" for issue when loan 100 pct funded and $$ can be deposited quickly into bank account. If N-O-T conacted by Credit Review Team, then Y-O-U should contact Home Office ASAP. Refer to bottom Home Page "Contact US" for the Member Services Department email address and Toll Free telephone number and follow-up on the missing "Approved" for issue situation. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 05.25.2010 @ 8:15 AM ET.	am I suppose to supply that info at this time?
If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected the 60-months maximum term option repayment offering lowest monthly payment. Do you intend to payoff this loan early, i.e. , < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? Or utilize the 4 to 5-yrs maximum? Advance thanks for expected answer that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.25.10 @ 11:23 PM ET.	2 to 3yrs is my goal
How much are you currently paying each month on the debts you plan to pay off with this loan?	about $1150

Member Payment Dependent Notes Series 520764

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520764	$15,000	$15,000	16.32%	1.00%	June 8, 2010	June 8, 2015	June 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520764. Member loan 520764 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Henry ford hospital	Debt-to-income ratio:	22.13%
Length of employment:	9 years	Location:	INKSTER, MI

Home town:
Current & past employers:	Henry ford hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,394.00	Public Records On File:	0
Revolving Line Utilization:	46.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the usually lacking borrower provided narrative. I am interested to help fund your $24,250 Debt Consol category loan. My questions are: Number [1] Current position (Job/What you do) for your employer Henry Ford Hospital? Number [2] Transunion Credit Report shows a $21,394 Revolving Credit Balance total debts (46.90 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments that are DUE per month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early, i.e. , < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? Or utilize the 4 to 5-yrs maximum? Advance thanks for expected THREE answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.26.10 @ 8:07 AM ET.	Type your answer here.1.Register Nurse 2.#that r due per month 6. question #3 utilize the 4-5 yrs maximum.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here.#1 yes. #2 balance 62,000
How secure is your position? If you were to lose your job what would you do to pay the loan? In particular do you have savings you would commit to using if you needed to pay this loan? Thank you	Type your answer here.question #1. My position is pretty secure as a nurse the field is in high demand for nurses. Also if I was to loose my job at my current position then I would go and get another one. Nursing is a career that you can work in all kind of different field because the demand is high. Wether it is in a hospital working critical care, emergency, or management. Also careers in long term care i.e as nursing homes, or home care, hospice, travel nursing, pediactrics labor and delivery all which you can be trained to do the job. You can also go into one of the united states military services. Which I had a friend recently do after 15yrs working neurology went into the navy. Many careers, always something written about the shortage of nursing. Question#2 At this time I have little savings but would commit my savings if I had to to pay my loan, if you look at my credit history u will see that I pay my bills on time, I just want the opportunity to combine all of them together and pay one set payment per month ,which will also give me the opportunity to save.
Borrower, purpose is to tell you that after ABC News nightly broadcast featured P2P (Person-to-Person) lending, Lending Club borrower loans listed daily increased from an average 150 loans to 200 loans per day to 500 loans to 550 loans per day. Currently there are 350 loans to 400 loans listed per day. Dramatic increase in borrowers requesting primarily Debt Colsolidation ad Credit Card Refinancing loans result is that most loans listed now are 70 pct to 75 pct funded when their 14-days listing time expired. Borrower has an option to accept a partially funded loan or to cancel loan request and loan will be removed from lender consideration. Borrower can then re-list the same or modified loan for another maximum 14-days time. You loan has 3 days listing remaining before time expires. Loan is 39 percent funded. Question: If your loan finishes approximately 70 percent or hopefully more funded when 14-days maximum listing time expires, will you be accepting partially funded loan? Or will you be declining partially funded loan and intend to re-list the loan later lender consideration? Advance thanks for answer. Lender 505570 USMC-RETIRED 06.05.2010 5:05 PM ET. FYI: Subject: Simultaneous Loans Re: Lending Club Help, Borrower Information, How It Works, "Can I Apply for Multiple Loans?" Quote..."You may be able to apply for a second loan after 6 months of current payments in an existing Lending Club loan. You can only have a maximum of 2 loans in active repayment status on Lending Club...Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time"...End quote. Summary: After initial loan issued and borrower payments current for 6 months, subject to Lending Clubs' borrower credit review requirements, the borrower can list another loan for lender consideration and possible funding. Borrower may be able to advantageously use this information in 6 months. Member 505570 USMC-Retired-Lender.	Type your answer here.At this time I am still thinking and on Monday when the office open up I have some questions for them regarding what happens if the loan is not completely funded and what my options are, and the process. I believe u can relist the loan for another two weeks to see if you get completely funded, not quite sure so I will be able to better answer your question, when I speak to someone regarding what options are available.
You can re-list loan for another 14-days maximum. But with 2X or 3X number of loans now listed daily when compared to previous 150 to 200 loans listed daily realistically chaces are extremely slim the re-listed loan will 100 pct fund because there are just too many other credit-quality borrowers wanting THEIR loans to be funded too. Best optinion to accept partially funded loan and list follow-up loan for difference after 6-months. At 6-months point-in-time L C automatically generates an email telling borrowers of their current loan's excellent repayment history and "INVITES" borrower to list another loan for lender consideration and funding. Lender 505570 USMC-RETIRED 06.05.2010 at 11:59 AM ET	Type your answer here. Thank you for clearing that up and offering advice what to do I will defintely take everything u just said into consideration. Thank you so much.

Member Payment Dependent Notes Series 520782

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520782	$15,050	$15,050	12.73%	1.00%	June 7, 2010	June 4, 2015	June 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520782. Member loan 520782 was requested on May 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,133 / month
Current employer:	nyc ddc	Debt-to-income ratio:	10.26%
Length of employment:	3 years	Location:	brooklyn, NY

Home town:
Current & past employers:	nyc ddc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/31/10 > As I recently stated, I need $24,000 to consolidate the following debt: Chase Master Card $13,000, AMEX $6,000, Wells Fargo Visa $3,500, and camp for daughter $1,500. I am reaching out to all investors to help. Thanks. Borrower added on 05/31/10 > As I recently stated, I need $24,000 to consolidate the following debt: Chase Master Card $13,000, AMEX $6,000, Wells Fargo Visa $3,500, and camp for daughter $1,500. I am reaching out to all investors to help. Thanks.

A credit bureau reported the following information about this borrower member on May 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1983	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,176.00	Public Records On File:	0
Revolving Line Utilization:	85.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" category loan is 1 of 547 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide basic DETAILS about their loan, i.e., What is being purchased? [FYI: One-half plus of "Major Purchase" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more affordable one monthly payment or combination of both.] Some times there exist a genuine "Major Purchase" i.e., boat and motor, household appliances (refrigerator-freezer, washer-dryer), et al, because that does not exist in loan category drop-down menu. Your listing provided nothing helpful to attract lenders interest and to possibly help fund your loan. You should provide D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist an opportuntiy to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan attract lenders. Lender 505570 U S Marine Corps-RETIRED 05.22.10 at 5:09 AM ET	debt consolidation
Your "Other" category loan is 1 of 547 total borrower loans Lending Club listed today for lender consideration. Lenders aapreciate borrowers who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: More than 1/2 of "Other" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more reasonable one monthly payment or combination of both.] Your listing provided nothing helpful to attract lenders interest and to possibly help to fund your loan. Suggest that you provide basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist an opportuntiy to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan attract lenders. Lender 505570 U S Marine Corps-RETIRED 05.22.10 at 5:07 AM ET	consolidate credit card bills
What is nyc ddc and what do you do there?	new york city department of design and construction. I am a capital budget analyst responsible for managing the construction budgets of several health centers and homeless shelters.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Chase Master Card $13,000 $500 AMEX $6,500 $200
Thank you for your response. What will the balance of the loan proceeds be used for?	Wells Fargo Visa Card $3,000 Daughter's Summer Camp $1,500
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	approximately $3,300

Member Payment Dependent Notes Series 520899

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520899	$5,750	$5,750	7.88%	1.00%	June 7, 2010	June 4, 2015	June 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520899. Member loan 520899 was requested on May 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,800 / month
Current employer:	Home Depot	Debt-to-income ratio:	12.17%
Length of employment:	10+ years	Location:	port orange, FL

Home town:
Current & past employers:	Home Depot
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1988	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,972.00	Public Records On File:	0
Revolving Line Utilization:	56.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please describe what you plan to use the loan for especially in relation to the loan title?	My wife and I want to buy a condo for investment. The condos are selling for around $20,000 to $35,000.
What do you do at Home Depot?	I am an Assistant manager. I have been with Home depot for over 20 Years.
I would like to fund your loan, but require the following answered. 1. Provide an itemized list of your monthly expenses, including this loan payment. 2. Provide your spouse's income, employment, and employment length. 3. Explain the two credit inquiries in the last six months as shown in the credit history section of your loan request. 4. Detail expected monthly revenue generated from the condo. 5. Explain how you will pay off this loan in the event that no one occupies your condo.	this funding now will be for debt consolidation. To many requirements for an investment property.
Hmmm - not enough answers for an investment property. Investors have some 500 potential borrowers vying for their dollars every day. Since we don't get to see all the information you put in your application, we have to ask questions so that we may be reassured that you are going to pay it back. When you refuse to answer questions - of the 5 questions investor 414637 asked you, you answered NONE of them. I can understand where you might think 1 or 2 of them may be too invasive and you decline to answer them, but at least 3 questions were simple and straightforward - why not answer those?	I am sorry about the confusion. I have answered all of the questions that I have received. The last question I did answer was that we are changing this loan to a debt consolidation loan because of the new regulations that have been put on investment condo property in Florida. The investment property might be too hard to get.

Member Payment Dependent Notes Series 520917

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520917	$16,000	$16,000	14.96%	1.00%	June 7, 2010	June 4, 2015	June 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520917. Member loan 520917 was requested on May 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,333 / month
Current employer:	Aon eSolutions	Debt-to-income ratio:	9.61%
Length of employment:	< 1 year	Location:	Marietta, GA

Home town:
Current & past employers:	Aon eSolutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/22/10 > The purpose of this loan is to consolidate 3 credit card balances and to purchase an used car.

A credit bureau reported the following information about this borrower member on May 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,146.00	Public Records On File:	0
Revolving Line Utilization:	52.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Other" category loan is 1 of 547 total borrower loans Lending Club listed today for lender consideration. Lenders aapreciate borrowers who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: More than 1/2 of "Other" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more reasonable one monthly payment or combination of both.] Your listing provided nothing helpful to attract lenders interest and to possibly help to fund your loan. Suggest that you provide basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist an opportuntiy to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan attract lenders. Lender 505570 U S Marine Corps-RETIRED 05.22.10 at 5:07 AM ET	Thanks for the feedback. I am looking to consolidate 3 credit card balances and to purchase an used car.
What is Aon eSolutions and what do you do there?	Aon eSolutions is a subsidiary of Aon Corporation. We provide SaaS risk management solutions to a global client base. I oversee all Hosting Center and Internal IT operations (server engineering, data center operations, database design and administration, network engineering, SAN).
Since you have been with Aon eSolutions for less than a year, where did you work previously?	I worked at Document Technologies where I was the Director of Operations and responsibilites for the National Technology Center and the standardization of electronic evidence discovery based on EDRM model. Prior to that, I oversaw IT Operations (Customer facing & Internal) for Earthlink.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello, Thank you for your interest in my loan. The house mortgage is in my name; however, title is in both my wife's and my name. Originating load was for $289k, remaining balance ~$282. The last appraisal on the house was $310k; however; I am sure the value has come down- I would suspect that it wour appraise between 280k and 290k. We upgraded a bathroom, finished the basement and added in a 5th bedroom since the last appraisal. Thanks Scott
IF LOAN DOESNT FULLY FUND R U GOING TO ACCEPT THE PROCEEDS	Thank You
IF LOAN DOESNT FULLY FUND R U GOING TO TAKE THE PROCEEDS	Yes, I will accept the proceeds

Member Payment Dependent Notes Series 520923

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520923	$15,825	$15,825	11.36%	1.00%	June 7, 2010	June 4, 2015	June 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520923. Member loan 520923 was requested on May 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	merck and company	Debt-to-income ratio:	11.08%
Length of employment:	10+ years	Location:	harrisonburg, VA

Home town:
Current & past employers:	merck and company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/28/10 > I pledge that I will be a good return on your investment . I will pay this loan back in full.

A credit bureau reported the following information about this borrower member on May 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,909.00	Public Records On File:	0
Revolving Line Utilization:	22.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at merck and company?	Type your answer here. I am a senior supervisor. I have been a supervisor with merck and company since 1998. I have been employed with merck and company since Dec 1995. Thank you.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	yes me and my are on the title with suntrust bank and have 170,000.. left to pay off on the 15 year mortgage. If my home was sold today it would bring in 440,000 to 450,000. 270,000 dollars in equity. thank you
Your RCB is only $1.9 k what are you using the rest of the money for? What debt are you consolidating? Please be specific list who you owe the money to, the rate and amount. List monthly expenses itemize please.	Type your answer here. what i plan to pay off for the debt con. I owe $16,000 car note to dupount credit union 8.75 interest rate commonwealth bank FCU $6815. 8.00interest rate chase credit card $2150.00 14.00 interest rate
Wht are you taking out loan at 11%+ interest to pay off debts at lower interest?	Type your answer here. I have one loan not listed that has an interest rate of 28% from american general

Member Payment Dependent Notes Series 520939

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520939	$16,050	$16,050	10.62%	1.00%	June 7, 2010	June 4, 2015	June 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520939. Member loan 520939 was requested on May 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,100 / month
Current employer:	Navy	Debt-to-income ratio:	23.12%
Length of employment:	9 years	Location:	Boiling Springs, SC

Home town:
Current & past employers:	Navy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/27/10 > Once this goes through then I can start my consolidation. If you need anything further please let me know. I will be more than happy to be of further assistance.

A credit bureau reported the following information about this borrower member on May 21, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,321.00	Public Records On File:	0
Revolving Line Utilization:	8.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
US Navy: Military Rank a-n-d Pay Grade are? Or civilian equivilant GS Pay Grade is? If military enlisted; Expiration Current Contract Date is when? Lender 505570 USMC-RETIRED 05.22.2010 at 04:51 AM ET	Currently my contract ends at Jul 2012
What is your current enlisted or officer pay grade? Thanks.	Type your answer here.Paygrade is E-6. E-6 pay actually starts in June
Revolving Credit Balance: $1,321.00 1 - What are you consolidating? Thank you	I am trying to consolidate credit balance and a loan from Navy Federal. I pay Navy Fed $556 every month and have not missed a payment. I have had that payment for 2/12 years. My lending tree monthly bill will also be lower than the Navy Federal bill making it an even better situation for me.
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	I have a $167 car payment, no rent, $150 month cell phone bills, $20 Skype, and no car insurance because I have up till now been living in Japan for a total of $337. This loan will consolidate everything else.

Member Payment Dependent Notes Series 520990

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520990	$10,000	$10,000	15.33%	1.00%	June 3, 2010	June 6, 2015	June 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520990. Member loan 520990 was requested on May 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	The Ohio Masonic Home	Debt-to-income ratio:	17.95%
Length of employment:	6 years	Location:	SPRINGFIELD, OH

Home town:
Current & past employers:	The Ohio Masonic Home
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/23/10 > I plan to use the funds to pay off all my credit card debt. I have a good job - have been there 6 1/2 years and got promoted to a Director last fall reporting directly to the CEO. I have always made my payments on time except I do all my bill paying on line and I failed to make an electronic payment and didn't realize until it was too late. I have been concentrating paying off one account at a time but the interest rates are so high, I thought this would be a wonderful option. I plan to make more than the minimum payment each month. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on May 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	39	Months Since Last Delinquency:	18
Revolving Credit Balance:	$10,610.00	Public Records On File:	0
Revolving Line Utilization:	51.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the usually lacking borrower provided narrative. I am interested to help fund your $18,000 Debt Con category loan. My questions are: Number [1] Current position (Job/What you do) for your employer Ohio Masonic Home? Specifically Director of what? Number [2] Transunion Credit Report shows a $10,619 Revolving Credit Balance total debts (51.70 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments that are DUE per month.) Number [] $18,000 loan; $10,619 Revolving Credit Balance; $7,381 is the extra cash that you will be receiving (less loan's origination fee) that is consolidating or refinancing what SPECIFIC debts that are NOT included in the Transunion Revolving Credit Balance total debts? Number [4] If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early, i.e. , < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? Or utilize 4 to 5-yrs maximum? Advance thanks for expected FOUR answers that will help me to make an informed decision. (My uncle was 32ND degree Mason. I'm familiar with numerous Masonic charities and Masonic Home located 9-mile Road, Richmond, VA.) Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.24.10 @ 5:15 AM ET.	(1) I will not give my position out--I feel that is very personal and hope you respect my privacy. (2) I currently pay $740 per month which is more than minimum due. (3) I found out today that Transunion does not show a $7,300 visa card that I owe which the remainder of the funds will be used for. I do not owe any other RCB debts other than what I would be paying off. (4) Can't really answer that specifically, but plan to pay off within 3-5 years. thank you for your consideration.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I was just advised I only qualify for $10k so am considering paying off entirely the Macy's store, HSBC (Best Buy), Kohls, American Eagle, and 1/2 of Macy's Visa (Lowe's will be paid off in 2 months by me paying $200 a month for the last year or more!) so that will leave me with only the Huntington Visa which I froze in at a 9.9% interest rate a year ago and the remainder balance on the Macy's Visa, and Dell which will be paid off by the end of this year. Thank you for your consideration

Member Payment Dependent Notes Series 520994

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
520994	$15,400	$15,400	16.82%	1.00%	June 8, 2010	June 7, 2015	June 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 520994. Member loan 520994 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Marshall Electronics, Inc.	Debt-to-income ratio:	21.71%
Length of employment:	10+ years	Location:	North Hollywood, CA

Home town:
Current & past employers:	Marshall Electronics, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/24/10 > Dear Folks, Thank you for considering my loan. As stated, I will use the funds to consolidate card obligations at a lower rate. My credit rating is top tier; I promise to repay the loan in a military specification bullet proof manner as agreed. I am college educated, employed at the same company at a professional level more than thirteen years; my current position is Senior Project Director for a division of the company. My company is highly profitable, my position consistently books and ships more than 8% plus of our annual corporate business. My position is highly stable. Appreciate your time and consideration. Sincerely, Michael N

A credit bureau reported the following information about this borrower member on May 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$135,954.00	Public Records On File:	0
Revolving Line Utilization:	46.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the usually lacking borrower provided narrative. I am interested to help fund your $25,000 Debt Consol category loan. My questions are: Number [1] Brief description your employer Marshall Electronics Inc.? Number [2] Current position (Job/What you do) for your employer? Number [3] Transunion Credit Report shows a $135,954 Revolving Credit Balance total debts (46.00 pct credit usage). Is any a HELOC? If yes, what is $ amount? a-n-d what is APR? Also, What $ payments per month are now regularily being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments that are DUE per month.) Number [4] If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early, i.e. , < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? Or utilize the 4 to 5-yrs maximum? Advance thanks for expected FOUR answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.25.10 @ :15 AM ET.	Hello USMC RETIRED, 1. Company is a privately owned corporation that designs and manufactures high technology products for four product divisions; in business more than twenty years. 2. Current position is Senior Project Director, Optical Systems Division; I develop and maintain OEM business with customer companies worldwide. We are a leading optical products, (lensing), OEM supplier. 3. I have a home equity loan, approximately $70K at 7%. 4. It is likely to utilize the four to five years time.
What is Marshall Electronics, Inc. and what do you do there?	Hello CriticalMiss, Company designs and manufacturers high technology products in four product divisions over more than twenty years. My position is Senior Project Director, Optical Systems Division; we design and produce optical lensing systems. I develop and maintain projects and business for OEM customer companies worldwide.
Thanks for reply; NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 05.25.2010 @ 10:14 AM ET.	Hello USMC-Retired, Thank you for the info, much appreciated. F Y I, I was a ground pounder during our experience in the former RVN, mostly in / around the former DMZ. Best Regards, Michael
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello, I have a mortgage, as do most folks; yes it is in my name. Valuation prior to the current crash approx $500K+, currently approx $230K+; and owe approx $145K. Regards, Michael
Borrower, purpose is to tell you that after ABC News nightly broadcast featured P2P (Person-to-Person) lending, Lending Club borrower loans listed daily increased from an average 150 loans to 200 loans per day to 500 loans to 550 loans per day. Currently there are 350 loans to 400 loans listed per day. Dramatic increase in QUALIFIED borrowers requesting primarily Debt Colsolidation aNd Credit Card Refinancing loans result is that most loans listed now are 70 pct to 75 pct funded when their 14-days listing time expired. The borrower has an option to accept a partially funded loan or to cancel loan request and loan will be removed from lender consideration. Borrower can then re-list the same or modified loan for another maximum 14-days time. You loan now has less than 3 days left before time expires. Loan is 38 percent funded. Question: If your loan finishes approximately 70 percent or hopefully more funded when 14-days maximum listing time expires, will you be accepting partially funded loan? Or will you be declining partially funded loan and intend to re-list the loan later lender consideration? Advance thanks for your answer. Lender 505570 USMC-RETIRED 06.05.2010 AM 4:41 PM ET.	Dear USMC-RETIRED, Indeed, I have considered situation you mention as the funding has progressed. For my purpose, it makes sense for me to accept a partially funded loan option and will do so, thank you for asking. May I also mention to other potential investors, I can assure you the option of investing here is a near zero risk potential. Thank you. Sincerely, Michael
Me again; I forgot to add this: Subject: Simultaneous Loans Re: Lending Club Help, Borrower Information, How It Works, "Can I Apply for Multiple Loans?" Quote..."You may be able to apply for a second loan after 6 months of current payments in an existing Lending Club loan. You can only have a maximum of 2 loans in active repayment status on Lending Club...Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time"...End quote. Summary: After initial loan issued and borrower payments current for 6 months, subject to Lending Clubs' borrower credit review requirements, the borrower can list another loan for lender consideration and possible funding. Borrower may be able to advantageously use this information in 6 months. Member 505570 USMC-Retired-Lender 06.04.2010 8:19 PM ET	Thanks.

Member Payment Dependent Notes Series 521104

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521104	$8,175	$8,175	7.51%	1.00%	June 8, 2010	June 7, 2015	June 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 521104. Member loan 521104 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Cardinal Health	Debt-to-income ratio:	9.12%
Length of employment:	1 year	Location:	CHATSWORTH, CA

Home town:
Current & past employers:	Cardinal Health
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/26/10 > I was laid off by the State of California March of 2008. I was unable to get another job until February 2009. I accumulated this debt durring that time. I have been at the same company sense February 2009. My purrpose in getting this loan is to pay off my debt quicker. I am a save investment. My equafax score is a 735 and I would still like to raise it.

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,939.00	Public Records On File:	0
Revolving Line Utilization:	38.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your rent? Do you have any children?	My rent is $300 am month. I have no children.
How did you accumulate this debt? Are you doing anything differently now to stop accumulating more debt?	I used to work for the state of California, but I got laid off. I was out off work for almost a year. After spending my savings on the basic costs of living, I had to live off of my credit cards. I have been employed at my current job for over a year now. I would like the this loan so i can pay my debt off quicker.

Member Payment Dependent Notes Series 521140

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521140	$5,500	$5,500	13.23%	1.00%	June 7, 2010	June 12, 2015	June 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 521140. Member loan 521140 was requested on May 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,000 / month
Current employer:	n/a	Debt-to-income ratio:	22.75%
Length of employment:	5 years	Location:	ARCADIA, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/29/10 > pay off bank of america & united credit card

A credit bureau reported the following information about this borrower member on May 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1983	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	33
Revolving Credit Balance:	$15,466.00	Public Records On File:	0
Revolving Line Utilization:	35.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Where do you work and what do you do there?	I work at Mountain Corporation, which is a management company. But I am an independent contractor that I profit shares with the corporation. I mainly do tax, accountng, payroll, bookeeping for small businesses. When it is tax season, I mainly do individual and corporate tax returns. When I am off season, I service small businesses.
Employer or current source of income?	I am self employed. I do tax, payroll, bookkeeping services for small businesses. During tax season, I service both individual and corporate clients. When I am off season, I mainly service small businesses.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. My husband holds the title to our home. My name is not on the home. But I also pays for half of mortgage, which is $300.00 2. Equity is about $220,000.00. Outstanding loan is about $80,000.00

Member Payment Dependent Notes Series 521207

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521207	$6,425	$6,425	7.88%	1.00%	June 7, 2010	June 5, 2015	June 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 521207. Member loan 521207 was requested on May 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,945 / month
Current employer:	General Council of the Assemblies of God	Debt-to-income ratio:	13.13%
Length of employment:	10+ years	Location:	Springfield, MO

Home town:
Current & past employers:	General Council of the Assemblies of God
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 22, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,851.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	CC1 - $2400 - 19.99% CC2 - $4400 - 19.99% *WILL CC3 - $3000 - 20.99% *WILL CC4 - $3500 - 19.99% *WILL CC5 - $4300 - 18.99% *WILL CC6 - $2200 - 15.99% The savings from the lower interest rate will allow me to knock out the remaining two balances fairly quickly. After that, I plan to channel to debt repayment here.
What are your other $ monthly costs (mortgage, car, utilities, the CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Mortage/Escrow/Homeowner's Ins. - $900 Food - $650 Debt Service aside from this loan - $350 Budgeted Utilities (Gas/Electric/Water/Sewer) - $150 Phone/Internet - $60 Car Insurance - $55 Gym - $40 Trash - $18 No car payments No childcare costs

Member Payment Dependent Notes Series 521235

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521235	$8,400	$8,400	7.88%	1.00%	June 7, 2010	June 5, 2015	June 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 521235. Member loan 521235 was requested on May 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,000 / month
Current employer:	SNELLING STAFFING	Debt-to-income ratio:	8.95%
Length of employment:	1 year	Location:	RIVERVIEW, FL

Home town:
Current & past employers:	SNELLING STAFFING
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,627.00	Public Records On File:	0
Revolving Line Utilization:	28.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is SNELLING STAFFING and what do you do there?	Thanks for your interest. Snelling Staffing fills contract employment positions for various employers and I am a contract employee. I am semi-retired, working part-time, and my wife is a career professional providing our primary income. Let me know if you need more information..
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I have 3 credit cards with variable APR's up to 13%. All but one will be paid off with this loan. The card not being paid off has no interest for one year. It just makes good financial sense for me to refinance the variable, revolving APRs with a lower fixed rate.

Member Payment Dependent Notes Series 521253

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521253	$3,200	$3,200	18.67%	1.00%	June 7, 2010	June 5, 2015	June 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 521253. Member loan 521253 was requested on May 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Tate Branch Dodge	Debt-to-income ratio:	18.40%
Length of employment:	1 year	Location:	ODESSA, TX

Home town:
Current & past employers:	Tate Branch Dodge
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/22/10 > Moving Expenses

A credit bureau reported the following information about this borrower member on May 22, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,742.00	Public Records On File:	0
Revolving Line Utilization:	74.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Tate Branch Dodge and what do you do there? Will you be working there after you move, or will you have a new job?	tate branch dodge is car dealrship and im a mechacnic there. after the move i have a job at toyota industrial equipment as a mechanic
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	wells fargo paid credit card paid off snap on tools account paid ahead partialy
Local move? Or non-local? Keeping same job? Or new job somewhere else?	new job as toyota forklift mechanic at industrial toyota equipment
Are you moving across town or across country? Are you quitting your job as part of this move? Will your rent be higher or lower after the move?	200 miles to a different state TX yes i am quitting this job yes it will a little bit higher

Member Payment Dependent Notes Series 521264

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521264	$12,725	$12,725	11.36%	1.00%	June 7, 2010	June 5, 2015	June 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 521264. Member loan 521264 was requested on May 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	interTrend communications, inc.	Debt-to-income ratio:	10.93%
Length of employment:	3 years	Location:	Long Beach, CA

Home town:
Current & past employers:	interTrend communications, inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,826.00	Public Records On File:	0
Revolving Line Utilization:	73.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	The best way for me to answer this question is that I have school loans, personal loans and credit cards that have super high APRs. I will be paying them ALL off with this loan, so that my APR decreases, I won't have to manage 7 different accounts, and so I can get THIS loan paid off on a better schedule.
What are your other $ monthly costs (rent, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	My other monthly bills besides my debt I'm trying to consolidate equal to roughly $1900 a month, and yes that includes rent. Hope that effectively answers your question.

Member Payment Dependent Notes Series 521293

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521293	$12,375	$12,375	16.07%	1.00%	June 7, 2010	June 6, 2015	June 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 521293. Member loan 521293 was requested on May 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Emergency Medicine Associates	Debt-to-income ratio:	14.59%
Length of employment:	10+ years	Location:	Germantown, MD

Home town:
Current & past employers:	Emergency Medicine Associates
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/23/10 > I plan to use this loan to pay off high interest debts as well as increase my available income. My long term plan is to get my debts paid off and become as debt free as possible. I have great tenure at my job as well as my residence and I always pay my debts on time. Borrower added on 05/25/10 > The credit card companies are close to crooks. The interest rates they are charging are sickening. I plan to pay all of them off and close all but one to be used only in case of dire emergency. Borrower added on 06/05/10 > Thank you all for your generosity in funding this loan.

A credit bureau reported the following information about this borrower member on May 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1987	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	65
Revolving Credit Balance:	$40,352.00	Public Records On File:	1
Revolving Line Utilization:	87.00%	Months Since Last Record:	118
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the usually lacking borrower provided narrative. I am interested to help fund your $16,000 CC REFI category loan. My questions are: Number [1] The Transunion Credit Report shows that 1 Public Record is on File 118 months ago. What was Public Record? a-n-d What was final disposition of Public Record? Number [2] Brief description your employer Emergency Medicine Associates? Number [3] Current position (Job/What you do) for your employer? Number [4] Transunion Credit Report shows a $40,352 Revolving Credit Balance total debts (87.00 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments that are DUE per month.) Number [5] If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early, i.e. , < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? Or utilize 4 to 5-yrs maximum? Advance thanks for expected FIVE answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.24.10 @ 5:15 AM ET.	Type your answer here. That is an error. There was no public record 118 months ago. 10 years ago I did file bankruptcy due to divorce and it was discharged. I will never allow myself to be in that position again. That will be removed from my file this July. I will have to check with Transunion to have them correct whatever they are showing as there is nothing else. 2) EMA is a contractor for doctors and physician assistants for Emergency Rooms. We currently have contracts at 13 area hospitals. The website is www.emaonline.com for more info. 3) I am emergency medicine Physician Assistant. 4) I always pay more than the minimum. I will have to total and respond later as I am responding in a hurry right now. Sorry. 5)I plan to pay it off earlier. Every year I get a bonus. I plan to make large payments with that. Thank you for your consideration and time.
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Hello. I am still working out the exact details, but at present I will most likely pay off American General payment $5500 $300 p/mo. (I honestly am unsure what the interest rate is on Am. Gen. however I am pretty sure it is about 18% HSBC credit card $$3800 (29%) payment is $120, Capital One $3800 payment is $100. (12%) Shell Oil $1200 at $70 p/mo. (29%). I have 2 Chase cards I can pay off one of them. I will have a small balance on another HSBC card which I will have paid off on my own soon as well as that Chase card. I will continue with a Capital One balance. Thank you for your time and consideration.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, the home is in my name and mine only. I do have a mortgage. Currently, no equity due to the market change. My mortgage balance is more than the value. I would love to give you exact figures right now, however, I am having trouble logging into my mortgage account and the office is closed for the day. A guestimate would be that I owe about $235000. I believe they are selling for around 200k. Thank you for your time and consideration.
Thanks for reply; NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 05.24.2010 @ 1:55 PM ET.	Hello again. Thank you for this information and also, let me apologize to one of my previous answers. I didn't realize the number of months on the public record added up to 10 years. So sorry. Anyway, So how do I "initiate" the credit review? Thank you again for your time, suggestion, and consideration.
What is your position at EMA?	Hi. I am an Emergency Medicine Physician Assistant. I have been with them for almost 11 years. If you need more information about them you can check out the website at www.emaonline.com. Most people know what a PA is, but if you need any additional information about that, feel free to ask me. Thank you for your time and consideration.
Sorry, I missed your previous answer.	No problem. You should have it now. If not, let me know. I'll be happy to answer it or anything else.
SHOULD LOAN NOT FULLY FUND R U GOING TO ACCEPT THE PROCEEDS	I've given that much thought and decided it will still be very helpful to take it. So yes I do. Thank you for your time and consideration.
SHOULD LOAN NOT FULLY FUND WILL U ACCEPT THE PROCEEDS	I've given that a lot of thought and have decided that it would still be very helpful to take the amount that is funded. So the answer is yes, I am. Thank you for your time and consideration.
IM IN	Hello. I'm sorry, is there a question here or are you just letting me know you are "in". Thanks
IM IN	Is there a questin?
Borrower, purpose is to tell you that after ABC News nightly broadcast featured P2P (Person-to-Person) lending, Lending Club borrower loans listed daily increased from an average 150 loans to 200 loans per day to 500 loans to 550 loans per day. Currently there are 350 loans to 400 loans listed per day. Dramatic increase in QUALIFIED borrowers requesting primarily Debt Colsolidation aNd Credit Card Refinancing loans result is that most loans listed now are 70 pct to 75 pct funded when their 14-days listing time expired. The borrower has an option to accept a partially funded loan or to cancel loan request and loan will be removed from lender consideration. Borrower can then re-list the same or modified loan for another maximum 14-days time. You loan now has less than 2 days left before time expires. Loan is 57 percent funded. Question: If your loan finishes approximately 70 percent or hopefully more funded when 14-days maximum listing time expires, will you be accepting partially funded loan? Or will you be declining partially funded loan and intend to re-list the loan later lender consideration? Advance thanks for your answer. Lender 505570 USMC-RETIRED 06.05.2010 AM 4:41 PM ET.	Yes. I will be accepting the partially funded loan.
Me again; I forgot to send this in last email. There is NO question; It's strictly just FYI: Subject: Simultaneous Loans Re: Lending Club Help, Borrower Information, How It Works, "Can I Apply for Multiple Loans?" Quote..."You may be able to apply for a second loan after 6 months of current payments in an existing Lending Club loan. You can only have a maximum of 2 loans in active repayment status on Lending Club...Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time"...End quote. Summary: After initial loan funded, issued and borrower payments are current for 6 months, subject to Lending Clubs' borrower credit review requirements, the borrower can list another loan for lender consideration and possible funding. Borrower may be able to advantageously use this information in 6 months. Member 505570 USMC-Retired-Lender 06.05.2010 5:43 AM ET	Thank you.

Member Payment Dependent Notes Series 521311

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521311	$12,800	$12,800	16.45%	1.00%	June 7, 2010	June 6, 2015	June 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 521311. Member loan 521311 was requested on May 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,100 / month
Current employer:	Vista Community Clinic	Debt-to-income ratio:	20.65%
Length of employment:	4 years	Location:	Murrieta, CA

Home town:
Current & past employers:	Vista Community Clinic
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 23, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	32
Revolving Credit Balance:	$9,904.00	Public Records On File:	0
Revolving Line Utilization:	79.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the usually lacking borrower provided narrative. I am interested to help fund your $12,800 CC REFI category loan. My questions are: Number [1] Brief description your employer Vista Community Clinic? Number [2] Current position (Job/What you do) for your employer? Number [3] Transunion Credit Report shows a $9,994 Revolving Credit Balance total debts (79.20 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments that are DUE per month.) Number [4] $12,800 loan; $9,994 Revolving Credit Balance; $2,806 is the extra cash that you will be receiving (less loan's origination fee) that is consolidating or refinancing what SPECIFIC debts that are NOT included in the Transunion Revolving Credit Balance total debts? Number [5] If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early, i.e. , 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? Or utilize 4 to 5-yrs maximum? Advance thanks for expected FIVE answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.24.10 @ 5:15 AM ET.	1. Vista Community Clinic is a medical clinic. I am the vaccine coordinator for the main clinic as well as 4 satelite locations. 2. Most of my cards are 15-16% interest rate. 3. Off top I pay around $420 to bills monthly 4. I believe all debt may not be showing because I come up with a different balance than the 9000. 5. I do plan to pay off early, and am currently also working a second job to help out
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Vista Community Clinic is a medical clinic. I am the vaccine coordinator for the main clinic as well as 4 satelite locations. Most of my cards are 15-16% interest rate
what is Vista Community Clinic and what is your position there? What is the interest rate on your credit cards?	A medical clinic, I am a vaccine coordinator. 15-16% interest rate
What is Vista Community Clinic and what do you do there? What is the current interest rate on your credit cards?	Vista Community Clinic is a medical clinic. I am the vaccine coordinator for the main clinic as well as 4 satelite locations. Most of the cards are around 15-16% interest rate.
Why consolidate your loans at a higher rate on Lending Club?	Everything I owe is mostly under Navy Federal Credit Union, they aren't going to want to extend even more
Your loan now listed for 11 days but only 35 percent funded. Reason for slow funding is because on-screen loan application lenders view still does NOT show that required borrower "Credit Review" (employment and income verfication) has NOT been completed. Question: Did Home Ofice Credit Review contact you and request that you send to them income documents?, i.e, latest pay stubs/Leave and Earnings Statement? Or IRS Form 1040? etc. Refer to Home Page bottom for Member Services Dep't "CONTACT US" email address and Toll Free telephone number. Home Office is CLOSED on Sat, Sun and all national Holidays. Suggest you call Member Services Department BEFORE Close of Business on Friday Pacific Time and follow-up on status of required Credit Review. Otherwise you loan will not 100 pct fund before expiration date. Lender 505570 USMC-Retired 06.03.2010 at 01:55 AM ET	I have sent everything requested except the address verification. I rent, and have a PO Box, so I do not have mail stating my current address. I have asked my landlord to supply me with a letter, which I hope to have faxed in to Lending Club tonight. I requested the letter two days ago, but my landlord had surgery, and has not been able to do it. I did talk with her tonight, and we are going to try to get everything over tonight, if not tomorrow morning.

Member Payment Dependent Notes Series 521339

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521339	$7,275	$7,275	7.88%	1.00%	June 8, 2010	June 7, 2015	June 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 521339. Member loan 521339 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Allendale IGA	Debt-to-income ratio:	24.60%
Length of employment:	6 years	Location:	HAMPTON, SC

Home town:
Current & past employers:	Allendale IGA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > Debt consolidation to pay off our last 2 credit cards. No late payment history, over minimum payment made every month!!

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,305.00	Public Records On File:	0
Revolving Line Utilization:	47.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Any other income source? What do you do at Allendale IGA?	yes, my wife's income is not on here. we have joint checking, everything is shared. i'm a store manager at the allendale IGA,

Member Payment Dependent Notes Series 521368

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521368	$13,075	$13,075	16.07%	1.00%	June 7, 2010	June 6, 2015	June 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 521368. Member loan 521368 was requested on May 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,847 / month
Current employer:	richmond police department	Debt-to-income ratio:	21.65%
Length of employment:	7 years	Location:	richmond, VA

Home town:
Current & past employers:	richmond police department
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/23/10 > my wife and i are planning a family. recently citibank's rates went up, and i am looking to pay off this debt in 3 yrs- they are just not cooperating with decent rates in comparison to my excellent credit and payment history. i have a stable job in policing and a savings plan that will allow me to pay this debt off reasonably within 36-48mos. Borrower added on 05/25/10 > hi, i would just like to say thank you to potential investors who assist in funding this loan- i have done some research on lending club, and i am happy to see the benefits involved for both borrowers and investors. i think it is incredible that there is actually a way to avoid using the big name banks who have already abused their bailout, and are making it even harder for hardworking people who want to get out of debt do so. it seems like the more committed i am to being debt free, and raise a family that way, corporate america says no thank you. anyway, again, thank you, this has been a neat learning process! ashley (ethan's wife) Borrower added on 06/02/10 > Hello, someone has recently asked if we had verified our income- I emailed customer service in an effort to do this, but so it is readily available: This year for taxes we filed with a gross of just a little over $102,000. In addition to this I recently took a part time teaching adjunct position that will increase my salary at minimum by $11,400- and will increase if/when I opt to teach more than 2 classes per quarter. That is why I am confident that this loan will be repayed within my 3 year goal period of time, if not sooner! Thank you all again for your consideration! You may be asking yourself why I would even consider doing this loan then, well the answer is: I am not going to repay Citibank with my loyalty after they triple my interest rate after having been an excellent customer for 10 years! I believe in people who do the right thing being rewarded, and they flat out refused to change their ridiculous rates. I would rather provide an interest/return for investors than for a bank who is poorly managing their customers money, and over-debting customers who may have no intention of repaying their debt. I look forward to being a Lending Club investor when my plan is complete and I am in a position to do so! - Ashley Borrower added on 06/05/10 > Thank you all for investing! I just wanted to let potential investors know that I have recieved some helpful information and suggestions, and whether or not the loan is fully or partially funded, we are going to accept the funds and begin with our debt free plan!! Thank you!

A credit bureau reported the following information about this borrower member on May 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$48,028.00	Public Records On File:	0
Revolving Line Utilization:	57.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the usually lacking borrower provided narrative. I am interested to help fund your $18,250 CC REFI category loan. My questions are: Number [1] Current position (Job/What you do) for your employer Richmond, VA Police Dept? (Patrol? Admin? Support? Garage mechanic? Communications 911? Or exactly what?) Number [2] Transunion Credit Report shows a $48,028 Revolving Credit Balance total debts (57.20 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments that are DUE per month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early, i.e. , 2 to 3-yrs? 3 to 4-yrs? Or utilize 4 to 5-yrs maximum? Advance thanks for expected THREE answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.24.10 @ 5:15 AM ET.	1- I am a police sergeant with the City of Richmond. 2- both my wife and I have accuired debt compliments of a new marriage, home and prior student loans, as well as her prior college debt. Currently more than the minimum is paid monthly, in an effort to be debt free, my goal has been to pay 1 1/2x the monthly payment, or more. Since we have figured out what we want financially for the next three years, neither of us has made a credit purchase that hasn't been paid off by the next billing statement since Dec 2009. 3- I selected the 60m payment plan, planning for anything that might hinder our 3 year pay off plan. I currently have an extra employment security position, and my wife (who is also a police officer) works several jobs since she makes less money than I do, in an effort to provide at least 1/2 or more of our debt repayment. It is my intention to pay off this debt in 3 years- and is budgeted that way in my 'books' but I am also realistically preparing for any cutback in our extra employment due to the economy. I would rather be in a position I can stay committed to my plan, and pay more and payoff earlier, than take a chance on struggling for a payment. Thank you for your consideration.
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	This refi is primarily for my wife's citibank account. We have been customers with them for 10 years, and when laws passed in february, our interest rate doubled. After speaking with several representatives, they finally told me that the company is simply unwilling to give rates comparable to their customers credit history and payment history. My loyalty to them via excellent payment history etc, is of no matter, and I do not want to do business with such a company that would rather keep us in debt. The debt that will be paid off for my wife with this loan is Citibank credit card, the balance is approximately $18,200 with an 18.99% APR. My plan is to make close to a $600/mo payment as often as I can and to continue to plan for having a debt free family, and a chance to build our savings.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	My wife purchased the home a couple years before she met me. She unfortuantely was provided with an 'interest only' loan- which she did not know any better as a first time buyer. That being said, there is very little equity in the home after 3 years. The loan is in her name, and we are applying thru the bank to modify the loan so that we are paying more principal over the years. Equity-wise, we do have two motorcycles paid in full and my wife's car is paid in full. We also have strong Roth IRA's that we contribute to monthly. I had the home appraised last year, and with the neighborhood and economy they told me it was valued at $152,000- of which we owe $150,000. Again, the loan modification is in process- I do not know who would ever think to guide a first time buyer into an interest only loan. My only guess is that the mortgage guy profits, as he has contacted us several times to refinance, and of course pay his fees. Thanks.
Thanks for reply. Concerning your wife's interest only home mortgage loan, your assumption was correct. Mortgage agents/brokers collect a higher percentage commission for "steering" borrowers to more risky "subprime" type loans such as ARM's, interest only, zero $ down payment required, etc. It's simply economics; the more of those type loans the mortgage agent/broker funnels to mortgage firms the more $$ he/she receives in commissions. That is why he wants your wife to refinance the existing home loan- because he receives another commission.on the refinancing mortgage loan. He is NOT doing you a favor- again it's simply more $$ in his pockets. Lebder 505570 USMC-RETIRED 05.24.2010 at 2:06 PM	We have certainly figured that out! Thank you again for your consideration.
Your revolving credit balance is extremely high. Do you realize that?	Yes, I do realize that and understand the consequences of such, which is why I have set myself up on a realistic 4year debt free goal. Thank you.
Does your wife work outside the home? If so, what is your total family monthly income?	(hi, ethan's wife here!) yes, i do work outside of the home, i am a police officer, and have been for six years. i also work two part time jobs and just got a teaching contract where i will teach night classes! i cannot express enough: i have a plan, and my plan is to be debt free, and have a family! and i plan to do that within 4 years! thank you!!
So, what is your total monthly family income?	oops! sorry! approximately $7000 between the two of us, a little more sometimes with overtime, and depending on how many classes i teach per quarter- currently i teach two- that will likely increase with fall classes.
I like your financial metrics and will likely be investing in your loan app. However, would you mind verifying your employment and income with Lending Club? LC's support staff can be reached at "support@lendingclub.com" or (866) 754-4094. They will direct you on the specifics of how to do this, but it only involves sending a copy of your pay stubs or electronic deposit receipts. I ask for 3 reasons: 1) makes investors feel more secure in their investment, 2) increases your chance of getting a fully funded loan, 3) your loan app gets funded faster. So it benefits us both. Best of luck with your application and your plan to become debt free.	Thank you, I will be in contact with them to provide that information! For your information, we filed taxes this year at $102,000 collective income, and in addition to that I (ethan's wife) will be teaching at the univerisity level as an adjunt professor that will provide me with at minimum $11,000 extra income this year- that is how I plan to pay off the debt sooner than later =) If I get more classes than my scheduled 2 per quarter, then that additional salary will go up. Thanks again!
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	MRTZ, No, If the loan does not fully fund we will not be accepting the proceeds. The goal is absolutely to eliminate the balance of our one high interest citibank account- there is no need to tie up more money/credit if that goal is not accomplished. If the loan does not get fully funded, I will continue with my plan to eliminate the Citi line of credit within 3 yrs, the LC process would just simplify it a bit. Thank you!
Borrower, purpose is to tell you that after ABC News nightly broadcast featured P2P (Person-to-Person) lending, Lending Club borrower loans listed daily increased from an average 150 loans to 200 loans per day to 500 loans to 550 loans per day. Currently there are 350 loans to 400 loans listed per day. Dramatic increase in QUALIFIED borrowers requesting primarily Debt Colsolidation aNd Credit Card Refinancing loans result is that most loans listed now are 70 pct to 75 pct funded when their 14-days listing time expired. The borrower has an option to accept a partially funded loan or to cancel loan request and loan will be removed from lender consideration. Borrower can then re-list the same or modified loan for another maximum 14-days time. You loan now has less than 2 days left before time expires. Loan is 48 percent funded. Question: If your loan finishes approximately 70 percent or hopefully more funded when 14-days maximum listing time expires, will you be accepting partially funded loan? Or will you be declining partially funded loan and intend to re-list the loan later lender consideration? Advance thanks for your answer. Lender 505570 USMC-RETIRED 06.05.2010 AM 4:41 PM ET.	I will still be declining the loan if it is only partially funded. I would consider re-listing the loan after a few months, at which point it would be for a lessor amount as well. Thank you!
Officers (plural, as including adjunct night classes college professor wife), I forgot to include this info in my last email transmission. Most borrowers initial "knee-jerk" reaction is to decline a partialy funded loan which as the following information clearly indicates is often realistically NOT in the borrowers best interests. If I asked 100 borrowers the question "Did you know that you can have two simulateous Lending Club loans active at the same time?" I absolutely positively 100 percent guarantee you that at least 99 of the 100 borrowers would answer NO. Reason is because borrowers routinely do N-O-T take time to actually READ the Borrower Membership Agreement that they electronically signed or do they READ the Help? Borrower FAQ's. Following are DIRECT QUOTES FROM THESE SOURCES: Re: Lending Club Help, Borrower Information, How It Works, "Can I Apply for Multiple Loans?" Quote..."You may be able to apply for a second loan after 6 months of current payments in an existing Lending Club loan. You can only have a maximum of 2 loans in active repayment status on Lending Club...Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time." ....End quote. Summary: After initial loan either partially or fully-funded, issued and borrower payments current for 6 months, subject to Lending Clubs' borrower credit review requirements, the borrower can list another loan for lender consideration and possible funding. The borrower may be able to advantageously use this information in 6 months. To me It make much more sense to accept a $12K, $13K or increased $ amount partially funded loan at 16.07 pct NOW and payoff some existing credit card higher APR pct debts NOW and then return in 6-months and list another loan for whatever is the remaining loan balance that is unfunded when the listings time expires. Member 505570 USMC-Retired-Lender 06.05.2010 at 10:51 AM ET	Thank you, I appreciate the reassurance and have been considering that and may do this! Type your answer here.
Addendum to my earlier email: After an issued loan's monthly repayments are current for 6-months, Lending Club automaticaly generates an email to borrower informing borrower of excellent current loan repayment history and "INVITES" the borrower to apply for another loan to be listed for lender consideration and funding. You can expect this email to arrive in your in-mailbox approximately two-weeks before an existing loans 6-month anniversary. I currently have approximately $15K invested participating in L C predominately federal-state-civil service-military borrower notes but I am probablly only one of quite limited number investors who also were borrowers. I borrowed $1K just to go through C-O-M-P-L-E-T-E borrowing process. I posted in loan decription area that I would be repaying loan in maximum six-months; that way lenders knew in advance my intentions. Lender 505570 USMC-RETIRED 06.05.2010 11:47 AM ET	Thank you for the helpful information, you have changed my mind in accepting the partially funded loan, I appreciate both your service, and funding. I look forward to soon investing as well!
Reply to your email. Loan now 71 pct funded. 4 hrs and 25 mins time remaining, Hopefully loan may reach 75 pct funding before time expires. Concerning you later possibly becoming L C Lender: If you do become active lender, rules that I exclusivelty use to lend my $ by are: Borrowers should be employed (or retired w/pensions) in federal-state-municipal civil service and military; or active health care professionals (MD, Dentist, Chiropractor, Veternarian, Phramacist, Psychologist, Psychiatrist, RN, et al); Highly trained medical technicans, i.e., ultrasound, x-ray, laboratory, chemotheray, physical therapy, et al); College and university employees (very recession proof industry), Law Enforcement, Courts, Judicial and Corrections (The IDEAL no risk whatsoever borrower is Department of Justice, Federal Bureau of Prisons employee) and Licensed professionals, i.e., Engineers, Attorneys, CPA's, RLS (Registered Land Surveyor), et al. Those borrowers have extremely low loan delinquency and default (chargeoff) rates so what risk there is remains very minimal. Avoid like the bubonic plague that swept through Eurpoe in Middle Ages borrowers employed in construction (extremely recession prone), in cyclical industries (auto manufacturing and auto sales are classic examples). in certain retail lines- especially womens clothes and accessories (first items women stop shopping for and eliminate buying in a recession), sit-down restaurants (again, first discretionary item consumers eliminate in recession because much cheaper to fix meals at home and eat them). On flip-side I do actively invest in discount retail employees, i.e., Wal-Mart, Target, Dollar Tree, Dollar General, Family Dollar, and deep-discounters, i.e., Fred's and national fast-food chains store location managers, i.e., McDonalds, Chick-Fila-A, et al. I just now invested $250 in your loan. Best of luck with your loans funding. This is it. Signing off. Over and out. Lender 505570 USMC-RETIRED 06.06.2010 12:29 PM ET	Thank you for the advice!! I appreciate it.

Member Payment Dependent Notes Series 521398

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521398	$8,000	$8,000	16.82%	1.00%	June 3, 2010	June 10, 2015	June 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 521398. Member loan 521398 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,550 / month
Current employer:	Pet Smart Inc.	Debt-to-income ratio:	15.18%
Length of employment:	5 years	Location:	Jacksonville, FL

Home town:
Current & past employers:	Pet Smart Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/27/10 > Loan request for consolidating debt and a vacation, have fantastic credit never even been late.

A credit bureau reported the following information about this borrower member on May 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,821.00	Public Records On File:	0
Revolving Line Utilization:	85.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Pet Smart Inc?	I Recently got promoted for the 3rd time in 2 years. I am a Pet Care Manager currently, and in charge of the Live Animal Inventory in my store

Member Payment Dependent Notes Series 521401

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521401	$15,175	$15,175	13.11%	1.00%	June 8, 2010	June 6, 2015	June 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 521401. Member loan 521401 was requested on May 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Whiting-Turner Contracting	Debt-to-income ratio:	14.44%
Length of employment:	10+ years	Location:	Oxford, CT

Home town:
Current & past employers:	Whiting-Turner Contracting
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,982.00	Public Records On File:	0
Revolving Line Utilization:	57.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Discover Card - Approx 17% - $7500 - will be paid off Chase Card - Approx 17% - $4000 - will be paid off (wife's card) Chase Card - 29.99% - $3200 - will be paid off American Express - 3.99% - Approx $10k - will be partially paid off Bank of America - Approx 3.99% - Approx $15k - won't be paid off Student loan - won't be paid off
If you verify your income with Lending Club I'd be willing to fund your loan. This involves you sending Lending Club paystubs from the past few months or a tax return for this past year.	Lending Club advised me that I did not need to verify my income. I actually tried to do it and I wasn't able to. I will contact them again and see what I can do.
What is Whiting-Turner; what do you do there?	Whiting-Turner is a national contractor of large construction projects. I have been with the company for ten years. I am a Construction Superintendent (aka Construction Manager) and I manage all aspects of construction for multi-million and multi-billion commercial projects, primarily in Connecticut. I manage all of the subcontractors on the construction site (ie plumbers, carpenters, electricians, etc.), my direct reports, and I interact with the building owner and his or her representatives to ensure a smooth project.

Member Payment Dependent Notes Series 521558

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521558	$11,375	$11,375	13.23%	1.00%	June 8, 2010	June 8, 2015	June 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 521558. Member loan 521558 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	McDonough District Hospital	Debt-to-income ratio:	14.74%
Length of employment:	4 years	Location:	Kirkwood, IL

Home town:
Current & past employers:	McDonough District Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1987	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,518.00	Public Records On File:	0
Revolving Line Utilization:	77.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category loan is 1 of 491 total borrower loans that Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide DETAILS about their business? (i.e., Start-up? Established? Products? Services? Targeted clientele? Etc.) A-N-D provide PURPOSES how the loans net proceeds are intended to be spent to benefit either borrower or business? (Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? Floor financing? Or exatcly what? Etc.) Your listing provided nothing helpful to attract lenders interest and possibly to help to fund your loan. I strongly suggest that you provide your loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus the necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist an opportuntiy to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan attract lenders. Lender 505570 U S Marine Corps-RETIRED 05.26.10 at 08:11 AM ET	I'm a retired Navy Chief, I also work full time, this is a start up busines with my son. He works installing line drops for American Utilities, he subcontracts with Time Warner and various other companies installing their drop boxes and running their underground cabling. This loan is for the purpose to buy a used boom truck or panel truck and various equipment to start our own business. Loan will be paid back out of proceeds from business, Payment from customers are around time 4-6 weeks when job is finished. Revenue around $60,000 + per year and growing. Have all hand tools already. This is a strong business opportunity and I wouldn't want it to slip away. Thanks for your imput and your questions, any more questions fill free to contact me.
What do you do at McDonough District Hospital?	I'm a Director of the Environmental Housekeeping division alone with being the director of the linen department.
Chief, I am always interested to help fund small business start-ups that create jobs a-n-d loan repayment backed by military or civil service monthly retirement income. (Smile!) Thanks for reply; NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or latest IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $$. I-M-P-O-R-T-A-N-T to note this item: Small Business category loans historically take longer for Credit Review process to be completed because of additional income documents required such as current/previous Income Tax Returns,.etc. After you submit required income related documants you must FOLLOW-UP on Credit Review's progress because with 500 borrower loans listed daily things occassionally "Fall-Through-The-Crack". Being now retired former Navy Chief, you well-know that successful Leading Chiefs always follow-up on Junior PO's- and CRedit Review is NO exception. ThIs nformation benefits 1ST-time borrower. Lender 505570 Master Sergeant (Disbursing Office) U S Marine Corps-RETIRED, Virginia Beach, VA sent 05.26.2010 @ 10: 31 AM ET.	Thanks for the FYI heads up. When I checked my account they already had my credit score posted, you mentioned credit review to be proactive and completed quickly if borrower initiated, not to sound ignorant but what do you mean by this, sorry new at this typw of borrowing. USNC-R
Chief, Check the bank account number that was submitted with loan application to determine if Lending Club trial desposit accomplished (It is always less than $1, title appears as Lending Club Deposit. You may have to look closely to locate it while reviewing your on-line bank account.) If it accomlplished successfully then contact L C Home Office. Refer to bottom Home Page for Member Services Department email address and Toll Free telephone number. Ask for Credit Review. They will tell you specific income documents to submit for you Small Business categort loan. Note that Home Office is closed Saturday, Sunday and all national Holidays. That means no one there to anser telephon ethis Saturday, Sunday and Monday which is Memorial Day. Suggest that you contact them NLT tomorrow to "Get-The-Ball-Rolling". Good luck. Lender 505570 USMC-RETIRED 05.26.2010 at 12:29 PM ET.	Thanks will do..
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	No, my wife and my name is on the title the mortage company has the mortage on the property. Equity in the house is probably $35,000 - $45,000. Thanks for asking
Chief, You follow directions outstandingly; that explains why you retired as Navy Chief instead of PO1. (Smile!) On-screen application viewed by all lenders now shows that your loan Credit Review was completed and all important Review Status now shows loan is "Approved" for issuance after loan 100 pct funds. An $18,000 Small Business category loan at 13.23 pct APR normally attracts 250 to 350 s-m-a-l-l lenders combining to participatie at various $$ funding amounts that they feel comfortable. I know that this unsecured (no collateral) personal loan is guaranteed by Navy Chief's monthly U S government issued retirement check; therefore I will initally be providing $250 to help fund the loan and may be more $ before loan finally 100 pct funds and closes for lender investment. Marines Corps "Take care of their own" philosophy I expand to take care of Army Soldiers, Navy Sailors, Air Force Airman and Coast Guard Coasties. Am glad to be of service whenever possible to fellow military- especially second-career retirees. Semper Fidelis (USMC Motto), Lender 505570 USMC-RETIRED sent 05.27.2010 at 11:42 AM ET	Thank you very much since I give monthly to the Navy/Marine benefit program for family members that deployed overseas. This loan is a good investment or I wouldn't be applying for it, the growth potential is great and will eventually will lead to expansion probably before the end of the year or by spring of 2011.Once again thanks for believing in this business oportunity for me and my family. USNC-Retired
Chief, Received your email. L C is great site because [1] There are NO hidden fees; only fee is the upfront loan origination fee that is plainly spelled out in Loan Agreement and [2] All issued loans feature NO prepament penalty. FYI: Military members using this site usually are described thusly: U S Army- Staff NCO's (E-6); NCO's (E-4 to 5) and below. Many retirees list loans also. U S Air Force- Field Grade Officers- Maj (O-4), LtCol (O-5) Col (O-6), Junior NCO's (E-4 to 5) and below. Many retirees list loans also. U S Navy- E-7 to E-9 CPO's, PO3 to PO1). Popular site for enlisted retiree listed loans. I never observed Navy Officer, either active or retiree, requesting loans. Guess they haven't learned of this website yet. U S Coast Guard- Junior NCO's (E4 to 6) I never observed Coast Guard Officer listing loan this website. U S M C - SNCO's (E-6), NCO's (E-4 to E-5) and sometimes junior enlisted. Over and out. Have a great Memorial Day Weekend. Lender 505570 USMC-RETIRED 05.27.2010 at 1:45 PM	Thanks for the information, I'll mention this site to anybody that ask's me about getting a loan, this way you as an investor and anybody else could possibly reap the benefits. Have a great Memorial Day weekend.
Chief, When loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this 13.23 percent low-interest loan early, i.e. , < 1-yr? Or within 1 to 3-yrs? Or utilize the 4 to 5-yrs maximum time alowed? Advance thanks for expected answer that will help many participating lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.28.10 @ 10:07 AM ET.	I selected a 60 month term, but expect to pay it back within 1 to 3-yrs. Thanks for the question. USNC-retired
Happy Memorial Day-thanks for your service. Please address 10k revolving credit balance. Why isn't your son applying for loan? Contingency plan if business fails and you're laid off? Thanks for answering, I'm very interested in this loan.	Actually I'm applying for the loan for myself and my son, that way I control the loan and what money is distributed out then if not needed return most of what we don't use to pay back the loan quicker so the investors can recoup their money. The money comes directly out of my military retirement account each month. This business willl not fail, to many jobs waiting to be done. My job is probably one of the least to be laid off due the soundness and stability of this hospital, my management of two departments plus I'm qualified to do any job that my personnel can do, but if it does come down to being laid off which I can't foresee I'll get another one might not be at the same salary but I'm not afraid to work.
Not sure if last Q went through, please explain 10k revolving credit balance. Thanks.	I'm not sure as to what you are asking, the loan is to buy a boom or side box truck to start the business up. Any money left over from purchase would buy insurance and any miscellaneous equipment that we don't have. The rest would be returned to pay back the loan.
Your profile shows a $10,518 revolving credit balance. Is this a HELOC; CC debt or some other revolving debt?	This revolving debt I inherited from my late daughter, she add student loans and I co-signed for them, since the goverment still holds the loans as valid since I cosigned for them then, according to them I'm responsible. I did co-signed for so in reality I'm responsible so I'm paying them off.
Chief, purpose is to tell you that after ABC News broadcast featured P2P lending, the Lending Club borrower loans increased from an average 150 loans to 200 loans listed per day to 500 loans to 550 loans listed per day. Currently there are 350 loans to 400 loans that are listed per day. Dramatic increase in high-quality credit-worthy borrowers requesting primarily either Debt Consolidation, Credit Card Refinancing or Home Improvement Project loans result is that most loans now listed finish 70 pct to 75 percent funded when their 14-days maximum listing time expired. Borrower has an option to accept a partially funded loan or to cancel requested loan and loan will be removed from lender consideration. Another option is borrower can then re-list either the same or modified loan for another maximum 14-days time. You loan has 2 listing days remaining before time eexpires. Loan now 30 percent funded. Funding pace usually accelerates in final 3 or less listing days that remain before listing expires. Question: If your loan finishes approximately either 70 percent or hopefully higher funded when 14-days maximum listing time expires, will you be accepting partially funded loan? Or will you be declining partially funded loan and instead intend to re-list the loan later for lender consideration? Advance thanks for answer. Read the related loan information that follows. Lender 505570 USMC-RETIRED 06.06.2010 5:05 PM. FYI: Simultaneous Loans Re: Lending Club Help, Borrower Information, How It Works, "Can I Apply for Multiple Loans?" Quote..."You may be able to apply for a second loan after 6 months of current payments in an existing Lending Club loan. You can only have a maximum of 2 loans in active repayment status on Lending Club...Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time"...End quote. Summary: After initial loan issued and borrower payments current for 6 months, subject to Lending Clubs' borrower credit review requirements, the borrower can list another loan for lender consideration and possible funding. Borrower may be able to advantageously use this information in 6 months.	I'll accept partial funding, because I found a good truck if I get at least 60 - 70% funding.
Chief, 61 pct ;10 hrs remaining; probably finish 65 pct to 70 pct. USMC-RETIRED 06.07.2010 11:57 PM ET	If it finishes at the 65 to 70 % mark that we'll be fine.

Member Payment Dependent Notes Series 521586

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521586	$10,025	$10,025	10.62%	1.00%	June 8, 2010	June 7, 2015	June 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 521586. Member loan 521586 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,917 / month
Current employer:	Commonwealth Controls Corp	Debt-to-income ratio:	1.66%
Length of employment:	8 years	Location:	Henrico, VA

Home town:
Current & past employers:	Commonwealth Controls Corp
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1985	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	32
Revolving Credit Balance:	$1,634.00	Public Records On File:	0
Revolving Line Utilization:	5.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please describe the debt you are wanting to consolidate (auto loans, student loans, mob loans?)	Type your answer here Credit Cards
Can you list the cards, balances and current rates you are trying to consolidate so that we may better understand your plans? Your revolving credit balances, reported as $1,634 (which may be out of date) , do not indicate the need for $15,000	Type your answer here. American Express $1493.76 CITI Cards $1405.18 Juniper card $3744.08 Capital One $4960.98 And use the rest for repairs around house
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 500 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger. You say you want to use the loan for credit card consolidation but you show less than $2k in revolving debt. Give us the details before we fund your loan.	Type your answer here. American Express $1494 CITI CARD $1405 Juniper card services $3744 Capital one $4961 do a few things around the house
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. Home is financed through Wells Fargo Principal balance $246187.66
Please explain why the credit card balances do not show up in your credit report. Are they in your name?	Type your answer here. My wifes name
Please tell me more about your delinquency. How do you plan on avoiding additional debt while paying this loan off? thanks	Type your answer here. closing credit card accounts and wife looking for employment.
Please provide the requested details regarding your previous delinquency 2 1/2 years ago.	Type your answer here. I'm not aware of a delinquency.

Member Payment Dependent Notes Series 521621

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521621	$15,625	$15,625	10.99%	1.00%	June 8, 2010	June 7, 2015	June 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 521621. Member loan 521621 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	Pacific Gas & Electric	Debt-to-income ratio:	1.85%
Length of employment:	9 years	Location:	Stockton, CA

Home town:
Current & past employers:	Pacific Gas & Electric
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1979	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,957.00	Public Records On File:	0
Revolving Line Utilization:	10.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Other" category loan is 1 of 509 total loans that Lending Club listed for lender consideration. Lenders apreciate borrowers who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: More than 1/2 of "Other" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more reasonable one monthly payment or combination of both.] Your listing provided nothing helpful to attract lenders interest and to possibly help to fund your loan. Suggest that you provide basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be lender potential 100 pct funded. At the end of borrower registration process exist an opportuntiy to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan attract lenders. Lender 505570 U S Marine Corps-RETIRED 05.25.10 at 5:57 AM ET	The loan will be used to help a family member.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I am not sure of the current value of my house.
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	My monthly costs including everything that you asked are approx. $2200.
Your answers are evasive at best, I will not fund your loan.	What question did you want an answer to?
Hi - Your profile and credit history indicate an ideal loan candidate. If you need the full $25K I encourage you to resubmit your loan request but also provide more detailed information. The loan will get funded.	Thank you for your input. I may just have to do that.

Member Payment Dependent Notes Series 521669

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521669	$16,275	$16,275	17.19%	1.00%	June 8, 2010	June 7, 2015	June 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 521669. Member loan 521669 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,564 / month
Current employer:	LimitedBrands Corporation	Debt-to-income ratio:	7.78%
Length of employment:	10+ years	Location:	Millbury, MA

Home town:
Current & past employers:	LimitedBrands Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > Dear potential investors, The loan I am requesting will be used to consolidate my high interest credit accounts, moving expenses and assist with additional move-in related payments. On the day this loan request was created (5/24) and as my screen name suggests, my FICO Score with TransUnion was 715. My timely payments in excess of the minimum due each month have not been enough to keep my interest rates at a reasonable level. While I have been consistently on time with my payments to Citibank, my interest rate has risen to 29.990%. The majority of my monthly payments (approximately 80%) are now absorbed by high finance charges rather than paying off my actual balance. I am a successful district manager for Limited Brands' Bath & Body Works division. More than 1600 stores in the United States and we are expanding into Canada and have a few overseas locations. I love what I do, have a college degree in my field with no tuition debt, and am so thankful to be gainfully employed in this still difficult environment. I have been with the company for nearly ten years and have been promoted several times over the past 5 years. Getting promoted is not just about successful results, it's also about mobility. I have moved for my job 6 times since 2002, which has been great because all moves have meant more money and greater responsibility. Even though I received relocation assistance for 3 of the 6 moves, it always involves more money than you get. The other 3 moves I did voluntarily to be closer to my territory, but with no financial assistance. The additional out of pocket needs have slowly crept up on me in the form of high credit card debt. On July 1, 2010 I am moving yet again. This is an exciting time, albeit an expensive move as my new district is Boston, Massachusetts proper. This recent promotion brings with it a raise in salary and a company vehicle. I plan to use this additional income to aggressively pay off my debt and will continue to work to improve my financial situation. I want nothing more than to pay off this credit card debt and say goodbye to exorbitantly high interest rates. I think it is genius to have a forum where I can put some money into someone's pocket in return for a loan that will help me get rid of the plastic debt! Thank you for your consideration and rest assured I am a worthwhile and sound investment. Borrower added on 05/28/10 > Additional notes: I have never defaulted on a loan or financial obligation. I want to add an additional note to alleviate any potential concerns investors may have about my ability to repay the loan here on Lending Club. In the unlikely event that I found myself unemployed and without a steady stream of income, I would borrow against my 401k retirement account to pay back my loan here on Lending Club. As of today (5-28) I have $90,000 between my 401k/savings retirement account. Thanks again for considering me as your next investment.

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	15	Months Since Last Delinquency:	15
Revolving Credit Balance:	$20,270.00	Public Records On File:	0
Revolving Line Utilization:	48.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is LimitedBrands Corporation and what do you do there? What is the reason for you 2 recent delinquencies?	Dear JHU_Investor, Thank you for your questions. Limited Brands is the U.S. based parent company of Victoria's Secret, Bath and Body Works, Henri Bendel and C.O. Bigelow. I am a District Manager for Bath and Body Works overseeing 10 locations. Thank you also for inquiring about the (2) late payments shown on my credit report. These late payments were serious oversights that I deeply regret. I am a hard worker and paying my bills on time is extremely important to me. The two payments in question were made to Ford Credit for an auto lease/loan. The first late payment to Ford occurred in November of 2008 and the second occurred in February of 2009. There is no excuse for not paying these bills on time. That said, I would to explain exactly how these late payments occurred - October of 2008 ??? March of 2009 was a very exciting, but busy time for me professionally. I would often travel (fly) for work for 4-5 days at a time. On the weekend of November 29th, 2008 I had returned home from a business trip and realized I had forgotten to send out Novembers' payment to Ford Credit. I immediately went online and made a payment using Ford Credit's website. Payment was made on 11/30/2008 in the amount of $644.50. The $644.50 payment was for both November and Decembers' payments. Unfortunately, I did not realize at the time that it would take 48 hours for my payment to post to my account. Payment was processed by my bank however, it did not post to my Ford Credit account until 12/02/2008. Regretfully, this is why you are seeing a 30-day late payment for 11/2008 on my credit report. Payment for Jan/2009 in the amount of $360.00 was received on-time (1/21/09) In February of 2009, a similar situation occurred. I made my payment electronically on the morning of Saturday, February 28th using Ford Credits' website. At the time, Ford Credit only accepted payments by telephone Monday???Friday so this was my only option. Payment did not post to my account until 48 hours later on March 2, 2009 resulting in the 2nd late payment you see on my credit report. My financial integrity is very important to me and I will not let this happen again.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	CriticalMiss, Thank you for your question - This loan will be used to consolidate all of my high interest credit cards into one lower interest installment loan. My heavy use of revolving credit seems to be a major contributor to why my FICO score is not as high as it should be when you take into account my favorable debt-to-income ration. I don't plan to cancel these credit card accounts as I know this can have an adverse effect on my credit rating. Moving forward, I will use these revolving credit accounts (sparingly) and pay off each charge at the end of the month. My open accounts with balances are as follows: Type Balance APR Citicards/Credit $18,798.28 29.990% ChaseBank USA/Credit $1,366.81 17.24% Chase-Pier 1 $204.00 21% Gemb/Banana Republic $452.00 22.99% WFN-JCrew $816.16 24.99% The remaining balance of $1,500(e) will be used towards the next round of moving related expenses as I will be moving July 1st into my new district (Boston, Massachusetts). Thank you!
IF LOAN DOESNT FULLY FUND R U GOING TO ACCEPT THE PROCEEDS 2	Hello MRTZ, Great question - and one I have been thinking a lot about for the last few days as I've been watching the status of the loan. The proceeds have steadily increased over the last several days which has been very exciting to see. First, I would like to thank all of the 190+ investors that have read my profile and decided to make an investment in me. Not only did you make a smart investment decision, you have put me on track to consolidating all of my high-interest credit cards and achieving my financial goals. So yes, I will likely accept the loan. However, I am hoping for a rally here in the eleventh hour so I can receive the full amount requested (and needed) of $24,250. I hope that investors like you MRTZ will decide to make an investment. This is a great opportunity for investors here on Lending Club to make a high return on your investment. I have NEVER defaulted on a loan, I make a very good salary, work for a great company and have an extremely favorable debt-to-income ratio. I hope that you and other investors here on Lending Club will help me reach my funding goal of: $24,250. Thank you all very much.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS 2	Same Question. Please see my previous answers. Thank you!
IM IN	Great. Thanks MRTZ.

Member Payment Dependent Notes Series 521679

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521679	$7,500	$7,500	11.86%	1.00%	June 3, 2010	June 8, 2013	June 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521679. Member loan 521679 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,750 / month
Current employer:	fairfield properties	Debt-to-income ratio:	12.59%
Length of employment:	5 years	Location:	WEST WARWICK, RI

Home town:
Current & past employers:	fairfield properties
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	36
Revolving Credit Balance:	$596.00	Public Records On File:	0
Revolving Line Utilization:	13.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use this loan for? What is it that you are planning on buying?	a car
Your "Major Purchase" category loan is 1 of 491 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide basic DETAILS about their loan, i.e., What is being purchased? [FYI: One-half plus of "Major Purchase" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more affordable one monthly payment or combination of both.] Some times there exist a genuine "Major Purchase" i.e., boat and motor, household appliances (refrigerator-freezer, washer-dryer), et al, because that does not exist in loan category drop-down menu. Your listing provided nothing helpful to attract lenders interest and to possibly help fund your loan. You should provide D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist an opportuntiy to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan attract lenders. Lender 505570 U S Marine Corps-RETIRED 05.26.10 at 8:13 AM ET	A car
Please be more descriptive about Loan Purpose and Description. 1. What is your current position with Fairfield and give a brief job description? Who was your prior employer and for how long? Why did you leave? 2. Is stated income from 1 or 2 wage-earners? What is the income of your husband/ wife? 3. Mortgage/ Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize each CC debt and payments along with any other loans? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? 7. How confident are you that you will pay this loan back?	My current position is Property manager. My prior employer was Dimeo Properties, as a property manger. I left for a $20,000 increase in pay. The income is my alone. My mortgage payment is approximately $1800.00. My car payments are approximately $350. My credit card debt has recently been paid off and the remainder is approximately $75 per month. Very confident I will pay back this loan and most likely before the end of its term.
What is fairfield properties and what do you do there?	I am a Property Manger. Fairfield is a property manager company.
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 500 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger.	I am purchasing a car.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The title to the home is in my name. I owe approximately 215000 and the home is worth about 260000. I also have $10000 in liquid assets.

Member Payment Dependent Notes Series 521697

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521697	$11,625	$11,625	10.99%	1.00%	June 8, 2010	June 7, 2015	June 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 521697. Member loan 521697 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,193 / month
Current employer:	PepsiCo	Debt-to-income ratio:	18.60%
Length of employment:	3 years	Location:	Shorewood, IL

Home town:
Current & past employers:	PepsiCo
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/04/10 > These funds are to be used for credt card debt consolidation. My job is very stable and the monthly payments for this loan are going to be automatically deducted from my checking account. The goal for this loan is tp pay it off quickly as posible and lower my overall debt load.

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	19
Revolving Credit Balance:	$85,635.00	Public Records On File:	0
Revolving Line Utilization:	43.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	My home is currently financed. The estimated value of the home is approximately $285,000 and the balance of the loan is approximately $180,000.
Please list the cards you are paying off, their balances, APRs, and monthly minimums. Thanks!	Chase, $570, 19%, $70/mo. Capital One, $7292, 29%, $230/mo Target, $9984, 25%, $335/mo
Your revolving credit balance is over 85k. Do you have a HELOC or 2nd mortgage included in this? Or, are there outstanding car, RV loans to account for the high balance? Thank you.	The high balance is a second mortgage taken out to remodel the primary residence.

Member Payment Dependent Notes Series 521710

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521710	$12,150	$12,150	7.88%	1.00%	June 8, 2010	June 8, 2013	June 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521710. Member loan 521710 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	GSP Marketing	Debt-to-income ratio:	2.30%
Length of employment:	10+ years	Location:	CHICAGO, IL

Home town:
Current & past employers:	GSP Marketing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/26/10 > This money is for my wedding. About 10% will be used to pay off a small credit debt. To take advantage of the lower interest rate. Borrower added on 05/30/10 > What this load will be paying for: -Wedding rings, -Reception rental -Food and beverages for reception to feed about 55 member of our family and friends. -Staff for reception -Reception Invitations -Unexpected expenses related to the reception We are having a civil ceremony at a government building the cost is under $100. This is primarily for the reception.

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	78
Revolving Credit Balance:	$4,980.00	Public Records On File:	0
Revolving Line Utilization:	26.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Other" category loan is 1 of 491 total loans that Lending Club listed for lender consideration. Lenders apreciate borrowers who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: More than 1/2 of "Other" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more reasonable one monthly payment or combination of both.] Your listing provided nothing helpful to attract lenders interest and to possibly help to fund your loan. Suggest that you provide basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be lender potential 100 pct funded. At the end of borrower registration process exist an opportuntiy to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan attract lenders. Lender 505570 U S Marine Corps-RETIRED 05.26.10 at 8:15 AM ET	The loan will be used primarily for my wedding, I will use about 10% to pay off debts for the lower APR. I applied through Lending Tree, so that's the main reason why there aren't more details. Thanks for asking.
What is GSP Marketing and what do you do there?	I'm the IT Manager.
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	I don't own a car or children. -Utilities runs approximately $100 per month. -All debts will be covered by this loan. -Pet care runs between $400-$700 per month for 3 pets -Internet, phone, and tv services run about $150 combined.
Congratulations on you coming wedding! I'm interested in funding your loan. Please give a breakdown of your expenses for the wedding and what is your current apartment rent. Thanks!	Thanks. My rent is $1000 per month, heat included. Expenses for the wedding $8000 for food, beverages, tables, dinnerware, and staff for reception $2000 for photographer $2000 for rental space for reception $500 for invitations $500 for flowers & decorations $1700 wedding bands The rest is for some small credit debt and unexpected expenses. Thanks again.
You have 7 credit lines open, the total amount comes to $4,980.00, correct? Will you be using this loan to pay that debt? Do you have any other loans?	That is correct. I will be using part of this loan to pay those off, to take advantage of the lower interest. I do not have any other loans.

Member Payment Dependent Notes Series 521759

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521759	$6,000	$6,000	13.61%	1.00%	June 3, 2010	June 10, 2013	June 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521759. Member loan 521759 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,417 / month
Current employer:	Rings & Things	Debt-to-income ratio:	16.80%
Length of employment:	10+ years	Location:	Spokane, WA

Home town:
Current & past employers:	Rings & Things
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/27/10 > Trying to get debt free with in 3 to 4 years, and save money on interest rates while doing so.

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,901.00	Public Records On File:	0
Revolving Line Utilization:	90.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Rings & Things and what do you do there?	Rings & Things is a wholesale jewelry supplier. I help maintain & develop their web presence through work on their web servers, website and online store. I also help with general tech problems around the warehouse, such as maintaining, upgrading and repairing computers.
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Thank you	I only have one other loan, which is a 401k loan, that I have recently taken out and used to pay off most of my debt. So might debt looks like right now. 11,000 - 230.20 a month, taken out of my each of my paychecks for it is 115.10. Then there is my Capitol One card which has 5400 on it, which I am using the majority of this loan to pay off, at 160.00 a month. I also have 367.00 on a Bill Me Later account that is still in the interest free and not payment stage. That is it. Right now my credit report hasn't been updated to this though. I have recently paid of my car loan and 2 other high interest credit cards.

Member Payment Dependent Notes Series 521762

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521762	$6,525	$6,525	7.88%	1.00%	June 8, 2010	June 7, 2015	June 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 521762. Member loan 521762 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	CenturyLink	Debt-to-income ratio:	7.62%
Length of employment:	4 years	Location:	Lees Summit, MO

Home town:
Current & past employers:	CenturyLink
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > I obtained a discover personal loan 2mths ago at a fixed rate of appx 18% for 72 mths to consolidate all revolving debt except 1 low rate card. This loan is to reduce both the term and rate of that loan in order to be debt free w/in 5 years. The only credit card balance I have is a 2nd Discover card which is a fixed balance transfer rate of 2.99% until 2013 which is being paid at a rate to accomplish $0 balance by 01/2013. Original debt was generated from costs to prepare home to sell which didn't sell. No other debt exists except fixed mortgage - not even a car payment.

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	23
Revolving Credit Balance:	$5,629.00	Public Records On File:	0
Revolving Line Utilization:	19.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, What did you do about the house that didn't sell? Are you still in it? Still planning to sell? What is the value of the house (houses?) you own, and what do you own on mortgage(s)? Thanks for your answers, and good luck with your loan.	We moved back in! Yes, it's still on the market. Not sure I'm comfortable giving actual valuations and that much specific personal info in a public forum. Understandably, as an investor, you are concerned about debt, we only have one mortgage and are not underwater even in this market. We've owned it for a very long time.

Member Payment Dependent Notes Series 521820

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521820	$9,000	$9,000	15.58%	1.00%	June 8, 2010	June 17, 2013	June 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521820. Member loan 521820 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,767 / month
Current employer:	TD Bank	Debt-to-income ratio:	9.48%
Length of employment:	9 years	Location:	HORSHAM, PA

Home town:
Current & past employers:	TD Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > I plan to use the funds to consolidate my credit cards into 1 easy payment. I am a good candidate with a stable job, and need to diversify my credit profile and saw this as a good opportunity. I have good, steady income, and minimal obligations. I have been in my current job for 9 years, and 2 and 10 years prior to that, all in the same field. I am an AVP and am very dedicated to my company.

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1984	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	41	Months Since Last Delinquency:	8
Revolving Credit Balance:	$13,284.00	Public Records On File:	0
Revolving Line Utilization:	50.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please describe your two delinquencies in the last year?	I am not sure, could you tell me what companies reported them?
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, I hold the title jointly with my husband. I have a home that was last appraised at $240K, with a $190K mortgage balance. The mortgage is in my husbands name only. I pay half and am responsible for making the payments for that and the car, which are always on time. My husband has exceptional credit because of it. I do not wish to do a Home Equity loan, the purpose is to do this loan specifically in my name to build and diversify my credit and to consolidate to one monthly payment. Thank you.
What is your total household income? Please explain the delinquency from 8 months ago.	$150K. I do not know what the delinquency is, so I am not sure how to explain it. I am going to retrieve a copy of my credit report to review it.
Me again. As lenders all we see is a bare bones credit history. The two items that led to my question are: Delinquencies (Last 2 yrs) 2 Months Since Last Delinquency 8 You may want to check your credit report if you feel the two delinquencies are inaccurate. Regards; Art	I understand where you are coming from as far as credit history. I have had mortgages and installment loans that have been paid on time that no longer reflect on my credit report. I pay everything online so it is on time, so I will review my credit report. I am responsible for my household bills, and my husbands credit score is well over 700 because of it. I am trying to build mine and get 1 payment for my cards. I know that you have to go on facts, but please be assured I am not messing around with this. I work in finance and have for 21 years, I am just looking for a chance. Thank you.
When you provide a good answer to the delinquencies, I will support your loan. You know more than you are telling us.	Wow. Ok, I respect that it is your choice, but if I knew I'd tell you. It could be from last summer, I could have had a couple late payments due to 3 personal tragedies that happened, other than that, until I get a copy of my credit report I don't know. I am just trying to get a loan to have one payment to make my life easier.
Please list what debts you are paying on, and how much. Please list what debt you want to consolidate, and how much balance will be paid. Steve	I have 7 obligations. All will be paid in full and equal the amount that I am asking to borrow so that I have no outstanding balances on my credit cards. I have a seperate checking acccount opened and the first loan payment is already set aside. I want to be able to answer your question openly, but I am not sure how public this is, so I am a little hesitant to put down what companies the obligations belong to. The amounts are $2,540, $950, $1980, $1000, $850, $230, and $950. These are rounded off and I will be making payments this month until this loan is funded. Again, all obligations are being consolidated and will be brought down to a zero balance to give me 1 easy monthly payment. Thank you.
I'm interested in funding your loan. I would like more information on your 2 delinquencies in the last 2 years, 1 from 8 months ago. You can obtain all 3 of your credit reports for free from annualcreditreport.com. Please let us know more information about the late payments. Thanks, and good luck!	Thank you so much for that info. I obtained a copy of my credit report, and upon review saw there was a delinquency repoprted by Macy's. I do everything electronically to save paper. After a messy systems conversion at my place of employment, and 2 deaths in my family on the same day during that, I must have forgotten to pay them. I only owed $146, so I did go to the Macy's to pay them the outstanding balance. I was not aware that the payment was that late, and no one from their customer service informed me of that at the time. Only when I pulled the credit report, did I see how late it was. The other I see is from April, and again it was an oversight. I must have thought I paid them and then when the time to pay came around, I was late causing the delinquency. I can only say that I regret these mistakes, and have made every effort to ensure it does not happen again. I am trying to build my credit to an excellent score. My efforts have helped the credit in my husbands name substantially, and am looking forward to doing the same for myself individually as well through Lending Club. Thank you!
Denise I quote you! "I want to be able to answer your question openly, but I am not sure how public this is, so I am a little hesitant to put down what companies the obligations belong to." Your answer is just fine. You could answer like this: cc #1 $2540 @ 19.6% will pay off cc #2 $950 @ 13.5% will pay off so on, and so forth, the more detail you provide (without private info) the better we like it, it really helps us to decide whether to fund your loan or not. Just for your information! Good luck, I will be investing in you. Thanks Steve	Oh, good! I want to answer as open and honest as possible with out giving the private info because I know how difficult this must be for the investors to put their trust in someone they have never met. Thank you so much! I appreciate your reply and thank you so much for investing!

Member Payment Dependent Notes Series 521851

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521851	$12,600	$12,600	10.62%	1.00%	June 8, 2010	June 7, 2013	June 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521851. Member loan 521851 was requested on May 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Compliance 360	Debt-to-income ratio:	17.95%
Length of employment:	< 1 year	Location:	Atlanta, GA

Home town:
Current & past employers:	Compliance 360
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/02/10 > I am currently trying to pay off debt accrued due to school related expenses. I think I will be a good borrower for these reasons: 1) I have been advancing in my career in the 2 years from graduating college despite a poor economy, 2) I have not had a gap in employment since I started working (while still in college), 3) I pay on time and have not been delinquent, 4) I am in a good financial situation to pay the balance off relatively quickly. My goal is to pay the balance in 2 years so I can save toward buying a house.

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,778.00	Public Records On File:	0
Revolving Line Utilization:	62.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Compliance 360 and what do you do there?	Compliance 360 is a software company based out of Alpharetta, GA that write web-based software applications in the GRC (governance and risk compliance) market. Essentially we help heavily regulated businesses comply with these regulations. More information is available at http://www.compliance360.com/ Specifically my role is as a software engineer, developing and maintaining new features and solutions.
Credit cards are a form of revolving credit. Your revolving credit balance is $10,778. Why are you asking for $15,000 to refinance your credit cards?	Thanks for your question, the short answer is that this figure is inaccurate. I am currently reviewing where this information is coming from and how to correct it. The actual amount is much closer to the requested amount (approximately $14,400). My goal is to be able to pay off this amount in the next 2 - 3 years.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	Sorry for the late response, I will try to answer these questions as best I can. 1) I work for a software company in Alpharetta, GA. I am a software engineer there. Our business is in GRC (governance and risk compliance) for heavily regulated industries. 2) My other expenses include rent ($800), utilities/internet ($150) and cell phone ($70). I usually pay my car insurance every 6 months and do not have it as a recurring expense. 3) The loans I am trying to refinance are from Bank of America ($7000), Chase ($6000) and Citi ($2000). The amount from Chase does not appear to show up on my info screen (I don't know why). 4) I have no delinquencies. 5) I have a small 401k from a previous job. 6) Yes, I am the sole wage earner, I live alone. However, I moonlight on occasion and generally pull in a few extra thousand doing this (last year it was about $3000). 7) I have an amount in savings to cover insurance deductibles in case of an emergency. I plan on using automatic withdraw to pay this amount monthly; I also plan on paying the amount off early.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	Sorry for the late response, I will try to answer these questions as best I can. 1) I work for a software company in Alpharetta, GA. I am a software engineer there. Our business is in GRC (governance and risk compliance) for heavily regulated industries. 2) My other expenses include rent ($800), utilities/internet ($150) and cell phone ($70). I usually pay my car insurance every 6 months and do not have it as a recurring expense. 3) The loans I am trying to refinance are from Bank of America ($7000), Chase ($6000) and Citi ($2000). The amount from Chase does not appear to show up on my info screen (I don't know why). 4) I have no delinquencies. 5) I have a small 401k from a previous job. 6) Yes, I am the sole wage earner, I live alone. However, I moonlight on occasion and generally pull in a few extra thousand doing this (last year it was about $3000). 7) I have an amount in savings to cover insurance deductibles in case of an emergency. I plan on using automatic withdraw to pay this amount monthly; I also plan on paying the amount off early.

Member Payment Dependent Notes Series 521867

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521867	$13,100	$13,100	15.58%	1.00%	June 3, 2010	June 10, 2013	June 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521867. Member loan 521867 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Union Pacific Railroad	Debt-to-income ratio:	17.93%
Length of employment:	10+ years	Location:	Smithville, MO

Home town:
Current & past employers:	Union Pacific Railroad
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,870.00	Public Records On File:	1
Revolving Line Utilization:	44.20%	Months Since Last Record:	98
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $13,100 Debt Consol category loan. My questions are: Number [1] Current position (Job/What you do) for your employer Union Pacific RR? Number [2] Transunion Credit Report shows a $2,870 Revolving Credit Balance total debts (44,40 pct credit usage). $13,100 loan; $2,870 Revolving Credit Balance; $10,230 is the extra cash that you will be receiving (less loan's origination fee) that is consolidating or refinancing what SPECIFIC debts that are NOT included in the Transunion Revolving Credit Balance total debts? Number [3] If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 36-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early, i.e. , < 1-yr? 1 to 2-yrs? Or utilize 2 to 3-yrs maximum time allowed? Advance thanks for expected THREE answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.28.10 @ 6:39 AM ET.	Type your answer here.1. Yardmaster I build trains 2. I have A loan that has probably not on credit report for the rest of the money. 3. I am going to try to pay extra to pay it off early.
What is your job with the Union Pacific Railroad?	Type your answer here. yardmaster
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here.1. No I have to pay a mortgage. 2. I have approximatley 40000 in equity my house appraised for 235000 and I owe 194500.
Can you explain the public record on file?	Type your answer here.I am not sure what you are refering to.
Me again. Your credit history shows 1 public record on file logged 98 months ago. Any idea what might have occurred 8 years and 2 months ago?	Type your answer here.I am not sure what that is for sure.
Did you maybe declare bankruptcy 98 months ago? Please describe the debts that you are planning to consolidate with this loan. Thank you.	Type your answer here. yes I did I plan to consolidate A chase card, dell, lowes, and american general.
Can you provide details of the loan not shown on your credit report that you are consolidating?	Type your answer here.I am cosolidating A lowes, chase, american general, and dell. All Consolidation no extra.
1 - Inquiries in Last 6 Months: 6>>>>Did these 6 inquiries result in more credit? 2 - Public Records on File: 1...98 months ago. Was this a garnishment, lien, or bankruptcy?? Thank You	Type your answer here. I had a bankruptcy in 2001

Member Payment Dependent Notes Series 521924

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521924	$10,850	$10,850	11.12%	1.00%	June 8, 2010	June 8, 2013	June 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521924. Member loan 521924 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	HART	Debt-to-income ratio:	19.98%
Length of employment:	10+ years	Location:	Tampa, FL

Home town:
Current & past employers:	HART
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,301.00	Public Records On File:	0
Revolving Line Utilization:	31.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 521925

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521925	$10,775	$10,775	16.32%	1.00%	June 8, 2010	June 8, 2015	June 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 521925. Member loan 521925 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,702 / month
Current employer:	n/a	Debt-to-income ratio:	16.65%
Length of employment:	n/a	Location:	PASADENA , CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > Need to make one payment, currently on disability, income listed on loan based on Worker's Comp. (CA.), Actuall earnings will change once I return to work.

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,364.00	Public Records On File:	0
Revolving Line Utilization:	75.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 521942

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521942	$13,225	$13,225	13.61%	1.00%	June 8, 2010	June 8, 2015	June 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 521942. Member loan 521942 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Kenan Advantage Group	Debt-to-income ratio:	13.85%
Length of employment:	1 year	Location:	Lake Milton, OH

Home town:
Current & past employers:	Kenan Advantage Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > No problems with money, debt, or income. Just lookin to borrow some money to pay off my one CC and several of the wife's cards all with one shot. Don't really care to give any more of my money to the CC companies or banks. Would rather help investers, and the interest rates here are better than most of the cards. Loan payments will be auto-deducted and everyone wins. Thanks for investing! Borrower added on 06/01/10 > I big thanks to everyone who's invested so far. I assure you there is no risk to your investment. You've made a wise choice. This loan is the last step we need to complete our plan of where we'd like to be at this point in our lives. With the help of all of you and this site, we can make our dream a reality. Invest with full confidence! Thanks! Borrower added on 06/03/10 > Thanks to everyone who's invested so far. Keep it up! I'm getting more excited by the day. We've been married for four years and we bought our house right as we got married and this loan will pay off the CC balances that we accumulated while getting our home and our lives in the place we'd like to be. We have now reached that place and this loan will ELIMINATE ALL of those high rate CC balances and push us to our next goal of living a very comfortable and debt free life. Just for the record as well, i do plan to pay this loan off as fast as possible. I am a salaried employee and i know what my paychecks are each month and have allocated enough to have this loan payed in a very timely manner. Thanks again everyone! You have no idea how much this means to us!

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,666.00	Public Records On File:	0
Revolving Line Utilization:	39.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The home is in both mine and my wife's name. Home was recently appraised (for a lower interest rate re-fi) at $225,000 and we owe approx $176,000 on a 180K fixed rate mortgage. We've been in the home for 4+ yrs. There are no heloc loans or second mortgages. Nothing of that nature. Hope this all helps and thanks again for investing should you choose to.
What type of business is Kenan Advantage Group and what is position? Since you have been there only a year, where were you previously employed? Thank you.	It is a logistics and transportation company. I'm a logistics coordinator with them. I previously did the exact same job for BP Oil for over 6 years before they released the entire transportation sector of their company. Hope this helps. Thanks and happy investing.
You said that you are paying off your wife's cards with this loan. Please specify the credit cards, balances, interest rates, and payments you are making on those cards. Also, since we only see your credit report, is your wife going to be a co-signer on this loan?	No, just me on the loan. No need to be anymore complicated than that. Her CC bills are as follows: Target: approx $6000 @ 18.99%. Paying about $175/month WaMu: approx $3400 @ 24.99%. Paying about $110/month Sams : approx $1700 @ 24.99% Paying about $100/month She pays all these herself right now and I'd like to take care of them for her and free up her paychecks completely and put that money to good use, like paying off this loan quickly and adding to our savings for a rainy day. Don't forget my one CitiCard with $7600 on it when addind up the loan total as well. That will be gone as well. Hope this all helps and thank you for investing should you choose to!

Member Payment Dependent Notes Series 521973

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521973	$8,000	$8,000	7.51%	1.00%	June 7, 2010	June 10, 2013	June 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 521973. Member loan 521973 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Imperial Ag, LLC	Debt-to-income ratio:	16.68%
Length of employment:	2 years	Location:	El Centro, CA

Home town:
Current & past employers:	Imperial Ag, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/27/10 > I bought a home last year and as expected had a few surprises moving in and forcing me to rely on credit cards, this is a way for me to pay them off

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,392.00	Public Records On File:	0
Revolving Line Utilization:	39.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Imperial Ag, LLC and what do you do there?	It's a farm, I'm in charge of all administrative aspects of operation including bookkeeping, PR, A/R, AP, etc. We grow mostly hay grasses.
Your revolving credit balance is $5392. You have asked for $8000. That leaves about $2600 left over after you pay off your cards if you get this loan. what else are you planning on buying?	Here's the breakdown of my credit card balances: HSBC Mastercard: $ 2,320 Ebay Mastercard: $ 2,930 Big Lots Card: $ 1,310 Home Depot Card: $ 1,260 Total: $ 7,820 Does this clarify the question?

Member Payment Dependent Notes Series 522012

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522012	$8,000	$8,000	13.61%	1.00%	June 4, 2010	June 8, 2013	June 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522012. Member loan 522012 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,625 / month
Current employer:	TSL Seed Co.	Debt-to-income ratio:	9.32%
Length of employment:	4 years	Location:	holtville, CA

Home town:
Current & past employers:	TSL Seed Co.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > I have a cash flow problem, I need this money to get me through the next few months. Thank you

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1963	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	35	Months Since Last Delinquency:	12
Revolving Credit Balance:	$21,003.00	Public Records On File:	0
Revolving Line Utilization:	65.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 522055

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522055	$5,000	$5,000	10.38%	1.00%	June 3, 2010	June 8, 2013	June 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522055. Member loan 522055 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	n/a	Debt-to-income ratio:	7.50%
Length of employment:	n/a	Location:	Oakland, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/25/10 > This loan is for my granddaughters tuition. Please expedite. Thank you. Borrower added on 05/27/10 > I really need this money by Tuesday of next week so my granddaughter can graduate.

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,334.00	Public Records On File:	0
Revolving Line Utilization:	63.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	Social Security Benefits
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	The house is under reverse mortgage. I have the title and deed in my name. My husband is deceased. His name is also on the deed. I receive his pension and Social Security benefits. He retired in 1989 from the Naval Air Station in Alameda. Ihave lived in my home for 53 years. My home is worth about $250,000. Maybe more.
Hi, Can you please detail your employment info for me? I'm interested in funding your loan, but I need to know 1. who you work for? 2. what you do there? 3. how long you've been there? That will help me gauge how able to pay back this loan you will be. Thanks!	I am a widow. Not working.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes I do. It is under reverse mortgage.

Member Payment Dependent Notes Series 522143

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522143	$12,250	$12,250	14.72%	1.00%	June 8, 2010	June 8, 2013	June 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522143. Member loan 522143 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	giant food	Debt-to-income ratio:	24.46%
Length of employment:	8 years	Location:	fredericksburg, VA

Home town:
Current & past employers:	giant food
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/29/10 > i really need to lower the interest rate i have 4 credits cards that i need to pay off the interest is hurting me. i pay my bills every month and pay more than the min. and i cant see much difference. i would like to pay off these cards and get rid of them. my plan is to buy a house for my three kids and i . i am a single mother working 6 days a week trying to do the best for my kids. i have worked at my job for almost 9 years and dont have any plans on leaving. giant is a grocery store that does very well its a good company to work for. i feel like geting this loan will be my second chance to land on my feet and buy a home for my kids. thank you to everyone who has already started my funding.

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,529.00	Public Records On File:	1
Revolving Line Utilization:	73.00%	Months Since Last Record:	89
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is giant food and what do you do there?	Type your answer here.giant food is a grocery store and i am a department manager i am in charge of all the general merchandice and heath and beauty products
Is the monthly payment on this loan going to be less than you are currently paying on your credit cards? What are the interest rates on your credit cards and how much do you normally pay each month?	Type your answer here.the payment will be about 100.00 less than what i pay now, i was tempted to take the longer loan but i want to pay it fast and get it done. card 1 is 20.24%,card 2 is29.99% makes me sick the statments now have how long til you pay them off it says never using this card again and make the min payment you will be done in 10 years and pay 10,623.00 in interest. card 3 is 18.49% and card 4 is 15.24% card 1 100.00 card 2 150.00 card 3 200.00 card 4 100.00
I also noticed you have a public record on file can you explain this to us?	Type your answer here. i am sorry to say i have no idea what that is about. i guess i need to look into this.
The credit history indicates that you have a "public record" from 89 months ago. Can you explain what this is? Thanks.	Type your answer here. my ex husband and i filed bankruptcy we got way over are heads and he missed alot of work,3 of my credit cards were from the both of us but when we spilt up the cards were in my name and my responsibility. i now know that credit cards are not the way to go if you dont have the money for some thing you wait til you do to get it. i plan to pay these off and cancel my accounts. thank you for your help

Member Payment Dependent Notes Series 522150

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522150	$3,500	$3,500	13.61%	1.00%	June 4, 2010	June 8, 2013	June 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522150. Member loan 522150 was requested on May 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	kaiser p	Debt-to-income ratio:	17.81%
Length of employment:	10+ years	Location:	san pedro, CA

Home town:
Current & past employers:	kaiser p
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 25, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	40
Revolving Credit Balance:	$10,047.00	Public Records On File:	0
Revolving Line Utilization:	66.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is kaiser p and what do you do there?	i work in a 24-hour pharmacy as a cashier. i love helping people and the pharmacy staff is like a big family! i've been helping some of the members as long as i have worked there! im still amazed how friendly the customers are! every holiday customers say, "Merry Christmas!" or "Happy Easter!" even though that is my job! im a single mother, & Kaiser has helped me take care of me & my daughter!

Member Payment Dependent Notes Series 522306

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522306	$5,000	$5,000	16.45%	1.00%	June 4, 2010	June 11, 2015	June 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 522306. Member loan 522306 was requested on May 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	pepsico	Debt-to-income ratio:	19.93%
Length of employment:	3 years	Location:	honolulu, HI

Home town:
Current & past employers:	pepsico
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/29/10 > This loan is to consolidate debt due to expecting a baby. i plan on paying off a personal loan and multiple credit cards to decrease my monthly payments from 325.00 to 245.00 with the little extra to purchase an engagement ring. I am also refinancing my auto loan to a much lower apr. to decrease my payments from 463.00 to approx 320.00 monthly. As far as my job goes, I work for pepsico as a forklift driver. we are union and I am near the top in seniority on an already understaffed crew.. I have always paid my bills on time for many years and have no derogatory or negative accounts as I am trying to build perfect credit for a future purchase of a home. If you have any questions what-so-ever feel free to ask. thank you

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1982	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	33
Revolving Credit Balance:	$4,187.00	Public Records On File:	0
Revolving Line Utilization:	63.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	1). personal loan 7% $5300.00 balance $186.00 monthly payment 2). credit card 23% $700.00 balance $20 monthly payment 3). credit card 18% $600.00 balance $20 monthly payment 4). credit card 22% $850.00 balance $35 monthly payment 5). credit card 18% $1900.00 balance $50 monthly payment ======these are the ones I will be paying (1-5)==== other debt I have is an automobile loan at 18% 16000.00 balance and 1 more credit card with a 300.00 balance. Thank you I hope this helps
Why didn't you opt for a lower interest 36-month loan?	I am looking for lower payments right now due to expecting a baby and fiancee not working for about a year.
Why would you take out a loan at over 16% to pay off your personal loan that is only at 7%?	The only way I would take out a loan would be so that my total monthly payments would decrease.
Dear Borrower, As a potential investor, when I see a borrower request money at 15% or 16% or 17% to pay off a loan at 5% or 6%, it drives me nuts...and this is happening quite frequently...In your case, you will be paying over TWICE the amount in interest. Just for example, one year 5300 x 7% = $371 in interest versus 5300 x 16.45% = $ 871 That's just in one year. Meanwhile, that car loan is roughly 16000 x 18% = $ 2800 in interest per year. PAY DOWN HIGHER INTEREST RATES FIRST! Lou P.S. Sorry your listing was the proverbial straw...	Believe me I had thought about that and on paper it dosent make sense. However when I signed up for this loan I did not expect such a high interest rate but when looking at it, It will reduce my debt to credit ratio and raise my credit score and give me a little extra to help purchase an engagement ring, all this while lowering my monthly payments. So for the now this loan does make sense to me. Iam also refinancing my auto loan for a much lower apr 94.9%-6.9%) still in approval.

Member Payment Dependent Notes Series 522435

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522435	$8,000	$8,000	15.95%	1.00%	June 4, 2010	June 10, 2013	June 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522435. Member loan 522435 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,166 / month
Current employer:	Bechtel Corp.	Debt-to-income ratio:	0.94%
Length of employment:	5 years	Location:	Stafford, TX

Home town:
Current & past employers:	Bechtel Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/01/10 > To Lenders Considering Funding This Small Business Loan - Our business will offer to class A, B, C, multi-family apartment property managements a recycling and trash pick service for their residents, from their doorsteps to dumpsters. Our service is an amenity to the residents, so they pay for it along with their rent as an additional property service fee. Our competitive advantage is that we are a lower-cost service provider relative to our competitors and our price includes the expense to rent recycling dumpsters and have them serviced on the property; which is exactly what the property managers want and our competitors don???t have. Based on the size of our initial sales campaign, 1st month gross sales will be $6,069 ($17 fee x???s 357 units of 1st complex) with expenses of $1,190 leaving a profit before taxes of $4,879; 1st year sales will be $254,966 with an expected net profit of $82,313. We are seeking a start-up business loan of $8,000 to finance our initial equipment purchases -used pickup truck and 400-500 trash & recycling cans for each resident (based on actual complex size). The loan funds will only be used after a contract is signed. Managements??? own investment is $3,000 for start-up requirements.

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$798.00	Public Records On File:	0
Revolving Line Utilization:	27.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category loan is 1 of 491 total borrower loans that Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide DETAILS about their business? (i..e., Start-up? Established? Products? Services? Targeted clientele? Etc.) A-N-D provide PURPOSES how their loans net proceeds are intended to be spent to benefit either borrower or business? (Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? Etc.) Your listing provided nothing to attract a lenders interest and for them to possibly help to fund your loan. Small Business category loans always are the H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is highest of all loan categories. Your loan currently remains 1st class genuine MYSTERY to all lenders. I strongly suggest that you provide your loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan directly intended to benefit you. Minus the necessary information, realistically loan has extremely BLEAK prospects to be potential lender 100 pct funded. At end of borrower registration process exist the opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this lenders honest appraisal helps you to modify loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 05.28.10 at 07:49 AM ET	Sorry for the delay, I was including information that rejected my response from being submitted. Our business will offer to class A, B, C, multi-family apartment property managements a recycling and trash pick service for their residents, from their doorsteps to dumpsters. Our service is an amenity to the residents so they pay for it along with their rent as an additional property service fee. Our competitive advantage is that we are a lower-cost service provider relative to our competitors and our price includes the expense to rent recycling dumpsters and have them serviced on the property; which is exactly what the property managers want and our competitors don???t have. Based on the size of our initial sales campaign, 1st month gross sales will be $6,069 ($17 fee x???s 357 units of 1st complex) with expenses of $1,190 leaving a profit before taxes of $4,879; 1st year sales will be $254,966 with an expected net profit of $82,313. We are seeking a start-up business loan of $8,000 to finance our initial equipment purchases -used pickup truck and 400-500 trash & recycling cans for each resident (based on actual complex size). The loan funds will only be used after a contract is signed. Managements??? own investment is $3,000 for start-up requirements.
What is Bechtel Corp. and what do you do there?	Bechtel Corporation is the world???s leading engineering, procurement, construction company. Bechtel is privately owned, with revenue sales larger than Halliburton. I am a traffic and logistics specialist responsible for ocean and domestic transportation shipping arrangements for a pipeline project from Canada to US. I am also responsible for approving invoices for accounts payable and providing updates on all shipments.
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 500 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger.	Sorry for the delay, I was including information that rejected my response from being submitted. Our business will offer to class A, B, C, multi-family apartment property managements a recycling and trash pick service for their residents, from their doorsteps to dumpsters. Our service is an amenity to the residents so they pay for it along with their rent as an additional property service fee. Our competitive advantage is that we are a lower-cost service provider relative to our competitors and our price includes the expense to rent recycling dumpsters and have them serviced on the property; which is exactly what the property managers want and our competitors don???t have. Based on the size of our initial sales campaign, 1st month gross sales will be $6,069 ($17 fee x???s 357 units of 1st complex) with expenses of $1,190 leaving a profit before taxes of $4,879; 1st year sales will be $254,966 with an expected net profit of $82,313. We are seeking a start-up business loan of $8,000 to finance our initial equipment purchases -used pickup truck and 400-500 trash & recycling cans for each resident (based on actual complex size). The loan funds will only be used after a contract is signed. Managements??? own investment is $3,000 for start-up requirements.
Purpose of the loan?	Sorry for the delay, I was including information that rejected my response from being submitted. Our business will offer to class A, B, C, multi-family apartment property managements a recycling and trash pick service for their residents, from their doorsteps to dumpsters. Our service is an amenity to the residents so they pay for it along with their rent as an additional property service fee. Our competitive advantage is that we are a lower-cost service provider relative to our competitors and our price includes the expense to rent recycling dumpsters and have them serviced on the property; which is exactly what the property managers want and our competitors don???t have. Based on the size of our initial sales campaign, 1st month gross sales will be $6,069 ($17 fee x???s 357 units of 1st complex) with expenses of $1,190 leaving a profit before taxes of $4,879; 1st year sales will be $254,966 with an expected net profit of $82,313. We are seeking a start-up business loan of $8,000 to finance our initial equipment purchases -used pickup truck and 400-500 trash & recycling cans for each resident (based on actual complex size). The loan funds will only be used after a contract is signed. Managements??? own investment is $3,000 for start-up requirements.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. 1) A description of what the fully funded loan will be used for. 2) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 3) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. Thank You.	Sorry for the delay, I was including information that rejected my response from being submitted. Our business will offer to class A, B, C, multi-family apartment property managements a recycling and trash pick service for their residents, from their doorsteps to dumpsters. Our service is an amenity to the residents so they pay for it along with their rent as an additional property service fee. Our competitive advantage is that we are a lower-cost service provider relative to our competitors and our price includes the expense to rent recycling dumpsters and have them serviced on the property; which is exactly what the property managers want and our competitors don???t have. Based on the size of our initial sales campaign, 1st month gross sales will be $6,069 ($17 fee x???s 357 units of 1st complex) with expenses of $1,190 leaving a profit before taxes of $4,879; 1st year sales will be $254,966 with an expected net profit of $82,313. We are seeking a start-up business loan of $8,000 to finance our initial equipment purchases -used pickup truck and 400-500 trash & recycling cans for each resident (based on actual complex size). The loan funds will only be used after a contract is signed. Managements??? own investment is $3,000 for start-up requirements.
Your "Other" category loan is 1 of 491 total borrower loans that Lending Club listed for lender consideration. Lenders appreciate borrower who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: 50 percent plus of "Other" loans are borrower miscategorized because actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into this lower APR loan with more reasonable one monthly payment or combination of both.] Your listing currently has provided nothing helpful to attract lenders interest and provide reasons to possibly help to fund your loan. The "Other" category loans are the 2ND H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 2ND highest of all loan categories. (Small Businesss category loans- especially large $ value- are the hardest to fully-fund because their loan default rate is highest of all loan categories.) Your loan currently remains 1st class genuine MYSTERY to all lenders. I strongly suggest that you provide both the loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan directly intended to benefit you. Minus the necessary information, realistically the loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this lenders honest appraisal helps you to modify loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 05.30.10 at 6:19 AM ET	Sorry for the delay, I was including information that rejected my response from being submitted. Our business will offer to class A, B, C, multi-family apartment property managements a recycling and trash pick service for their residents, from their doorsteps to dumpsters. Our service is an amenity to the residents so they pay for it along with their rent as an additional property service fee. Our competitive advantage is that we are a lower-cost service provider relative to our competitors and our price includes the expense to rent recycling dumpsters and have them serviced on the property; which is exactly what the property managers want and our competitors don???t have. Based on the size of our initial sales campaign, 1st month gross sales will be $6,069 ($17 fee x???s 357 units of 1st complex) with expenses of $1,190 leaving a profit before taxes of $4,879; 1st year sales will be $254,966 with an expected net profit of $82,313. We are seeking a start-up business loan of $8,000 to finance our initial equipment purchases -used pickup truck and 400-500 trash & recycling cans for each resident (based on actual complex size). The loan funds will only be used after a contract is signed. Managements??? own investment is $3,000 for start-up requirements.
what is the purpose of this loan. It is not listen under the description section.	Sorry for the delay, I was including information that rejected my response from being submitted. Our business will offer to class A, B, C, multi-family apartment property managements a recycling and trash pick service for their residents, from their doorsteps to dumpsters. Our service is an amenity to the residents so they pay for it along with their rent as an additional property service fee. Our competitive advantage is that we are a lower-cost service provider relative to our competitors and our price includes the expense to rent recycling dumpsters and have them serviced on the property; which is exactly what the property managers want and our competitors don???t have. Based on the size of our initial sales campaign, 1st month gross sales will be $6,069 ($17 fee x???s 357 units of 1st complex) with expenses of $1,190 leaving a profit before taxes of $4,879; 1st year sales will be $254,966 with an expected net profit of $82,313. We are seeking a start-up business loan of $8,000 to finance our initial equipment purchases -used pickup truck and 400-500 trash & recycling cans for each resident (based on actual complex size). The loan funds will only be used after a contract is signed. Managements??? own investment is $3,000 for start-up requirements.
Me again. Borrower's Credit Review (employment and income verification) completed and loan now "Approved" for issue when it 100 pct funds. Loan now $4,000 funded (50 pct) and 75 lenders particiapted to help fund loan to this one-half way stage. Question: After loan 100 pct funds and issued how long do you intend to service the loan before final payoff received by lenders? Less than 1 year? 1 to 2 years? Or 2 to 3 years maximum allowed? Thanks for answer. Member 505570 USMC-RETIRED 06.02.2010 at 2:59 PM ET.	To answer your question simply, I plan to use the business net profit to payoff this loan within this year. Due to the demand for our recycling service, we will need more working capital. So by paying off this loan soonest, I will establish creditability and history with investors, like you. Therefore, when I return to this website for funding on a higher loan, my creditability and history will have already being established.

Member Payment Dependent Notes Series 522460

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522460	$10,000	$10,000	10.75%	1.00%	June 7, 2010	June 9, 2013	June 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522460. Member loan 522460 was requested on May 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,917 / month
Current employer:	Daflure Heating & Cooling	Debt-to-income ratio:	11.29%
Length of employment:	1 year	Location:	Mechanicsburg, PA

Home town:
Current & past employers:	Daflure Heating & Cooling
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1987	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	34	Months Since Last Delinquency:	20
Revolving Credit Balance:	$48,703.00	Public Records On File:	0
Revolving Line Utilization:	3.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. I hold title to my home with my wife, Jean. 2. Our home is valued at $230,000 and we owe $98,500 mtg/heloc; equity is $131,500.

Member Payment Dependent Notes Series 522576

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522576	$10,000	$10,000	13.98%	1.00%	June 8, 2010	June 13, 2015	June 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 522576. Member loan 522576 was requested on May 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Mission Community Bank	Debt-to-income ratio:	5.97%
Length of employment:	3 years	Location:	San Luis Obispo, CA

Home town:
Current & past employers:	Mission Community Bank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$530.00	Public Records On File:	0
Revolving Line Utilization:	16.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! Please provide a detailed Loan Description. Your Revolving Credit Balance is $0.5K yet you are borrowing $22K. Please explain the difference (creditors' owed, outstanding balances and APR's). Thank you.	I owe on two credit cards as follows: Chase credit card, balance $10,000 Sesloc credit card, balance $10,000 I want to consolidate these two debts into one loan.
What do you do at Mission Community Bank?	I am Executive Assistant to the Chief Executive Officer.
How does the reduction in your loan amount effect your plans?	I have two credit cards I wanted to consolidate, but since I'm approved for half the amount, I will use the 10,000 loan to pay off the higher interest credit card. Will have to keep paying on my other credit card as usual.
What are your monthly expenses?	Rent $1000 Cellular $59 Cable $100 Visa #1 ($200) will be paying off with lending club loan Visa #2 (200) Mini Storage $80
Have you had any late payments on your cards? How long have you had the 20k balance on the cards? What are your current interest rates on your cards?	I have very good to excellent credit; no late payments. 7.9% on one card; 14% on the other.

Member Payment Dependent Notes Series 522630

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522630	$6,500	$6,500	17.56%	1.00%	June 8, 2010	June 9, 2015	June 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 522630. Member loan 522630 was requested on May 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,080 / month
Current employer:	Action Management	Debt-to-income ratio:	14.57%
Length of employment:	< 1 year	Location:	Long Beach, CA

Home town:
Current & past employers:	Action Management
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,965.00	Public Records On File:	0
Revolving Line Utilization:	96.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 522676

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522676	$4,200	$4,200	20.90%	1.00%	June 8, 2010	June 10, 2015	June 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 522676. Member loan 522676 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Tequesta Trace Middle School	Debt-to-income ratio:	11.55%
Length of employment:	1 year	Location:	Lauderhill, FL

Home town:
Current & past employers:	Tequesta Trace Middle School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/27/10 > My son became really sick. His medical bills are outrages and I just can't handle them.

A credit bureau reported the following information about this borrower member on May 27, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	42
Revolving Credit Balance:	$1,910.00	Public Records On File:	0
Revolving Line Utilization:	95.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $10,000 Medical Expenses category loan. My questions are: Number [1] Current position (Job/What you do) for your employer Tequesta Trace Middle School? Number [2] Time at current employer shows 1 year. Provide 3 years PRIOR work (or school) history? Number [3] If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early, i.e. , < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? Or utilize the 4 to 5-yrs maximum time allowed? Advance thanks for expected THREE answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.28.10 @ 7:41 AM ET.	1. Math Teacher 2. All school board (substitute) 3. Right now my car note is paid up until December. I m a firm believer in paying things off early to avoid all the interest charges. In answer to your question, yes I plan to pay it off early.
Please verify your account and income with lending club and you will have many more investors! Thanks!	I have verified all 3 things.
Your loan now listed for 7 days but only 38 percent funded. Reason for slow funding is because on-screen loan application lenders view still does NOT show that required borrower "Credit Review" (employment and income verfication) has NOT been completed. Question: Did Home Ofice Credit Review contact you and request that you send to them income documents?, i.e, latest pay stubs/Leave and Earnings Statement? Or IRS Form 1040? etc. Refer to Home Page bottom for Member Services Dep't "CONTACT US" email address and Toll Free telephone number. Home Office is CLOSED on Sat, Sun and all national Holidays. Suggest you call Member Services Department BEFORE Close of Business on Friday Pacific Time and follow-up on status of required Credit Review. Otherwise you loan will not 100 pct fund before expiration date. Lender 505570 USMC-Retired 06.03.2010 at 01:55 AM ET	NO they didn't ask me
Is your school board planning lay offs as they are in many cities? Also, how much is your rent and is there any spousal support and income? Thanks	Yes, but it's not layoff's it's surplusing............ $1, 002 rent.............. Yes, there is spousal support from my son's father.
Y-O-U need to follow-up immediately and call Lending Club Home Office Member Support Dep't. (Refer to "CONTACT US" at bottom Home Page for Toll Free telephone number.) Ask them what is Credit Review Statsus for your loan that has been listed for 8 days. Loan application still shows NOTHING happening regarding completion required Credit Review thattrabslates to SLOW fuding. Credit Review "drops the ball" all the time; either they do NOT call borowers or if they do call borrowers and receive required information they do NOT follow-up and upgrade results. Home Office is CLOSED Sat, Sun and all national Holidays. You should call then before Close of Business Friday Pacific Time to resolve this issue. Otherise your loan has BLEAK prospects for 100 pct funding. Lender 505570 USMC-RETIRED10:31 AM ET	Thank you, I will.

Member Payment Dependent Notes Series 522739

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522739	$16,000	$16,000	20.53%	1.00%	June 7, 2010	June 10, 2015	June 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 522739. Member loan 522739 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Traverse City Area Public School	Debt-to-income ratio:	22.36%
Length of employment:	10+ years	Location:	Traverse City, MI

Home town:
Current & past employers:	Traverse City Area Public School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/27/10 > This loan is being taken out for an international adoption. Borrower added on 05/27/10 > I am a teacher. I always pay my bills on time. I want to adopt a little girl from India. My budget is well within my means. Borrower added on 05/27/10 > I make $60,000 a year, live in a condo, and clip coupons, so I can afford to take out an adoption loan. Borrower added on 05/28/10 > I just want to say thank you to the people who are considering contributing to my loan. Thank you so much. I will not let you down. Borrower added on 06/04/10 > A big thank you to everyone contributing to my loan. I am so excited about this adoption. :) Thank you so so so much.

A credit bureau reported the following information about this borrower member on May 27, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	37
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $16,000 "Other" category loan. My questions are: Number [1] Current position (Job/What you do) for your employer Traverse City Public Schools? (Teacher who is teaching what subjects etc.?) Number [2] If loan 100 pct funds, then Lending Club issued standard promissary note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early, i.e. , < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? Or utilize the 4 to 5-yrs maximum time allowed? FYI: Your Transunion Credit Report shows NO (ZERO) $ Revolving Debt Credit Card Balance. Paying cash for purchases is great for maintaining either little or no Credit Card debts but it is nonadvantageous when you want to borrow $$ from lenders. NO active credit card payment history is T-H-E reason why Lending Club priced your loan at 20.53 pct APR. If your current credit history had active credit card debts (preferably within the 30 pct to 35 percent range of maximum credit lines total credit available) then this loan would gave been priced with a much lower percent APR.) Advance thanks for expected BOTH answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.28.10 @ 7:05 AM ET.	Type your answer here. Hi. Thank you so so so much for considering my loan. First of all, I want you to know that I am a very responsible person, and pride myself on paying my bills on time, all the time. I personally don't buy myself a lot of extra stuff, I live pretty simply, and concentrate on family, and friends. 1. I am a teacher. I've been teaching for 13 years, 14 if you count student teaching, all in the same school district. I teach English Language Arts, to upper level students. 2. Repayment = I will always pay the payment on time. If I can pay it back earlier, I will. However, it might take me 5 years to repay. I would say, it most likely will take me 4 to 5 years. I'm a teacher, so you know. I'm comfortable, but not wealthy or anything. My Gramma, and Grampa always told me not to get credit cards. But other people have told me that before, that I should have at least one. I will definitely consider your advice. Thank you so much for looking at my loan, and considering it. If you help fund it, I promise, I will not let you down, or myself, or my family by not honoring it.
Received your reply. Thanks for answers to all questions that I asked. Different subject: You definitely need to secure at minimum O-N-E major credit card (i.e., Master Card and/or Visa). You can use the CC for everyday purchases, i.e., supermarket grocery shopping, department store, car gasoline, etc.). Payoff in-full the entire total charged balance when you receive that months CC statement. Generally if you completely payoff a CC statement balance within 25 calendar days after billing date you incur NO finance charges. (That means CC firm r-e-c-e-i-v-e-s and p-o-s-t-s the payment check to your account.) Additionally, at some point in time you may need to make a genuine emergency purchase, i.e.,plane ticket for unexpected quick travel, etc. If purchase is either via telephone or Internet you MUST have a valid credit card in order to complete the purchase. Added plus is that with at least one CC you have a credit history that lenders can review when you apply for a personal loan or line-of-credit. (Since you are an English teacher I've deliberately made concerted effort to check spelling and use correct punctuation. But unlike mathematics where 2 plus 2 MUST equal 4, English grammer is subject to sometimes widely varieing interpretations of what is either considered to be correct or incorrect.) Lender 505570 USMC-RETIRED 05.28.2010 at 10:33 AM ET	Type your answer here. Thank you for the advice. I will get a credit card in the future. I do not judge people on their grammar, although people do always try harder in front of me. :) You are correct, our language changes, and evolves continuously. Thank you for the advice. I always appreciate good advice. :)
Thanks for reply; NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Check your bank account and determine if trial deposit posted. If it posted, then contact L C Home Office to commence required Credit review. Bottom Home Page is "CONTACT US". Therein is listed Member Services Department email address and Toll Free teleohone number. Home Office is closed Sat, Sun and all national Holidays. That means c-l-o-s-e-d all this long weekend including Monday Memorial Day. If you decide to contact Home office do it BEFORE 5 PM PT or your next opportunity won't be available until Tuesday June 1st at 9 AM PT. Geting loan fully-funded quickly is similiar to the old saying "The early bird gets the worm"; except in this case you are the bird and the worm is $$ needed to fund your loan. Botomline is that the sooner you start the CRedit Review process the sooner it can be copleted and loan "Approved" for issuance when loan 100 funds. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 05.28.2010 @ 10:519 AM ET.	Type your answer here. Thank you.
I would like to fund your loan as well, considering the adoption being a great reason to help. Like the previous lender I see no credit card/revolving balances. I do see 6 Inquiries on your report. Did you receive any of these loans/requests? That is above normal for a six month period, can you please explain. It may help fund you loan with a lot of lenders here!	Type your answer here. The reason there are 6 inquiries is because of the adoption. Once I decided to adopt, I just started applying for personal loans like crazy. I just didn't even know where to begin really. I have a picture of a little girl that is over in India, and I just sort of got determined to go for it. I just told myself to take a deep breath, and get the money to bring my daughter home. One of the places I applied was Lending Tree. Then I got the lead to come to Lending Club from there. I did not accept the other loans, because it was not enough money. And I don't intend to accept any of the other loans. I would rather take one big loan than several small ones. A couple of the loans were for 10,000. Then a couple were for 5,000, but had to be paid back in 3 years. I was just sort of shopping around for loans that fit. The only terms I was really satisfied with were the Lending Club terms, for a 5 year repayment plan, and a bigger amount of money all from the same place. It's a better fit for me than the other offers. Thanks you so much for looking at my loan and considering it. I really appreciate it more than you know. I will not let myself, my family, my new daughter, or any of my lenders down. I will pay every sent back. Thank you.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. Hi. I didn't exactly understand some of the terms you used. But I will try to answer. 1. Yes, my home is in my own name. 2. I have around $ 7,000 in equity in my home. Thanks for taking a look at my loan. I hope I have answered your questions. Thanks.
Please verify your account and income with lending club and you will have many more investors! Thanks!	Type your answer here. Hi. Thank you. I will. I thought someone told me Lending Club had to call me, so I was just waiting for that phone call from Lending Club. I will call them on Tuesday, and verfy. Thank you so much. Happy Memorial Day Weekend. :)
I notice that the information states you had a delinquency 37 months ago. Please explain what the caused the delinquency and what the loan/note was for. Thank you.	Type your answer here. I'm a breast cancer survivor. I've been cancer free for 3 years. :) So, yeah, 3 years ago I had breast cancer. And I never even realized it, but one of my medical bills went to collections, which is really odd, because I have pretty good insurance, and everything. And I never even realized it until recently. Anyway, I did pay it 3 years ago, it must have been right after they sent it to collections. It was the hospital's own bill collection service. It's unfortunate, because I really work hard to pay all my bills on time, and pay attention, and keep my credit clean, etc. I guess I was pretty out of it, with the chemo, and the surgeries, and everything. I had a lot of people helping me, my mom, and my sisters, so maybe they just didn't show it to me, or something, I really don't know how it happened, but I missed a medical bill while I was going through all that stuff. It's a shame really. It's disappointing to me. Thanks for asking. :)
Your loan now listed for 7 days but only 37 percent funded. Reason for slow funding is because on-screen loan application lenders view still does NOT show that required borrower "Credit Review" (employment and income verfication) has NOT been completed. Question: Did Home Ofice Credit Review contact you and request that you send to them income documents?, i.e, latest pay stubs/Leave and Earnings Statement? Or IRS Form 1040? etc. Refer to Home Page bottom for Member Services Dep't "CONTACT US" email address and Toll Free telephone number. Home Office is CLOSED on Sat, Sun and all national Holidays. Suggest you call Member Services Department BEFORE Close of Business on Friday Pacific Time and follow-up on status of required Credit Review. Otherwise you loan will not 100 pct fund before expiration date. Lender 505570 USMC-Retired 06.03.2010 at 01:55 AM ET	Type your answer here. Hi Again, The business office called me late on Friday 5/28 for my income verification. I called back on Tuesday 6/1, and got the fax number from the guy that answered the phone at Lending Club. Then I ran to Staples after work on Tuesday 6/1, and faxed the information they asked for. I watched anxiously for my status to change. It never did. So, I e-mailed yesterday 6/2. I got a reply today 6/3, that the fax the gentleman gave me was the wrong fax number. So, I don't know who I faxed. If it's just a different fax machine in their office, or what. So, now I have the correct fax via e-mail first thing this morning 6/3. So, I can run after school, and fax it again. I feel strange that I faxed some random number. I have been doing everything as fast as I can, as they ask, and get the information to me. I know people are waiting. Sorry for the delay. Thank you so much for considering my loan. I make 60,000 a year gross, as a teacher. It should be verified soon. Thank you again.
I'm investing substantially more in this loan class than I normally would but your story is compelling, coherent and you seem to be thinking rationally through the issue. Adoption is a very noble endeavor and congratulations on being a breast cancer survivor. I'm please to be able to help you with this dream. Please remember that this loan is funded by real people (probably northwards of 200 people will invest some of their personal money). Please don't let us down.	Type your answer here. Thank you very much for reading about my loan, and investing. I will not let you down. I will not let any of you down. I'm just a mom like any other mom, just taking a different route to get there, that's all. Thanks for saying all those nice things. Thank you.
Is $16,000 really enough for adoption? I though that it would cost $30-50,000? Are you using savings and/or loans from elswhere as well? Thank you.	Type your answer here. I found an agency, (and checked it out with adoption accreditation agencies, and everything,) and they can do an adoption from India for 20,000. I am not planning on taking out any additional loans. I am planning on using savings, and grants for the additional 4,000. I will be adopting a toddler with minor correctable medical needs, for example a cleft lip, or a club foot. I think adopting a toddler with medical needs will also help me get a grant for the remaining amount. It does typically cost 30,000 + for an adoption, you are correct. But I really researched it, and found the right agency for me, for the right price too! Thank you for your inquiry. This loan will end up being enough for me. I am so excited about this adoption. I can't wait to get my little girl home. It's so exciting. Thank you so so so much.
Two questions, 1)Will your health insurance cover the child's medical needs? And two, in budgeting to pay back the loan, did you budget for all the many many many expenses that children can generate? It's not just milk and diapers, but music class, day care, etc. I personally was stunned at how much of my income was consumed by my first child.	Type your answer here. Hello. Yes, and yes. Yes, my health insurance will cover my adopted child immediately upon finalizing the adoption. And yes, I figured out my budget for daycare, food, diapers, formula, lessons, clothes, all of it. I'm a planner. I always plan ahead. :) :) :) Thanks. :)

Member Payment Dependent Notes Series 522741

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522741	$8,000	$8,000	6.76%	1.00%	June 3, 2010	June 11, 2013	June 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522741. Member loan 522741 was requested on May 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,947 / month
Current employer:	Marywood University	Debt-to-income ratio:	4.60%
Length of employment:	10+ years	Location:	CLARKS SUMMIT, PA

Home town:
Current & past employers:	Marywood University
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 28, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1983	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,178.00	Public Records On File:	0
Revolving Line Utilization:	8.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Your credit history indicates three inquiries in the last six months. What are these inquiries about? Besides your mortgage, do you have major debts due to rental properties, vacation homes or education loans? Your answers are appreciated. Wishing you well.	I had one inquiry, from lendingtree.com, for a personal loan; it was for the same purpose as this loan, but I did not pull the trigger at that time. For the life of me I don't know what the other two regard. (I have no new credit cards, though I had two replaced. Could that be it?) I have no rental properties, vacation homes or educational loans. My only debt is a mortgage and a note on a boat ($200 and change a month with only about 3K left on it). The loan is for a present for my spouse. The previous application was done at the time of a birthday, but I decided to wait for our wedding anniversary, which is in a few weeks.
I would like to fund your loan, but require the following answered. 1. Describe the purpose of this loan. 2. Provide an itemized list of your monthly expenses, including this loan payment. 3. Explain your role and responsibilities at Marywood University.	I have provided more information above. The only other relevant thing that I can share is that I recently paid off a home equity loan of 12K; the monthly payment on that note was larger than the monthly payment will be on this note. I am hesitant to post additional information that could be used to identify me in a public forum. However, I will say that I have no other information to share that would cause anyone even a little bit of hesitation regarding my capacity to pay off this note.
Hi. What are you planning to buy with this loan? Thanks.	Please see above. Thanks.

Member Payment Dependent Notes Series 522743

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522743	$7,500	$7,500	6.76%	1.00%	June 3, 2010	June 10, 2013	June 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522743. Member loan 522743 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,953 / month
Current employer:	US army	Debt-to-income ratio:	4.08%
Length of employment:	1 year	Location:	LAS CRUCES, NM

Home town:
Current & past employers:	US army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/27/10 > Pay off ever rising Credit card rate increases because of the law they passed so they couldn't.

A credit bureau reported the following information about this borrower member on May 27, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,101.00	Public Records On File:	0
Revolving Line Utilization:	15.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Current Employer: US Army 1 - Rank? 2 - ETS? Thank you for your service to our great country.	I am not in the military, I work for the Civil Service. I do appreciate your support for the troops as we need more of that in this day and age.

Member Payment Dependent Notes Series 522784

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522784	$4,750	$4,750	7.14%	1.00%	June 4, 2010	June 10, 2013	June 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522784. Member loan 522784 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	Virginia Mason Medical Center	Debt-to-income ratio:	8.46%
Length of employment:	8 years	Location:	snohomish, WA

Home town:
Current & past employers:	Virginia Mason Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 27, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,923.00	Public Records On File:	0
Revolving Line Utilization:	77.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Virginia Mason Medical Center?	I am a project analyst.
I would like to fund your loan, but require the following answered. 1. Describe the purpose of this loan. 2. Provide an itemized list of your monthly expenses, including this loan payment.	this is actually going toward medical bills (I just had a baby) and payment toward the Visa balance. I am also contacting the bank to see if I can reduce the finance charges.
Hi. What are the sources of the debt you plan to consolidate? Thanks.	I am paying off medical bills for my baby and partial Visa payment.

Member Payment Dependent Notes Series 522904

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522904	$5,000	$5,000	21.27%	1.00%	June 4, 2010	June 11, 2015	June 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 522904. Member loan 522904 was requested on May 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,946 / month
Current employer:	Canton Public Schools	Debt-to-income ratio:	10.09%
Length of employment:	< 1 year	Location:	Northborough, MA

Home town:
Current & past employers:	Canton Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/28/10 > The purpose of the loan request is to fund in part professional helicopter pilot training.

A credit bureau reported the following information about this borrower member on May 27, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	6	Months Since Last Delinquency:	3
Revolving Credit Balance:	$2,490.00	Public Records On File:	0
Revolving Line Utilization:	83.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you provide more details on the school and your plans (with respect to current job)? Can you explain the recent delinquency (~3 months ago)?	With respect to my current job, I am a board certified behavior analyst (BCBA). I work with children with developmental disabilities, and I have done so since I graduated from college in 2002. I worked at a private school as a behavior analyst from 2002-2009, and to gain a different experience, I joined a public school system. I supervise a number of direct care therapists and provide school and home based consultation. Although I love my job, flying has been my dream career. To assess my aptitude for it, I sought a private pilots license. Having received, that solidified my goal to eventually fly for a living. My plan is to train part-time while continuing to work in my current job. I plan to gain instrument, commercial, and flight instructor certification while remaining with my current job. As for the delinquency, I simply (and stupidly) forgot to pay a bill. I paid it, and I am now paying according to schedule. I hope I answered your questions. Please do not hesitate to contact me if you need more information. Paul
Please verify your account and income with lending club and you will have many more investors! Thanks!	Thank you. I am still awaiting the withdrawal from my checking account. Hopefully it will go through soon.

Member Payment Dependent Notes Series 522929

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522929	$16,000	$16,000	14.35%	1.00%	June 3, 2010	June 10, 2013	June 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522929. Member loan 522929 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	bryce hospital	Debt-to-income ratio:	17.14%
Length of employment:	10+ years	Location:	northport, AL

Home town:
Current & past employers:	bryce hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1981	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,150.00	Public Records On File:	0
Revolving Line Utilization:	76.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at bryce hospital?	Type your answer here. I'm a socialworker.
Your cc balances are higher than the loan requested. What cc's will you be paying off and what is their interest rates. Thanks.	Type your answer here.I wil be paying off all but one credit card, of wish I will pay off independently. The credit cards interest rates are between twenty and twentynine percent. If I pay them as I been payiny them, it can take years as opposed to three years or less with funding from this loan.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I do not hold the title to my home at this time. My home was refinanced about ten years ago in order to pay it off in half the time . My wife at the time had the stronger of the credit rating to get us the lowest interest on a loan. The loan at that time was refinance in her name. Our mortgage loan is scheduled to pay off in 2012. Our home is valued at $210,000.

Member Payment Dependent Notes Series 522978

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522978	$10,000	$10,000	13.23%	1.00%	June 7, 2010	June 10, 2013	June 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 522978. Member loan 522978 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,721 / month
Current employer:	Kiewit Construction	Debt-to-income ratio:	12.21%
Length of employment:	4 years	Location:	ENGLEWOOD CLIFFS, NJ

Home town:
Current & past employers:	Kiewit Construction
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/28/10 > I was recently offered stock options in my company which is owned only by its employees. This option to buy in does not come around very often. The total amount of my stock offering is $30,000 of which I have only $20,000. The return on this stock has not been less than 23% in the last 40 years. Average return is around 30%. I need this loan to purchase the shares that were offered to me so that I don't miss this incredible opportunity. Borrower added on 05/28/10 > I have been employed for 4 years as a civil engineer for a very large general contractor who builds some of the most complicated and detailed public works projects including bridges, roads, towers and tunnels. Borrower added on 05/28/10 > I make $92,655 per year gross income currently and have approximately $2600 per month in bills. This leaves me somewhere around $900-$1000 per month to spend as I please or to pay off this loan. I have a good credit history but I have a bit of credit card debt as well.

A credit bureau reported the following information about this borrower member on May 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,607.00	Public Records On File:	0
Revolving Line Utilization:	34.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use this loan for? If you were to provide a loan description, what would it say?	I have an opportunity to buy stock in my company, which is owned only by employees. I do not have enough for the initial down payment and the option to buy stock does not come very often. I plan on using the loan to purchase the shares offered to me.
Is it a private company?	Yes

Member Payment Dependent Notes Series 522991

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522991	$6,700	$6,700	10.38%	1.00%	June 4, 2010	June 10, 2015	June 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 522991. Member loan 522991 was requested on May 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	n/a	Debt-to-income ratio:	8.83%
Length of employment:	n/a	Location:	cranston, RI

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/27/10 > would like to pay off present club loan and buy a bigger boat Borrower added on 05/30/10 > My payments are automatically taken out of my pension check so Lending Club is guarenteed payment. I believe my credit scores show I am in the habit of taking care of my obligations first and foremost.

A credit bureau reported the following information about this borrower member on May 27, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1978	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	55	Months Since Last Delinquency:	68
Revolving Credit Balance:	$7,120.00	Public Records On File:	0
Revolving Line Utilization:	27.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	I am retired from the State of Ri, pension is 2851. per month, work part time for Hertz Auto Rental and earn about 160-180 per week, have social security at 1000 a month.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. House is in my name and my wifes, owe about 217000 value is well over 300000 even in these times
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	I will answer some of the questions. Mortgage is at 6 0/0 rate and I pay extra each month on the priciple. Utilities are about 350 per month. There isno child care seeing I am 65 years old. Cars (79 trans am, 76 corvette, 2000 mazda, 97 jeep are lien free) My wife als works part time for Bank America and we are in the 65-70 range.

Member Payment Dependent Notes Series 522998

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522998	$4,000	$4,000	16.82%	1.00%	June 8, 2010	June 14, 2015	June 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 522998. Member loan 522998 was requested on May 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,058 / month
Current employer:	CCI	Debt-to-income ratio:	20.86%
Length of employment:	4 years	Location:	Lakelnd, FL

Home town:
Current & past employers:	CCI
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/31/10 > I lan to pay off all my debt with the received funding in order for me to have continued success regarding my finances. I believe based on my need for the funding and understanding the importance of managing my finances will make me a reliable borrower, along with my goals of stability with finances and employment.I have been employed at the same company a little over 4 years and before that a track record of manitainging employment 12 years at previous employer until they downsized. My monthly budget can be manageed more appropriately by paying off and only having one payment. Borrower added on 05/31/10 > In the description there are some typos. ( in the first sentence it's (plan) ( next to last sentence >maintaining) ( last sentence>managed)

A credit bureau reported the following information about this borrower member on May 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,507.00	Public Records On File:	0
Revolving Line Utilization:	33.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is CCI and what do you do there?	Type your answer here. Corinthian Colleges Inc. (Post secondary education), I am a Supervisor, of Student Finance Support
Please list each of the debts you plan to pay off and how much you are currently paying each month on each debt. What is CCI; what do you do there? What are your plans for avoiding new debt?	Type your answer here. Credits cards (JC Penny, American Express, Visa, MC, Wal-Mart) I am spending 200-300 per card. Also I have some home repairs that will need to be done. Corinthian Colleges Inc. (Post secondary institution) I am a Supervisor, of Student Finance Support. The plan is to pay everything off and have just one payment. To avoid incurring future debt, I plan to monitor and maintain my finances and expenses and not incur new debt. My goal is to be debt free. Action Plan (cut cost on unnecessary things, plan and budget according, set both short-term and long-term goals to accomplish success with my finances).
How much of the loan will be applied to current debt vs. home repairs? Please list the current balances on your cards.	Type your answer here. Credit card Debt (9300) this includes CreditCards and final payments for (2) children in braces. The remainder will be used for repairs and minor bills to get ahead.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. I currently have a mortgage on the home. As far as equity, the last time I checked a few months ago it was at 20+ K .. Not sure where its at now. I can recheck if need be.
I'm confused. You are asking for a loan of $4000, but you said your credit card bills alone total $9300, and there are additional things you would like to pay off as well. How are you going to have a single payment on everything when your loan won't cover everything?	Type your answer here. I originally asked for more and one day the amount changed. I believe there are questions the need to ask . When I called someone was to call me back. I am not sure how this process works. I am waiting on a call from someone to explain why the amount has changed.

Member Payment Dependent Notes Series 523082

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523082	$5,500	$5,500	7.14%	1.00%	June 7, 2010	June 11, 2013	June 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 523082. Member loan 523082 was requested on May 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,957 / month
Current employer:	AMERICAN MEDICAL ASSOCATION	Debt-to-income ratio:	14.48%
Length of employment:	10+ years	Location:	MINOOLA , IL

Home town:
Current & past employers:	AMERICAN MEDICAL ASSOCATION
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 28, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1980	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,582.00	Public Records On File:	0
Revolving Line Utilization:	66.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	THome Dept will be paid off, Visa & Mastercard will each receive a extra payment but will not be paid off.
Hi. What are the sources of the debts you plan on consolidating? Thanks.	The Home Depot will be paid off, Visa & Mastercard will receive an extra payment but will not be paid off.Type your answer here.

Member Payment Dependent Notes Series 523244

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523244	$6,000	$6,000	15.21%	1.00%	June 7, 2010	June 11, 2015	June 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 523244. Member loan 523244 was requested on May 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	TD Bank NA	Debt-to-income ratio:	15.97%
Length of employment:	10+ years	Location:	Blackwood , NJ

Home town:
Current & past employers:	TD Bank NA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/28/10 > Personal Loan

A credit bureau reported the following information about this borrower member on May 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	27
Revolving Credit Balance:	$20,049.00	Public Records On File:	0
Revolving Line Utilization:	82.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please explain the delinquency from about 2 years ago? Also, what is it they you are planning on buying?	Type your answer here. Which delinquincy are you reffering to?
What do you plan to do with the money? Why didn't you opt for a lower interest 36-month loan?	Type your answer here. I was comfortable with the payments of $143.37 a month. I am gonna use the mone y to catch up on back taxes and payoff a couple of bills.
Your "Major Purchase" category loan is 1 of 491 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide basic DETAILS about their loan, i.e., What is being purchased? [FYI: 50 percent plus of "Major Purchase" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more affordable one monthly payment or combination of both.] Some times there exist a genuine "Major Purchase" i.e., boat and motor, durable household appliances (refrigerator-freezer, washer-dryer, HVAC systems, engagement ring, et al) because that category does not exist in loan category drop-down menu. Your listing provided nothing helpful to attract lenders interest and to possibly help to fund your loan. "Major Purchase" category loans are the 3RD H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 3RD highest of all loan categories. (The hardest to fully-fund is large $ value Small Business category loan because loan default rate is highest of all loan categories. Close behind in second place is "Other" category loan because loan default rate is second highest of all loan categories.) Your loan currently remains 1st class genuine MYSTERY to all lenders. You should provide D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist an opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 05.29.10 at 5:22 PM ET	Type your answer here. Actually I didnt see anything for taxes which ison of the things I plan to use the loan for but i do need a need TV washer/dryer and payoff a couple of old bills
What is your total tax bill?	Type your answer here. IRS, 775.00, state, 3500.00
How did you get behind in your taxes?	Type your answer here. I had to draw from my stock options due to a family emergency

Member Payment Dependent Notes Series 523404

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523404	$10,000	$10,000	7.88%	1.00%	June 8, 2010	June 15, 2013	June 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 523404. Member loan 523404 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,333 / month
Current employer:	Anheuser Busch / InBev	Debt-to-income ratio:	9.37%
Length of employment:	10+ years	Location:	Palmdale, CA

Home town:
Current & past employers:	Anheuser Busch / InBev
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/01/10 > Union contract until 2014. Pays off higher payment loans

A credit bureau reported the following information about this borrower member on May 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1984	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,778.00	Public Records On File:	0
Revolving Line Utilization:	12.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What are the sources of the debts you plan to consolidate with this loan? Thanks.	Motorcycle payoff, high payment. Do plan to pay this loan off when motorcycle is sold. Balance is approx. 9700.00, from 22,000, payment is 790.00 mo. No appreciable credit card debt, one car payment for wife, 343.00 a mo.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Motorcycle payoff, high payment. Do plan to pay this loan off when motorcycle is sold. Balance approx 9700.00 from 22000, 790.00 a mo. Car payment for wife 343.00 mo, no appreciable credit card debt

Member Payment Dependent Notes Series 523447

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523447	$3,600	$3,600	16.32%	1.00%	June 7, 2010	June 17, 2013	June 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 523447. Member loan 523447 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Trader Joe's	Debt-to-income ratio:	1.89%
Length of employment:	2 years	Location:	PARAMUS, NJ

Home town:
Current & past employers:	Trader Joe's
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > To pay for an expensive car repair.

A credit bureau reported the following information about this borrower member on June 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	5	Months Since Last Delinquency:	10
Revolving Credit Balance:	$600.00	Public Records On File:	0
Revolving Line Utilization:	75.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What's with the two delinquencies in the last 10 months?	I had a period of unemployment that I was feeling the ramifications of after being laid off a tech support job. I was surviving on part time work. With lots of hard work and dedication to my job I was promoted from part time to a manager at my Trader Joe's and now have a stable, decent income of 40k with my first raise as a manager coming this summer. I had to dig out of debt I could not resolve while unemployed/earning part time dollars, but am now current on all debts, and have been for almost a year. I am now financially stable. My car's transmission went though and instead of break the bank to pay the repair I decided it would be better to cover it with a loan.

Member Payment Dependent Notes Series 523470

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523470	$6,000	$6,000	10.75%	1.00%	June 7, 2010	June 12, 2013	June 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 523470. Member loan 523470 was requested on May 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,333 / month
Current employer:	Analgesic Healthcare Inc	Debt-to-income ratio:	18.67%
Length of employment:	7 years	Location:	BRANDON, FL

Home town:
Current & past employers:	Analgesic Healthcare Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/30/10 > Hello all and thank you for showing interest in funding my loan. The reason I am requesting a loan is to finance a medical procedure that I had completed this past Friday, May 28th. I had obtained all the pre-financing required for the elective procedure I had completed. I arrived to the hospital on Friday for the procedure and was advised that the pre-financing I had obtained was not an acceptable form of payment. The hospital did allow me to continue on with the procedure but gave me a limited time to come up with the funds to pay for it. I hope this information is helpful in assisting your decision making process. I appreciate any and all consideration.

A credit bureau reported the following information about this borrower member on May 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,284.00	Public Records On File:	0
Revolving Line Utilization:	36.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Other" category loan is 1 of 491 total borrower loans that Lending Club listed for lender consideration. Lenders appreciate borrower who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: 50 percent plus of "Other" loans are borrower miscategorized because actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into this lower APR loan with more reasonable one monthly payment or combination of both.] Your listing currently has provided nothing helpful to attract lenders interest and provide reasons to possibly help to fund your loan. The "Other" category loans are the 2ND H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 2ND highest of all loan categories. (Small Businesss category loans- especially large $ value- are the hardest to fully-fund because their loan default rate is highest of all loan categories.) Your loan currently remains 1st class genuine MYSTERY to all lenders. I strongly suggest that you provide both the loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan directly intended to benefit you. Minus the necessary information, realistically the loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this lenders honest appraisal helps you to modify loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 05.30.10 at 6:19 AM ET	Thank you for the information. I have found it truly helpful and will be updated my profile with the specifics of why I am requesting this loan.
What do you plan to use the loan for?	On Friday I had an elective procedure completed in order to be proactive in my health. The lap band procedure. I had obtained all the pre financing required for the procedure since it was an exclusion on my health insurance policy. When I arrived at the hospital Friday to have my procedure I was advised that the pre-financing I had received was not an acceptable form of payment. I hope to use this loan to pay for the procedure that I had completed on Friday.
What is your job at Analgesic Healthcare Inc?	I am an Account Receivable Supervisor.
Please be more descriptive about Loan Purpose and Description.	The purpose for my loan is to aide in paying for a medical procedure that I had done this past Friday, May 28th. I had obtained the required prefinancing for the procedure because it is an exclusion on my health insurance policy. When I arrived to the hospital the day of my procedure I was advised that the prefinancing I obtain was not an acceptable form of payment. My hope in obtaining this financing is to pay for the procedure that I had completed in order to be proactive in my health.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. I own my home. My monthly payment are $533.17. 2. I hold the deed/title in my name. 3. I do not have a Home Equity Line of Credit on my home. 4. The current value of my home is $60K . 5. I have lived in my home for 10 months.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Thank you for showing interest in financing my loan. 1. I do hold the title for my home in my name. 2. I do not currently have equity in my home. My home is valued at $60k and I owe $60k.
Thanks for the answer - it seems like you have filled your application incorrectly. In the "Home Ownership" field you should have selected "Mortgage" as you are paying mortgage.	Thank you for bringing that to my attention.

Member Payment Dependent Notes Series 523473

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523473	$7,000	$7,000	7.51%	1.00%	June 4, 2010	June 12, 2013	June 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 523473. Member loan 523473 was requested on May 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,684 / month
Current employer:	Central School District 301	Debt-to-income ratio:	3.58%
Length of employment:	2 years	Location:	WONDER LAKE, IL

Home town:
Current & past employers:	Central School District 301
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/31/10 > Aim to purchase a small travel trailer to help educate daughter in all the different contexts of the USA. I want her to see the nation she will inherit, learn the nation's history, and meet the people who are her fellow Americans. Borrower added on 05/31/10 > I have an perfect history of repaying "traditional" bank loans. Never defaulted on anything and take great pride in that. After the bank meltdown and seeing all the money wasted by traditional institutions, I decided I'd like to let some real people earn my interest dollars.

A credit bureau reported the following information about this borrower member on May 29, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,163.00	Public Records On File:	0
Revolving Line Utilization:	10.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" category loan is 1 of 491 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide basic DETAILS about their loan, i.e., What is being purchased? [FYI: 50 percent plus of "Major Purchase" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more affordable one monthly payment or combination of both.] Some times there exist a genuine "Major Purchase" i.e., boat and motor, durable household appliances (refrigerator-freezer, washer-dryer, HVAC systems, engagement ring, et al) because that category does not exist in loan category drop-down menu. Your listing provided nothing helpful to attract lenders interest and to possibly help to fund your loan. "Major Purchase" category loans are the 3RD H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 3RD highest of all loan categories. (The hardest to fully-fund is large $ value Small Business category loan because loan default rate is highest of all loan categories. Close behind in second place is "Other" category loan because loan default rate is second highest of all loan categories.) Your loan currently remains 1st class genuine MYSTERY to all lenders. You should provide D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist an opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 05.29.10 at 6:22 AM ET	We are planning to purchase an RV for recreational use. We believe this will provide us many opportunities to see different parts of the US while being able to camp along the way.
What is your job at Central School District 301? Will this be your first RV or have you owned one previously?	Music Instructor and Choir Director; have not previously owned an RV.
What kind of RV are you looking at to purchase and how much money are you planing to spend?	Have a 2007+ 13' Scamp trailer in mind. Hoping to spend no more than $8000.

Member Payment Dependent Notes Series 523511

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523511	$4,500	$4,500	13.61%	1.00%	June 7, 2010	June 13, 2013	June 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 523511. Member loan 523511 was requested on May 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,517 / month
Current employer:	Hardwood Classics	Debt-to-income ratio:	4.61%
Length of employment:	< 1 year	Location:	LONG BRANCH, NJ

Home town:
Current & past employers:	Hardwood Classics
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	28
Revolving Credit Balance:	$927.00	Public Records On File:	0
Revolving Line Utilization:	46.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Hardwood Classics and what do you do there? Where did you work prior to that?	Hardwood Classics is a hard wood flooring company that operates throughout New Jersey. My duties are office related such as scheduling, faxing, mailing, and follow-up customer service. I also do some babysitting $400 monthly for additional income while I'm in law school. Prior to that, I was an employed at Jersey Shore Rehablitation Center for nine years. In addition, I'm in my final year of law school at Widener and my fiance is currently employed at Monmouth University for nearly four years now grossing $40,000 annually.

Member Payment Dependent Notes Series 523554

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523554	$6,000	$6,000	7.14%	1.00%	June 4, 2010	June 13, 2013	June 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 523554. Member loan 523554 was requested on May 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,150 / month
Current employer:	Jefferson County DA	Debt-to-income ratio:	9.61%
Length of employment:	3 years	Location:	Birmingham, AL

Home town:
Current & past employers:	Jefferson County DA
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 30, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1970	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,834.00	Public Records On File:	0
Revolving Line Utilization:	4.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Your credit history indicates that you only have $2,834 in revolving credit debt. Why are you requesting $6,000? How secure is your job over the next three years? Your answers are appreciated. Wishing you well.	The $2,834 figure is actually outdated; it is currently $3,700. I also foresee several expenses in the next few months that would make the figure approach $6,000 which I would rather pay in full up front and avoid higher interest rates. My job is very secure; the position itself is actually statutorily mandated, and I have no reason to believe that I would be let go.
Could you please describe the debt you are wanting to consolidate (student, auto, etc. loans)?	Credit card.
What is your job at Jefferson County DA?	I am a deputy district attorney. I prosecute felonies.
Can you explain the 2 recent credit inquiries - ie what they were for? Also, if you are willing, can you explain what you mean by you "foresee several expenses" - what are these expenses?	One of the credit inquiries was from Citi for their 0% APR balance transfer card, which I applied for and was going to use before I stumbled on the Lending Club. I don't know what the other is...phone company change? I 'foresee' buying new tires for my car and my wife's, as well as the 60K maintenance for mine, and the issue of summer camps/child care during the summer for our kids.

Member Payment Dependent Notes Series 523585

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523585	$6,000	$6,000	6.76%	1.00%	June 8, 2010	June 13, 2013	June 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 523585. Member loan 523585 was requested on May 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	City of San Jose	Debt-to-income ratio:	5.32%
Length of employment:	5 years	Location:	Hayward, CA

Home town:
Current & past employers:	City of San Jose
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/31/10 > The purpose of this loan is to purchase a motorcycle.

A credit bureau reported the following information about this borrower member on May 30, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,474.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it that you plan to purchase?	I plan to buy a motorcycle.
What do you do for the City of San Jose?	I work at the City's water treatment plant on the controls and automation.
Could you please enter a description including the purpose of the loan? Folks who want to lend money would feel better knowing what you're up to.	I'm sorry, I missed the description field when I was doing the application, and now I can't edit it. However, to answer your question, I intend on purchasing a motorcycle with the loan funds.
What is it you plan on using the requested funds for?	I am going to purchase a motorcycle.
What do you plan to do with this loan? Just kidding. Will support you.	Thanks for investing.

Member Payment Dependent Notes Series 523641

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523641	$5,000	$5,000	13.98%	1.00%	June 3, 2010	June 13, 2013	June 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 523641. Member loan 523641 was requested on May 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Mcdonalds	Debt-to-income ratio:	13.00%
Length of employment:	6 years	Location:	KENAI, AK

Home town:
Current & past employers:	Mcdonalds
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,605.00	Public Records On File:	0
Revolving Line Utilization:	60.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for? If you were to provide a loan description, what would it say?	pay off Alaska USA car loan, considering further education.
What do you do at Mcdonalds?	I am a full time day shift manager
What do you plan to do with the money?	pay off Alaska USA car loan.
What is your position at McDonalds?	I am full time day shift manager.

Member Payment Dependent Notes Series 523664

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523664	$7,750	$7,750	6.76%	1.00%	June 4, 2010	June 13, 2013	June 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 523664. Member loan 523664 was requested on May 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,792 / month
Current employer:	Lounsbery Ferguson Altona & Peak, LLP	Debt-to-income ratio:	6.78%
Length of employment:	2 years	Location:	Escondido, CA

Home town:
Current & past employers:	Lounsbery Ferguson Altona & Peak, LLP
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 30, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,209.00	Public Records On File:	0
Revolving Line Utilization:	21.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Lounsbery Ferguson Altona & Peak, LLP and what do you do there?	It is a law firm. I am a paralegal.
I am looking for stability in employment. Where did you work before your current job and for how long? Why did you leave your previous employment? What is the source of your income? How stable is your income for the next 3 years? Give a brief job description.	My previous position was with a large, national law firm called Lewis Brisbois Bisgaard & Smith, LLP. I was with that firm for over two years. I left the firm because one of the partners had an opportunity to head the litigation practice area within my current firm and she asked me to be her litigation paralegal. The area is growing due to our marketing efforts and cases received from the transactional area within the firm. Our caseload has increased from last year at this time. I am confident that my employment is stable for many years to come. Individuals and businesses will continue to sue one another and our litigation team will continue to assist.

Member Payment Dependent Notes Series 523833

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523833	$10,000	$10,000	20.16%	1.00%	June 7, 2010	June 14, 2015	June 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 523833. Member loan 523833 was requested on May 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,649 / month
Current employer:	Howard University Hospital	Debt-to-income ratio:	10.32%
Length of employment:	4 years	Location:	Silver Spring, MD

Home town:
Current & past employers:	Howard University Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 31, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,456.00	Public Records On File:	0
Revolving Line Utilization:	86.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Howard University Hospital?	I am a licensed final year Pathology Resident Physician. I am currently the Chief Resident. I have already taken my American Board of Pathology Certfication Examination and am awaiting the results. Commencing in July, I will be doing a one year subspecialty fellowship in Surgical Pathology, which involves the grossing and microscopic evaluation of surgical specimens to arrive at a diagnosis. I will also be responsible for performance of hospital autopsies. Following the fellowship, I will enter private Pathology Practice.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $10,000 Debt Consol category loan. My questions are: Number [1] Transunion Credit Report shows a $20,456 Revolving Credit Balance total debts (86.50 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [2] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of time question requires answer based on borrowers current intentions. All borrowers securing a loan have an initial idea how long they will continue to pay on their loan before final payoff occurs. Provide approximate in-years direct answer to my direct question; the answer is helpful to me, and many lenders who read borrower-lender Q-A's, to decide to help fund your requested loan.] Doctor, advance thanks for expected BOTH answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 06.02.10 @ 4:07 PM ET.	It is my intention to repay this loan in full way before the 60 month term.Because of my exponential salary growth and earning potential in the very near future this is more than possible.

Member Payment Dependent Notes Series 523847

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523847	$5,000	$5,000	13.98%	1.00%	June 3, 2010	June 14, 2013	June 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 523847. Member loan 523847 was requested on May 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	sax macy fromm and company	Debt-to-income ratio:	19.54%
Length of employment:	4 years	Location:	HOBOKEN, NJ

Home town:
Current & past employers:	sax macy fromm and company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/01/10 > Loan will be used to pay unexpected car repairs and to assist with moving expenses. Moving from Hoboken to Morris County NJ with girl friend.

A credit bureau reported the following information about this borrower member on May 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,873.00	Public Records On File:	0
Revolving Line Utilization:	93.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for?	I plan on using the loan for car repairs and upcoming moving expenses.
What is sax macy fromm and company and what do you do there?	Sax Macy Fromm is an accounting firm located in New Jersey. I am a Senior Accountant
What do you plan to do with the money?	I am going to use the money for car repairs as well as upcoming moving expenses.
Please be more descriptive about Loan Purpose and Description.	I am going to use the money for car repairs as well as upcoming moving expenses.
Why are you moving? Will your employment change?	Employment will not change I am actually just moving in with my girlfriend. We are moving a little west to the Whippany NJ area. It will actually improve my commute in the morning.
Have you provided Lending Club with your new address and related information?	I have not yet due to me not moving until the end of June. I will be reporting this information to Lending club in the middle of June depending upon of course If i receive the funds.

Member Payment Dependent Notes Series 523926

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523926	$1,600	$1,600	7.88%	1.00%	June 4, 2010	June 14, 2013	June 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 523926. Member loan 523926 was requested on May 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Hibbett Sports	Debt-to-income ratio:	19.82%
Length of employment:	< 1 year	Location:	Newnan, GA

Home town:
Current & past employers:	Hibbett Sports
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/01/10 > Just moved into an apartment and need to catch up on bills while studying for the fire dept exam

A credit bureau reported the following information about this borrower member on May 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,449.00	Public Records On File:	0
Revolving Line Utilization:	12.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Hibbett Sports and what do you do there?	Hibbett Sports is a sporting goods retail co. and i am sales rep at one of the local stores.
Are you moving locally or long distance?	locally

Member Payment Dependent Notes Series 523982

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523982	$8,000	$8,000	13.98%	1.00%	June 7, 2010	June 14, 2015	June 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 523982. Member loan 523982 was requested on May 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	Intren	Debt-to-income ratio:	6.03%
Length of employment:	8 years	Location:	DeKalb, IL

Home town:
Current & past employers:	Intren
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	52
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Intren and what do you do there?	Intren is an electrical construction company that specializes in installation, removal, and maintenance of power lines. I am one of the many employees that perform these tasks. I am a lineman
What do you plan to do with the money? Be specific.	I am purchasing a boat for my family
New or used? What is the total purchase cost?	It is a used 2004 boat. Purchase price is 12500
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The title of our house is in my name. We have a mortgage on it, so the bank holds the title. Our home is worth $230,000, the mortgage balance is $120,000, and we have $85,000 of equity in our home

Member Payment Dependent Notes Series 524004

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524004	$15,000	$15,000	10.38%	1.00%	June 7, 2010	June 14, 2013	June 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 524004. Member loan 524004 was requested on May 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	TRADER JOE'S	Debt-to-income ratio:	17.90%
Length of employment:	10+ years	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	TRADER JOE'S
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 31, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,879.00	Public Records On File:	0
Revolving Line Utilization:	59.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at TRADER JOE'S?	I'm a Superviser
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	Trader Joe's is my employer. I'm a manager. Myn job is to supervise my crew and make sure everyone happy. Take care of problems when necessary. My rent is $500, my cars paid off, and about $700 on insurance, utilities, phone, cable, internet and food and gas. I owe Citibank about $13000 at 19.99% interest. i send about $700-$1000 a month. Answer for question 4 would be none. Answer for question 5 would be no. Combined income is $134,000. I have $8000 put away for any emergency. I would send the payments myself, just because I will be sending more then the monthly payment.

Member Payment Dependent Notes Series 524037

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524037	$3,000	$3,000	11.49%	1.00%	June 3, 2010	June 15, 2013	June 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 524037. Member loan 524037 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,750 / month
Current employer:	Leeds	Debt-to-income ratio:	18.11%
Length of employment:	4 years	Location:	APOLLO, PA

Home town:
Current & past employers:	Leeds
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2007	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,041.00	Public Records On File:	0
Revolving Line Utilization:	13.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The house is titled to us. We owe 44000 the house is appraised at 85000. This loan is for a new central a/c and furnace house never had central air so this will make the value go up
How did you buy the house before you got your first credit?	first credit card was open a couple years before house don't know what you are card you are looking at. Could be we just got married and my last name changed

Member Payment Dependent Notes Series 524164

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524164	$2,000	$2,000	13.61%	1.00%	June 3, 2010	June 15, 2013	June 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 524164. Member loan 524164 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,050 / month
Current employer:	Gary Buxton	Debt-to-income ratio:	17.07%
Length of employment:	5 years	Location:	Oklahoma City, OK

Home town:
Current & past employers:	Gary Buxton
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/02/10 > I am moving within the city for location and bill consolidation purposes. The loan will help pay deposits and other immediate moving costs. This is an unexpected move, leaving me unprepared for it financially; which is the reason for the loan. I have a very stable job of 5 years with steady pay. Making payments is no issue, but we all known we have to have lump sums to move.

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,389.00	Public Records On File:	0
Revolving Line Utilization:	84.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please be more descriptive about Loan Purpose and Description. Why are you moving? Does this move mean a job change? I am looking for stability in employment. Give a brief job description. I don't know anything about Gary Buxton. Where did you work before your current job and for how long? Why did you leave your previous employment? How stable is your income for the next 3 years?	I will be moving within the city to consolidate bills and travel times. The loan is needed for deposits and moving costs. Gary Buxton is a Farmers Insurance agent whom I work for full time running his agency. I have been here 5 years now. Prior to this I worked for Stephens County Farm Bureau for 1 year and left when I moved back to OKC. My income is very stable. I foresee no problems in my income and only increases.

Member Payment Dependent Notes Series 524165

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524165	$5,600	$5,600	11.86%	1.00%	June 4, 2010	June 15, 2013	June 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 524165. Member loan 524165 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,667 / month
Current employer:	Target	Debt-to-income ratio:	6.51%
Length of employment:	< 1 year	Location:	Cincinnati, OH

Home town:
Current & past employers:	Target
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/01/10 > I am using this loan to help consolidate Credit Cards that I would like to see relief from. I am currently holding a Management position in the Retail Industry as well as being a soldier in the Army National Guard for 3 years. I have the discipline and financial stability to use this loan and to repay it back on time each month. My management position is very stable and as long as people keep stealing, I will always have a job in the retail sector.

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,239.00	Public Records On File:	0
Revolving Line Utilization:	70.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I have 3 credit cards that will be paid off with this loan. USAA Credit Card $2500. 12.3% GE Money $1875 23.8% GE Money $1200 17.2% As you can see this loan is significantly lower in the APR as well as allowing me to balance the payments. Thank you for your question.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1) No I do not own mortgage on my home. 2) Yes I hold the title, It was inherited from a family member. 3) No I do not. 4) $127,000 5) For around 1.5 years. Thank you for your questions and please let me know if you have anymore.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1) Yes I hold the title, It was inherited from a family member. 2) I hold no equity on the house ($127,000 is the value of the home). Thank you for your questions.

Member Payment Dependent Notes Series 524184

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524184	$9,000	$9,000	6.76%	1.00%	June 8, 2010	June 15, 2013	June 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 524184. Member loan 524184 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	Hatfield Family Medicine	Debt-to-income ratio:	14.95%
Length of employment:	< 1 year	Location:	Gilbert, AZ

Home town:
Current & past employers:	Hatfield Family Medicine
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > Loans to be paid off include 3 seperate credit cards. Job as Physician Assistant extremely stable. I've never not been employed since graduating from medical school. Never missed, ot even been late on any single bill in my entire life.

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,375.00	Public Records On File:	0
Revolving Line Utilization:	21.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 524189

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524189	$4,000	$4,000	7.51%	1.00%	June 7, 2010	June 15, 2015	June 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 524189. Member loan 524189 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,250 / month
Current employer:	titan tire	Debt-to-income ratio:	10.66%
Length of employment:	10+ years	Location:	montpelier, OH

Home town:
Current & past employers:	titan tire
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1987	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,663.00	Public Records On File:	0
Revolving Line Utilization:	5.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please be more descriptive about Loan Purpose and Description.	my wife and two daughters have ms and I am helping one daughter with her expensives

Member Payment Dependent Notes Series 524316

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524316	$4,000	$4,000	11.49%	1.00%	June 7, 2010	June 15, 2013	June 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 524316. Member loan 524316 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,700 / month
Current employer:	n/a	Debt-to-income ratio:	13.98%
Length of employment:	n/a	Location:	virginia beach, VA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/01/10 > HVAC system for home is 25 years old and needs replacement. My Disability pension is from the Veteran's Administration and is secure

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	66
Revolving Credit Balance:	$19,310.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I pay a mortgage monthly and it is in my name only. At present, I have no equity in my home due to market conditions. I have put new windows and doors in my home just last Dec and have had much custom tile work done as I a planning on being in this home for the rest of my life.
No questions.......just a Thank You for your service to our country.	What a wonderful thing for you to say! It is my duty and honor to defend our great country.

Member Payment Dependent Notes Series 524446

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524446	$4,800	$4,800	17.56%	1.00%	June 7, 2010	June 15, 2013	June 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 524446. Member loan 524446 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	State of New Jersey / DCF	Debt-to-income ratio:	23.31%
Length of employment:	5 years	Location:	Newark, NJ

Home town:
Current & past employers:	State of New Jersey / DCF
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/01/10 > I plan to use loan to pay off high interest rate credit cards. I have stable employment. I make it a priority to pay bills on time.

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	28	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,661.00	Public Records On File:	0
Revolving Line Utilization:	53.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes I do, not sure about the amount of equity because I am in the process of doing renovations and I am very sue that the value is going to go up by the renavations that's being done.

Member Payment Dependent Notes Series 524478

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524478	$2,800	$2,800	16.82%	1.00%	June 4, 2010	June 15, 2015	June 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 524478. Member loan 524478 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,083 / month
Current employer:	Michael Enterprises	Debt-to-income ratio:	22.10%
Length of employment:	10+ years	Location:	Charlevoix, MI

Home town:
Current & past employers:	Michael Enterprises
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/01/10 > The rental property that I need to renovate is an older home. The house itself is in a nice neighborhood in a quaint out of town setting in Northern Michigan. Some extra attention and improvements could turn the somewhat outdated look back into a comfortable and cozy place to live. New flooring, carpeting, paint, and fixtures would make this home much easier to rent out as a long term rental property. This loan would also help to fix a few roofing issues.

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	76
Revolving Credit Balance:	$8,158.00	Public Records On File:	0
Revolving Line Utilization:	71.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 524479

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524479	$7,500	$7,500	7.14%	1.00%	June 8, 2010	June 16, 2013	June 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 524479. Member loan 524479 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	U.S. FDA	Debt-to-income ratio:	9.43%
Length of employment:	8 years	Location:	Kansas City, MO

Home town:
Current & past employers:	U.S. FDA
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	55	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$421.00	Public Records On File:	0
Revolving Line Utilization:	0.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for? If you were to provide a loan description, what would it say?	I plan on using the loan for retaining a high-powered attorney. Loan description: A loan to acquire freedom, peace and safety.
Hello. Could you give us some idea what your plans are for the money you wish to borrow as your credit history does not show any debt? Besides your mortgage do you have any other major debts? Your answers are appreciated. Wishing you well.	Please see the response to AFern for the details regarding divorce, background of attorney, etc... I believe I checked the wrong reason for the loan. I just found out "Green" is for updating the home to make it environmentally friendly. I read it as a euphemism for money. I apologize for the error. As for additional debt, I have ~$25,000 in student loans I am repaying. That is it. I do not carry credit card debt if at all possible. I do have funds I will be using to pay back the loan. I just don't have the $7500 required for the retainer.
Hi. What are you planning to use the loan funds for? If you're consolidating debt, what are its sources? Thanks.	I will be using the loan to secure the services of a high-powered divorce attorney. I am not consolidating any debt. I do not carry credit card debt.
Hello. I am afraid that your response to Afern is not on line here. Can you duplicate that answer again if you cannot find it? Best regards, Jeff	Sorry about that. Lending Club did not allow it because it divulged too much information. I will use the loan to retain the services of a high-powered divorce attorney.

Member Payment Dependent Notes Series 524480

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524480	$6,000	$6,000	17.19%	1.00%	June 8, 2010	June 15, 2015	June 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 524480. Member loan 524480 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	National Healthcare Of Hartselle, Inc	Debt-to-income ratio:	8.40%
Length of employment:	5 years	Location:	Hartselle, AL

Home town:
Current & past employers:	National Healthcare Of Hartselle, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/01/10 > Due to recent Doctor bills and a busted water line in our home our monthly income has been stretched almost beyond our limit. This loan will allow us to pay off most of our medical bills as well as a few smaller loans and get our credit card under control. Borrower added on 06/08/10 > I would like to thank everyone who has funded this loan and in advance than thank anyone who helps to fund the the last portion of it.

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	79
Revolving Credit Balance:	$775.00	Public Records On File:	0
Revolving Line Utilization:	64.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Credit card --- 821.00 --- 22.9% APR Truck payment --- 1474.00 --- APR was 5.2% NOW APR is 10.3% Loan --- 1114.00 --- 10.99% APR Doctor bills --- 500.00 Payday advance --- 500.00 --- $87.50 interest All of the above bills will be paid off with the loan. Smaller medical bills we are close to paying off will be paid per agreement. Our mortgage will not be paid off with this loan.
What is your position at National Healthcare? Next time you have an emergency, how will you handle it financially? Do you have any plans to build a reserve fund for emergencies?	I have been a Registered Nurse at my current job for 5 years. My husband worked for 6 years prior to 2009 for a local furniture company. When the company closed it's doors in 2009, he decided to open a computer repair shop. We were doing great. After 8 years of failed attempts to conceive naturally, we were referred to a fertility specialist. At 35 years of age, we decided to attempt fertility treatments, much of which our insurance did not cover. During this same time, business at my husband's shop began to decline. Even though the shop has covered it's overhead costs, it is not providing substantial income. With home repairs, including flood damage and an unexpected HVAC repair, we were forced to use our emergency savings. The remaining money from the loan will be placed back into savings for emergency. We also plan to deposit money into the savings with every paycheck.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello. Thank you for your interest in helping us. The deed is in my name. We purchased our home in August 2008. We only have about $3,300.00 in equity. Our remaining balance on our mortgage is $94,680.32. The original appraisal on our home was $98,000.00.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $6,000 Debt Consol category loan. My questions are: Number [1] Current position (Job/What you do) for employer Nat'l H C of Hartselle? Number [2] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of time question requires answer based on borrowers current intentions. All borrowers securing a loan have an initial idea how long they will continue to pay on their loan before final payoff occurs. Provide approximate in-years direct answer to my direct question; your answer will help many lenders who read lender-borrower Q-A's and myself to decide to help fund your requested loan.] Advance thanks for expected BOTH answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 06.02.10 @ 8:29 PM ET.	I have been employed as a full time Registered Nurse at NHC of Hartselle for 5 years. My husband opened a computer repair shop after the furniture store he worked for (for 6 years) closed its doors. The reason we chose a 60 month term was to lower our monthly bills. By lowering our monthly bills, this will allow us to put money back into savings. We hope to eventually have further fertility treatments to have a family. Unless business at my husband's shop increases drastically, we will be paying the loan for the full term. Thank you for your interest in helping us.
Will your husband find a job that provides a reliable income?	We know it takes a new business 1-2 years to show substantial profit. In the first few months, profit was being made. We have discussed the possibility of running the business from home. We both know he may have to work another job to provide a more reliable income until the business becomes more reliable.

Member Payment Dependent Notes Series 524535

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524535	$10,000	$10,000	13.23%	1.00%	June 8, 2010	June 15, 2013	June 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 524535. Member loan 524535 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,083 / month
Current employer:	Pegasus NK	Debt-to-income ratio:	15.56%
Length of employment:	2 years	Location:	Chula Vista, CA

Home town:
Current & past employers:	Pegasus NK
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/01/10 > to help cover wedding/marriage related expenses (mostly paying deposits and security deposits up front). expecting to pay off early. Borrower added on 06/02/10 > just took a glance at some other active loans and realized many lenders would like more specifics, so here's a shot. I run a non-profit organization, and am currently living at my parent's home (and therefore paying no rent) in preparation for my impending marriage in a few months. we are moving to another city, and the new residence requires all sorts of up-front security deposits, move-in deposits, processing fees and the like. this loan would help cover those expenses (most of which will either be refunded or go towards rent when the time comes) as well as transportation, moving costs, and a little bit towards our honeymoon. otherwise, I have about 700 or so in monthly credit card and loan payments that are happily en route to being paid down and off, the result not of excessive spending but of years of non-profit work I did full time without pay, or a laughable salary :). I also regularly write (occasionally for $), will be working out of a major university, and regularly consult, often for pay to supplement my income. the job is stable, and I also advise several start-ups with potential for financial compensation. overall my monthly budget is about 4500, and I expect to regularly pay 50 to 100 over my monthly payment, in the interests of returning all of you good folks' money in short order. my credit report shows an absolutely 100% perfect payment rating on all accounts. I'm enthusiastic about Lending Club (compared to what a few banks offered this week, the interest rates here are heaven-sent) and grateful for the opportunity to take a loan without being destroyed financially for life as a result. I'm also happy to start lending myself, to pay it forward. thanks for your time! Borrower added on 06/02/10 > 10% already! lending club is amazing.

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,031.00	Public Records On File:	0
Revolving Line Utilization:	89.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Hello, Thanks for the questions. 1. The house is in the name of a family member, but I am living rent free (owned by a parent), so that gives me considerable disposable income now to pay down debts, etc. 2. I've lived here since last fall, prior to that I rented in Los Angeles. 3. I did not answer the others as it seemed directed towards borrowers with mortgages. I hope that is acceptable.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello, Thanks for your question. I do not hold the title, and do not have equity on the home. I simply live rent-free. I hope that helps.
Greetings...The success you have had in securing some early funding is due to your prudent observation that an explanation of your circumstances and objectives help speed the funding process. If you can maintain as much diligence in paying back those who are kind enough to help fund your upcoming needs, I think you will do quite well in establishing an honest and ethical basis for your future.	Thanks. I noticed lots of borrowers started without any details, then required lots of questions back and forth, often to the exasperation of potential lenders. While giving personally identifiable information is difficult, I think giving as clear a picture as possible is important to do, especially as there is a tremendous democracy-element to LendingClub. And it's kind of heart-warming and nice to see, as opposed to a rather cold and exploitative bank atmosphere. Thank you for your kind support! And I'm happy to answer any further questions, if they might come up.

Member Payment Dependent Notes Series 524794

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524794	$6,000	$6,000	15.21%	1.00%	June 7, 2010	June 16, 2013	June 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 524794. Member loan 524794 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	District of Columbia	Debt-to-income ratio:	8.93%
Length of employment:	6 years	Location:	Dunkirk, MD

Home town:
Current & past employers:	District of Columbia
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	8
Revolving Credit Balance:	$89,546.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I assume this loan is going for the purchase of a house. Is the house under contract?	No not to purchase. Just need to buy a couple appliances.
I'm interested in investing in your loan, but in order for me to invest, I'd like to know a couple of things. Okay, three things. 1. What is it you do for the District of Columbia? 2. Revolving Credit Balance shows $89,500 - is any part of that a HELOC? If so, how much? 3. The loan purpose here is very vague, you'll attract investors if you let us know what you want to do with the money. Thanks and good luck.	1. Firefighter Paramedic 2. Yes. All 3. Purchase a couple new appliances for the house.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Own Home 2. 100K ( Loan $191K)
you selected 36 moths repayment schedule. Do you intend to payoff the loan early? i.e., within 1 year? Or between 1 to 2 years? Or use the full 3 years? Lender 50557 USMC-RETIRED 06.04.2010 at 03:41 AM ET	Not too sure at this point. I would say a minimum of a year atleast.

Member Payment Dependent Notes Series 524968

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524968	$9,600	$9,600	6.76%	1.00%	June 8, 2010	June 16, 2013	June 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 524968. Member loan 524968 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Catholic Church of St. Monica	Debt-to-income ratio:	5.08%
Length of employment:	3 years	Location:	Lawrenceville, GA

Home town:
Current & past employers:	Catholic Church of St. Monica
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,253.00	Public Records On File:	0
Revolving Line Utilization:	25.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Could you give us some information on how you accumulated the debt in the first place? Could you describe any plans you have to avoid accumulating new debt after receiving this loan? My concern is that if you are unable to prevent future debt that you will not pay back this loan. Your answers are appreciated. Wishing you well.	Hi; I'm sorry I didn't respond earlier; I had typed up a VERY detailed email the same day you sent your question, but it went into cyberspace because the page didn't load properly. The debts I incurred were not irresponsible charges but unusual very expensive things that are no longer an issue. In a nutshell, I am single, and a church choir director so I have to watch every penny. Feb. 2007-moved from Wisconsin to Georgia (interstate moving costs that were only marginally reimbursed by my employer.) March 2007-Had to spend $1,200+ in order to pass the emissions test in GA even though it had JUST passed in WI. (I needed a new computer on my '97 Saturn SW1 which has been paid for for many years.) Although my salary is comparable to that in WI, my rent in GA for a tiny apartment is 50% more than WI. I later found out that this parish has fewer weddings and funerals than my last one even though the parish is 3x the size. That has also greatly and unexpectedly impacted my take-home pay. Feb. 2008 - got notice that my rent was going up to over $1,000/month, almost as much as a mortgage for reasonable sized houses here. With the help of my parents, I bought a house in order to get the tax advantage. This of course meant paying for some of the closing costs and getting startup things I needed like lawn equipment, some furniture, and renewing the termite bond on the house. August 2008- only 6 months after buying the house, I needed surgery for a rare aggressive cancer in my leg that I noticed in June but had to go through a series of tests all during July to diagnose. (I've never even had stitches, and had never even met my $400 deductible before, much less the $1500 out of pocket expense, which I met in 2008 and in 2009 due to radiation therapy for 7 weeks, plus followup treatments, and last year, physical therapy since I didn't have full range of motion in my leg for over 6 months. As of August 2010 I will be cancer-free for the 2-years, a critical mark for metasasis or recurrence with this type of cancer. During the 7 weeks of radiation, I had to go 90 miles R/T every day (5 of 7 days) to downtown Atlanta to the only hospital they allowed me to go to to properly treat this rare cancer. Gas was at $4.50/gallon here in Fall 2008.... As of August 2010 the frequency of my followups (CT scan of my lungs and MRI of my leg) will go from every three months to every 6 months. Spring 2009-In two separate incidents my car needed another $1500 total work done because the original parts needed replacing. 2010--so far so good... The only reason I requested this loan is because the promotional rates I've had for the past year of 0% on two credit cards are expiring and they're going to 17.99% & 18.99%, which will kill me. I can handle the monthly payments and have been able to pay my balance down from a high of $17K in 2008 because of the low and zero interest rates I've carefully juggled. But due to the new credit laws, the credit card companies are not offering good rates anymore, even to long-term cardholders with excellent credit. I intend to pay back this debt as quickly as possible, and pledge that I take my responsibilities seriously. Hopefully I will remain healthy, but rest assured that I'm not the type to go on wild spending sprees. Thanks so much for considering helping me to get this loan. Sincerely, Helen
Hi. What are the sources of debt that you plan to consolidate? Thanks.	Hi, please see my extremely lengthy and detailed answer to the other investors...
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Hello. I just finished a very long detailed explanation of how this debt was incurred but it looks like my response evaporated into cyberspace and I have to leave to go to work now. I will write again this afternoon to respond to all three of your questions in depth. I am paying off two credit cards that I've carried balances on since 2007. For the past year I've had APRs of 0% but they're expiring in June. One is going to 17.99% and the other to 18.99% and the interest will kill me. I have been able to pay them down from a high of $17K in 2008 due to juggling them around to cards with the best interest rates. I will completely pay off Chase MC ($9200 remaining) and the loan will pay off part of the remaining balance for Citi ($1,054 remaining.) (I'll pay off the remainder of that myself, along with the only other balance I'm carrying--HSBC MC $950.) I decided NOT to ask for the next larger amount loan $12K because paying the remaining balances off is within reach with this sized loan. (I will get ~$9300 of the $9600 total; the rest goes to Lending Club.)

Member Payment Dependent Notes Series 525076

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525076	$3,000	$3,000	14.35%	1.00%	June 7, 2010	June 16, 2013	June 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 525076. Member loan 525076 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,750 / month
Current employer:	Kennett Dental	Debt-to-income ratio:	4.40%
Length of employment:	2 years	Location:	Parkesburg, PA

Home town:
Current & past employers:	Kennett Dental
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	27
Revolving Credit Balance:	$4,432.00	Public Records On File:	2
Revolving Line Utilization:	73.90%	Months Since Last Record:	14
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in investing in your loan, but would like a few answers first. 1. What is Kennett Dental and what do you do there? 2. Two public records on file (bankruptcy or judgment) - the last one just over a year ago. Please explain. 3. The nature of the home improvement you wish to make? It would be in your best interest to add a loan description. With the abbreviated and cryptic information investors see, the description often clinches the deal. Think: What would YOU want to know about ME if I wanted to borrow money from YOU? Thanks and good luck	1. I am a Dental Assistant 2. Both were for a trash bill, which the one is completely paid and the 2nd is almost done being pd. 3. I need a new roof and also need to make repairs to furnace.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. My home is in both my name and my husbands. 2.My mortgage balance is $133,000 and the value is approx. 195,000.

Member Payment Dependent Notes Series 525095

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525095	$4,650	$4,650	10.75%	1.00%	June 8, 2010	June 16, 2013	June 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 525095. Member loan 525095 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	bethesda	Debt-to-income ratio:	9.36%
Length of employment:	6 years	Location:	lake worth, FL

Home town:
Current & past employers:	bethesda
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	29
Revolving Credit Balance:	$1,559.00	Public Records On File:	0
Revolving Line Utilization:	9.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	yes i own my home home value is about 150,000 i owe about 130,000
Hello, what make/model will you be purchasing, and is there a specific purpose for this vehicle?	1995 Dodge Caravan GRAND SE GRAND CARAVAN*ENTERVAN*HANDICAP RAMP The reason I am buying this van is because my mom is getting vary week, and can't get in to my car any longer. She is 52 and has been in a wheel chair for the past 12 years. I am hoping this will give her the freedom she longs for.

Member Payment Dependent Notes Series 525119

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525119	$2,000	$2,000	14.84%	1.00%	June 8, 2010	June 16, 2013	June 16, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 525119. Member loan 525119 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Yard House	Debt-to-income ratio:	10.61%
Length of employment:	< 1 year	Location:	Lone Tree, CO

Home town:
Current & past employers:	Yard House
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/02/10 > consolidation loan Borrower added on 06/03/10 > my loan is consolidate my credit card debt of around $1500.

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$881.00	Public Records On File:	0
Revolving Line Utilization:	88.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is this loan for?	the loan is to consolidate my credit card debt, of around $1500
Why do you need a loan to consolidate such a small amount?	I just re-located from Florida to Denver, moving costs where a little more than expected. Wanting to purchase a home in the next few years, therefore would like to improve my credit, by paying down my credit card debit/consolidating my debt, even though it is such a small amount.

Member Payment Dependent Notes Series 525124

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525124	$4,000	$4,000	7.88%	1.00%	June 8, 2010	June 16, 2015	June 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 525124. Member loan 525124 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	Exelon Nuclear	Debt-to-income ratio:	19.98%
Length of employment:	10+ years	Location:	Streator, IL

Home town:
Current & past employers:	Exelon Nuclear
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > Your services were recommended by e-bay, so I am interested in using it to fund payment for a golf cart purchased for our family to use. I feel I am a good borrower due to having a high credit score, solid employment and this payment easily fits into our monthly budget. Borrower added on 06/04/10 > Looking good, thanks for the responses so far! I am looking to have this loan funded soon so I can pick up the golf cart on 6/11. If you have any questions for me, please don't hesitate to ask.

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,322.00	Public Records On File:	0
Revolving Line Utilization:	19.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 525459

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525459	$6,000	$6,000	7.51%	1.00%	June 8, 2010	June 17, 2013	June 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 525459. Member loan 525459 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	the saloon	Debt-to-income ratio:	15.30%
Length of employment:	10+ years	Location:	pleasant hill, CA

Home town:
Current & past employers:	the saloon
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > loan will be used to pay off credit cards

A credit bureau reported the following information about this borrower member on June 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,689.00	Public Records On File:	0
Revolving Line Utilization:	32.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 525849

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525849	$1,600	$1,600	13.23%	1.00%	June 8, 2010	June 17, 2013	June 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 525849. Member loan 525849 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,167 / month
Current employer:	Network Interpreting Service	Debt-to-income ratio:	13.40%
Length of employment:	4 years	Location:	san diego, CA

Home town:
Current & past employers:	Network Interpreting Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/04/10 > I'm proud to say that we have not used our credit cards for 2 years, but the rate jumped on the one card outlined in a question from a member from 10.24% all the way to 29.99%. Lowering this rate and paying this card (and loan) off are the goals here.

A credit bureau reported the following information about this borrower member on June 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,164.00	Public Records On File:	0
Revolving Line Utilization:	85.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Sure: Amex - 5022.59 - 10.60% (no) Chase - 8382.55 - 10.61% (no) Citi - 980.00 - 29.99% (yes) Citi - 3167.04 - 12.24% (no) Citi - 5804.48 - 11.24% (no) Auto Loan - 9224.45 - 7.99% (no) These are my revolving accounts, my original application was for $4000 hoping to receive a better rate, but with the options that were provided, which was 1600 at 13.23%, I decided to try and get that funded, pay only the one Citi card (29.99%) and return the balance as a prepayment back to principal. It would not make sense to keep the ~600 above what the citicard is as that would lock in a higher interest rate than my current rates. Thank you for asking! -Eric

Member Payment Dependent Notes Series 525904

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525904	$5,000	$5,000	14.84%	1.00%	June 8, 2010	June 18, 2013	June 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 525904. Member loan 525904 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Chicago Public Schools	Debt-to-income ratio:	19.61%
Length of employment:	7 years	Location:	Chicago, IL

Home town:
Current & past employers:	Chicago Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/04/10 > Funds to pay DOC, Flowers, wedding rings, honeymoon Borrower added on 06/07/10 > Thank you! My bank account is verified.

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	43
Revolving Credit Balance:	$414.00	Public Records On File:	0
Revolving Line Utilization:	59.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello, Yes I do hold the title to my home in my name only. Last year it was appraised for 186k, now according to a few banks equity is approximately 20k. My total balance of one 30 year fix mortgage is 148K. Thank you.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $5,000 wedding Expenses category loan. My questions are: Number [1] Current position (Job/What you do) for employer City of Chicago Public Schools? Number [2] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 6 months? < 1-yr? 1 to 2-yrs? 2 to 3-yrs maximum time allowed? [The Length of time question requires borrower answer based on CURRENT intentions. Borrowers have an initial idea how long they will continue to pay on their loan before final payment occurs. Provide an approximate IN-YEARS answer. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your requested loan.] FYI: You are one of very few Wedding Expense borrowers who has very REASONABLE loan request. Typical Wedding Expense category borrower has $25K plus in Revolving Credit Card debts, an 85 pct plus utilization rate of all available credit line limits available and wants a $25K Wedding Expenses loan so borrower can sink deeper into high interest APR pct debts Hell. It's very difficult to get a loan "APPROVAL" in those circumstances; consequenly loans are cancelled and removed from lender consideration.) Advance thanks for expected BOTH answers that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Saturday 06.05.10 @ 7:19 AM ET.	[1] Current position (Job/What you do) for employer City of Chicago Public Schools? Hi, I work in the College and Career resource center as the College and Career Coach at a Performing Arts & Technical High School in Chicago. Along with the high school counselors, I assist mainly junior and senior students with post secondary readiness, guiding them through their ideal career choices and how to obtain their goal, from grade review to taking college tours and going to college fairs, assist students with college, scholarships and financial aid applications. As well being an advocate for a student in communication with college representatives. I graduated from college with a BA majoring in art and design. I started in this field of work approximately ten years ago working for a non for profit in partnership with Chicago Public Schools (CPS) assisting students in the advanced performing and visual arts programs that wanted to attend art colleges/universities. I enjoy my career assisting young people to obtain theirs. [2] Do you intend to payoff this loan early? < 6 months? < 1-yr? 1 to 2-yrs? 2 to 3-yrs maximum time allowed? I certainly intend to payoff the loan I figure I could have loan paid back in 2 years. FYI: ooooh our wedding cost are about 30k my fianc?? and I have been budgeting preparing for our big day for about eighteen months as well we are fortunate to have family assisting us. With the big day fast approaching my request for the loan is for recently added wedding prep that wasn???t foreseen in the original budget i.e. Day of Coordinators, additional flowers and thank you gifts. Thank you.
Thanks for reply; NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 06.05.2010 @ 12:07 PM ET.	Thank you.
Hi, It says 43 months since last delinquency. Can you explain the delinquency? Thanks!	Hi I that is due to a Citibank credit card. I made a payment of the minimum balance but it was not received by Citibank before the due date that increased my rate astronomically. I???m currently paying the remaining balance off. Thanks.

Member Payment Dependent Notes Series 525906

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525906	$3,500	$3,500	7.51%	1.00%	June 8, 2010	June 18, 2015	June 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 525906. Member loan 525906 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Unviersity of Massachsuetts	Debt-to-income ratio:	4.34%
Length of employment:	10+ years	Location:	Leominster, MA

Home town:
Current & past employers:	Unviersity of Massachsuetts
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,871.00	Public Records On File:	0
Revolving Line Utilization:	10.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Could you tell us a little about this loan request especially in comparison to your credit history showing a revolving credit balance of $12,871? For example, it is not clear why you are asking for so little and why you want a 60 month term. Your answer is appreciated. Wishing you well.	I want to keep my monthly payment low, so I ask for the 5 year term. I wil pay off a number of other bills. I have a plan in place to pay off all of my debts.
What is it you plan on using the requested funds for?	to pay off other bills.

Member Payment Dependent Notes Series 526074

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526074	$1,000	$1,000	16.32%	1.00%	June 8, 2010	June 18, 2013	June 18, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 526074. Member loan 526074 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,000 / month
Current employer:	Sos Properties	Debt-to-income ratio:	0.00%
Length of employment:	1 year	Location:	Holiday, FL

Home town:
Current & past employers:	Sos Properties
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	70
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Sos Properties, and what do you do there?	I work for Bella Title as a closing agent but when i was hired they actually employed me through sos properties. Why they did it that way i have no idea but that is who i actually get paid through.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Phone Bill $300,00 Cable Bill $200.00 Car Payment $300.00 Rent $100 All of these will be getting paid through this personal loan.

Member Payment Dependent Notes Series 526687

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526687	$2,000	$2,000	15.95%	1.00%	June 8, 2010	June 19, 2013	June 19, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 526687. Member loan 526687 was requested on June 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Auto Motion	Debt-to-income ratio:	13.20%
Length of employment:	6 years	Location:	LOUISVILLE, KY

Home town:
Current & past employers:	Auto Motion
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/05/10 > As a recent graduate from the Sullivan College of Technology and design, with an associate degree in Engineering & Technology, I have just recently been able to return to work full time. During my schooling, bills have gradually increased, but now I will be able to take care of them faster now that I can work full time and look for a better paying job that is applicable to my field of study. My father has owned his business for over 27 years repairing street cars. He has turned it into a multi million dollar business that will always secure a job for me if the work market fails. He allows me to get all the over time that I'm willing to sacrifice my time for, in which case I usually put in over 50 hours a week. In which case, my checks average 380 a week. Also, for every ASE certification I pass, which I plan on passing more, I get a 75 cent raise. So I plan on passing at least 3 more before finding a better paying job in my field, which will make my weekly payment that much more significant. My rent is only 325.00 a month, utilities are split with two other roomates(averaging about $75 per month, per person). My car insurance, health insurance, and cell phone bills are covered by my parents so I do not carry that financial burden. So two weeks out of the month take care of my living expenses, while the other two weeks can be used to pay off any debt I have. But I am a young, healthy, and physically active man who is motivated to get on top of my debt and savings so I can start a successful life and buy a house within five years.

A credit bureau reported the following information about this borrower member on June 5, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,561.00	Public Records On File:	0
Revolving Line Utilization:	76.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Auto Motion and what do you do there?	Auto Motion is a privately owned, ASE certified, automobile repair/performance shop. They do everything from diagnostics to repairs to upgrades for anything on the road. Whats unique about our shop is that we are one of the few in the city that will take in any job, big or small, from any manufacturer as complex as jaguar to as simple as a four cylinder toyota. We're also the only shop within a 500 mile radius that owns two Mustang Dynamometers for performance tuning. So we're always kept busy. As far as my role goes, I take on more of the simple to moderately advanced automobile repairs to keep the few master mechanics freed up and able to focus on the big jobs, like replacing transmissions, engines, etc. On top of the automobile repairs, I am also responsible for maintaining the two large buildings and the vast amount of equipment that they have in them. Also, from time to time whenever there is a computer or network issue I am the one that takes care of it; mostly because I have been building and working on computers as a hobby my whole life, and also because the degree I just recently recieved is in Computer Engineering & Technology. So as far as job security goes, I am very valuable to my employer.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	My main credit account which is attached to my checking with USBANK, is a credit card account with a balance of 2,913.00 with the high interest rate of 28.99. The current interest rate is making it very hard to make good progress on working it down, and I was looking to knock out a large chunk of it with this loan. I will have it payed off in a matter of months after this loan but it will not be payed off completely right away. My sears Mastercard has a current balance of 232.47 and has an APR of 19 percent. This account will be paid off with the loan. My HSBC Best Buy account has a remaining balance of 50.00, and currently there is no interest because I'm still within the promotional period of paying the card off. This account will be paid off with the loan.

Prospectus Supplement (Sales Report) No. 3 dated June 8, 2010